CONFIDENTIAL TREATMENT REQUESTED. CONFIDENTIAL PORTIONS OF THIS DOCUMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION. [***] SYMBOLIZES CONFIDENTIAL MATERIAL REDACTED.

CARRY AND EARNING AGREEMENT

NORTH PARACHUTE RANCH PROPERTY

EFFECTIVE DATE:           June 7, 2006

PARTIES:                 Berry Petroleum Company
5201 Truxtun Avenue
Suite 300
Bakersfield, California 93309-0640
Attn: Land Manager
Fax: 661-616-3886
Phone: 661-616-3900
stb@bry.com
(“Berry”)

and

EnCana Oil & Gas (USA) Inc.
370 Seventeenth Street
Suite 1700
Denver, Colorado 80202
Attn: North Piceance Team Lead
Fax:  720-876-6157
Phone: 720-876-5157
darrin.henke@encana.com

(“EnCana” and, together with Berry, the “Parties”)

RECITALS:

A. EnCana owns a leasehold interest in certain lands in Garfield County, Colorado depicted on the map attached hereto as Exhibit A (the “North Parachute Ranch Property”) a portion of which, for purposes of this Carry and Earning Agreement (this “Agreement”), has been shaded in yellow on Exhibit A and is referred to herein as the “Berry Block.”

B. Berry desires to explore and develop, and acquire a working interest in, the Berry Block on the terms and conditions set forth herein.

C. The Parties desire to enter into this Agreement to govern certain of their respective rights and obligations with respect to exploration and development of the North Parachute Ranch Property, including the Berry Block.

AGREEMENTS:

Now, therefore, the Parties agree as follows:

Section 1. Exhibits

The following Exhibits are attached hereto and shall be considered part of this Agreement:

1.1  Exhibit A - North Parachute Ranch Property; Berry Block

1.2  Exhibit B - Form of AFE

1.3  Exhibit C - EnCana Best Practices

1.4  Exhibit D- Form of Operating Agreement

1.5  Exhibit E - Form of Gathering Agreement

1.6  Exhibit F - AMI Lands

1.7  Exhibit G - Tax Partnership Provisions

Section 2. North Parachute Ranch Property; Title; Additional Geophysical Work

2.1  North Parachute Ranch Property. EnCana represents, but does not warrant, that on the Effective Date it owns all of the oil and gas leasehold interest (excluding oil shale and oil shale rights) in all of the lands within the areas depicted as the North Parachute Ranch Property on Exhibit A.

2.2  Title Matters. EnCana does not warrant title to any of the lands included in the North Parachute Ranch Property but shall, upon request, furnish to Berry copies of all title documentation material to the lands included in the Berry Block in EnCana’s files, possession, custody or control, including without limitation copies of all title opinions and reports, and title curative documents. Such title information shall be provided to Berry without warranty as to completeness or accuracy. EnCana shall have no obligation to purchase new or supplemental abstracts nor to do any curative work in connection with title to the lands included in the Berry Block. Any title examination performed by Berry with respect to the lands included in the Berry Block or with respect to any Berry Well (as hereinafter defined) drilled on the Berry Block portion of the North Parachute Ranch Property by Berry pursuant to this Agreement shall be performed at the sole cost of Berry, and Berry shall deliver copies to EnCana of any title opinion or report acquired by Berry with respect to such Wells.

2.3  Disclosure of Information. Promptly after execution hereof, EnCana shall make available to Berry all engineering, technical, geological, geophysical, land, title

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and other information, data and materials in its possession, custody or control concerning the Berry Block (the “Information”).

2.4  Additional Geophysical Work. If Berry wishes to conduct proprietary seismic and other geophysical work on the Berry Block prior to drilling any Berry Well, the scope of the work to be performed and the cost of the work will be agreed upon by Berry and EnCana before such work is commenced. The cost of such agreed work will be borne by the Parties in proportion to their respective working interests in Berry Wells drilled by Berry in the Berry Block; provided that EnCana’s share of such costs will be credited, on a Well by Well basis, toward EnCana’s cost-sharing obligation on the Berry Wells as set forth in Section 4.2 below.

Section 3. Carry Wells

3.1  Drilling of Carry Wells. The first ninety (90) wells designated by EnCana on the North Parachute Ranch Property, other than on the Berry Block, to test the Williams Fork Member of the Mesa Verde Formation (the “Objective Depth”) which are spudded after the date hereof and prior to December 31, 2008 are referred to herein as the “Carry Wells.” No more than fifty-eight (58) of the Carry Wells shall be spudded prior to December 31, 2006.

3.2  Costs of Carry Wells. Berry agrees to be responsible for and pay 100% of the actual costs of drilling, completing (or plugging and abandoning), and equipping each Carry Well, up to a maximum of $1,700,000 per Carry Well (the “Carry Amount”). The aggregate Carry Amount paid by Berry for all Carry Wells shall not exceed $153,000,000. For purposes hereof, “costs of drilling” a Carry Well shall mean the costs of obtaining and preparing the location, obtaining permits, drilling contractor services, consultants, mud chemicals, pipe and supplies and all other costs and expenses associated with or incurred by moving in, rigging up, logging and testing so that a decision can be made to either attempt to set pipe and complete such Well or to plug and abandon it as a dry hole, and “costs of equipping” a Carry Well shall mean the costs of the acquisition and installation of equipment, including but not limited to metering and automation equipment, on the Well up to and including the connection of such Well to a gas sales line and which are capitalized for federal income tax purposes.

3.3  Payment of Carry Amount.  EnCana shall issue to Berry an authority for expenditure (“AFE”) in the form attached hereto as Exhibit B or a comparable form setting forth EnCana’s best estimate of the total cost (determined in a manner consistent with the Council of Petroleum Accountants Societies’ accounting procedures) to drill, complete and equip each Carry Well. The AFEs shall be issued on the schedule set forth below. Berry shall pay the full Carry Amount set forth on each such AFE no later than the applicable date set forth below. EnCana may, but is not obligated to, issue the full number of AFEs set forth below for each period. To the extent the full number of AFEs are not issued for a period, EnCana may issue the unissued AFEs during a subsequent period.

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a. On July 3, 2006, EnCana may issue to Berry AFEs for up to 30 Carry Wells. Berry shall pay the full Carry Amount set forth on each such AFE no later than July 7, 2006.

b. On or before October 15, 2006, EnCana may issue to Berry AFEs for up to an additional 28 Carry Wells. Berry shall pay the full Carry Amount set forth on each such AFE no later than November 1, 2006.

c. On or before December 15, 2006, EnCana may issue to Berry AFEs for additional wells; provided, however, that EnCana shall not issue AFEs for more than 58 Carry Wells during 2006. Berry shall pay the full Carry Amount set forth on each such AFE no later than December 31, 2006.

d. On or before April 15, 2007, EnCana may issue to Berry AFEs for up to an additional 32 Carry Wells. Berry shall pay the full Carry Amount set forth on each such AFE no later than May 1, 2007.

e. On or before December 1, 2008, EnCana may issue to Berry AFEs for any of the remaining Carry Wells, not to exceed a total of 90 Carry Wells. Berry shall pay the full Carry Amount set forth on each such AFE within fifteen business days of receipt of the AFE.

In the event the total cost of drilling, completing and equipping a Carry Well is less than the AFE Carry Amount paid by Berry, EnCana shall refund the difference to Berry within 30 days of the first to occur of (a) the date such total costs are finally determined by EnCana or (b) the date the Well is fully equipped. If EnCana plugs and abandons a Carry Well, EnCana may apply any remaining AFE Carry Amount paid by Berry with respect to such Carry Well to the cost of one replacement Carry Well and EnCana shall assign an interest to Berry in such replacement Carry Well as provided in Section 3.4. If EnCana elects not to drill a replacement Carry Well, EnCana shall refund the remaining AFE Carry Amount, if any, to Berry within 30 days of the date the original Carry Well is plugged and abandoned.

3.4  Berry Interest in Carry Wells. Provided Berry has paid the Carry Amount for each such Carry Well, EnCana shall execute and deliver to Berry an assignment, in form and substance reasonably satisfactory to Berry, of a 5.0% of 100% working interest and a 4.17% of 100% net revenue interest in the wellbore for such Carry Well. From and after the date any Carry Well is completed as a producer and connected to a gas sales line, EnCana shall bear and pay 95.0% of the working interest costs and expenses of such Well, and Berry shall bear and pay 5.0% of such costs and expenses.

Section 4. Berry Block

4.1  Berry Block Working Interest. In consideration, among other considerations, of Berry’s agreement to pay an amount up to the aggregate Carry Amount, after EnCana receives payment of the full Carry Amount for the first 30 Carry Wells, EnCana shall execute and deliver to Berry an assignment, in form and substance

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reasonably satisfactory to Berry, of a 95.0% working interest in that certain June 7, 2006 Lease Agreement (the “Lease”) between EnCana, as lessee, and Pavillion Land Development, LLC, as lessor, covering all oil, gas (including natural gas, helium, and carbon dioxide), gas distillate, other liquid hydrocarbons in or under all lands within the Berry Block to all depths, but excluding all oil shale and oil shale and other rights within the Green River Formation from the surface to the stratigraphic equivalent of the depth of 2,105 feet as found in the Skelly Oil Company #1 Dry Fork Unit well, located in the SW/4NW/4SE/4 of Section 25, T4S, R97W. Berry and EnCana acknowledge and agree that such working interest shall be subject solely to a 16.67% landowner’s royalty in favor of Pavillion Land Development, LLC, proportionately reduced to the working interest assigned. Within 30 days following the fifth annual anniversary of the spud date of the first well drilled by Berry on the Berry Block (each well drilled by Berry on the Berry Block being referred to herein as a “Berry Well”), Berry shall reassign to EnCana all of the interest acquired by Berry pursuant to the assignment in each 160-acre tract within the Berry Block on which no Berry Well has been completed and is producing from the Williams Fork Member of the Mesa Verde Formation as of such fifth anniversary date. Such reassignment shall be free and clear of all liens, burdens or encumbrances created by, through or under Berry.

4.2  EnCana Participation in Berry Wells. EnCana shall pay 5.0% of the costs of drilling, completing (or plugging and abandoning) and equipping each of the Berry Wells on the Berry Block, together with 5.0% of all costs of operating such Berry Wells after completion and connection to a gas sales line; provided that EnCana’s obligation to pay 5.0% of the costs of drilling, completing (or plugging and abandoning) and equipping the Berry Wells shall be limited to a maximum of $100,000 per Well for the first 85 Berry Wells and that such cap shall not apply to any Berry Wells in excess of 85.

4.3  Berry Drilling Program. The pad construction, drilling, completion, equipping and placement on production, or plugging and abandoning, and operating of each of the Berry Wells is referred to herein as the “Berry Drilling Program.” Berry agrees to coordinate with EnCana in order to comply with all applicable laws, including environmental laws, in the conduct of all aspects of the Berry Drilling Program, including pad construction, drilling, completing and operating phases of such Program, and to adhere to EnCana’s EH&S and Operational Best Practices (a copy of which is attached hereto as Exhibit C), taking into account applicable facts and circumstances, in the conduct of the Berry Drilling Program. Without limiting the generality of the foregoing, Berry agrees to drill an average of at least six Berry Wells from each surface pad. Berry shall obtain and maintain such drilling bonds as may be required under applicable law.

4.4  Berry Drilling Obligation. Berry shall spud at least 120 Berry Wells on the Berry Block on or prior to December 31, 2009 (the “Drilling Deadline”); provided that the Drilling Deadline shall be extended by the number of days greater than 90 which elapse between the date of this Agreement and the first date on which Berry has the use of two Existing Rigs (as defined in Section 9.1 below) or other suitable rigs through EnCana. The Parties acknowledge that the damages to EnCana for any

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unexcused failure by Berry to spud at least 120 Berry Wells by the Drilling Deadline will be difficult to ascertain and, accordingly, as EnCana’s sole and exclusive remedy for such default and notwithstanding anything to the contrary in Section 8 or otherwise herein, Berry agrees to pay EnCana the sum of $200,000, as liquidated damages and not as a penalty, for each unexcused well less than 120 spudded by Berry on the Berry Block on or prior to the Drilling Deadline.

4.5  Road, Pipeline Rights of Way and Surface Access License Across North Parachute Ranch Property.  EnCana hereby grants to Berry a nonexclusive license to go upon the Berry Block to conduct all operations relating to the drilling, completion, plugging and abandonment, and producing of the Berry Wells, and for saving, taking, transporting, storing, handling and treating of oil, gas and other substances produced therefrom. In addition, EnCana hereby grants Berry the right to construct, use, maintain and repair roads, pipelines and surface access across the balance of the North Parachute Ranch Property for the purpose of accessing, drilling, completing, plugging and abandoning and producing the Berry Wells at locations and under conditions to be determined in consultation with EnCana and subject to EnCana’s approval which shall not be unreasonably withheld or delayed. Berry shall not utilize any portion of the Berry Block for storage or staging of equipment or for a field office. Within ten days after the assignment of the Lease to Berry, EnCana shall execute and deliver a license to Berry evidencing such grant.

Section 5. Operations; Operating Agreement

5.1  Operator. EnCana shall operate each Carry Well, and Berry shall operate each Berry Block Well.

5.2  Operating Agreement. An operating agreement between the Parties, designating EnCana as Operator of each Carry Well, Berry as the Operator of each Berry Well, and the wellbore of each of the Carry Wells and the Berry Block as the Contract Area, shall be executed by the Parties prior to the spudding of the first Carry Well or Berry Well in the form attached hereto as Exhibit D (the “Operating Agreement”). The Operating Agreement shall govern all operations on the Carry Wells or Berry Wells, respectively, after completion of each such Well, except as expressly provided herein. The Operating Agreement shall become effective as to each Well covered thereby after such Well has been drilled and completed. The Operating Agreement shall be deemed amended after each Carry Well is completed to include the Well under the Operating Agreement. In the event of any conflict or inconsistency between the terms of this Agreement and the Operating Agreement, this Agreement shall prevail to the extent of such conflict, as between Berry and EnCana or their permitted successors or permitted assigns.

Section 6. Geologic Requirements; Information; Technical Meetings

6.1  Operator to Provide Information. With respect to all Wells drilled hereunder or under an Operating Agreement, the Operator thereof shall furnish to the non-operating Party access to the cores, samples, logs and other information and data

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relating to such Wells, together with such other information and data reasonably requested by the non-operating Party and normally supplied in connection with evaluating the results of wells. Each Party shall provide access to the other to all geologic and geophysical data covering or relating to the Berry Wells and Carry Wells (as hereinafter defined) within its possession upon reasonable notice during normal business hours, subject to licensing requirements.

6.2  Technical Meetings.  On a regular basis, no more frequently than bimonthly and no less frequently than quarterly, technical representatives and, to the extent necessary, field and operating personnel, of the Parties shall meet at mutually acceptable times and locations in Denver to discuss operational matters involving jointly owned properties within the North Parachute Ranch Property and the Berry Block, to review joint operations to date, and to discuss projected joint operations for the ensuing quarter.

Section 7. Indemnity

7.1  Indemnification of EnCana. Berry, for itself and its successors, subrogees, assigns, representatives and affiliates covenants and agrees to protect, defend, indemnify and hold EnCana and its employees and agents free and harmless from and against any and all claims, demands, losses, and liabilities of every kind and nature asserted by a third party (collectively, “Losses”) arising out of Berry’s performance or failure to perform hereunder or out of the acts or failure to act of Berry’s employees and agents.

7.2  Indemnification of Berry. EnCana, for itself and its successors, subrogees, assigns, representatives and affiliates covenants and agrees to protect, defend, indemnify and hold Berry and its employees and agents free and harmless from and against any and all Losses arising out of EnCana’s performance or failure to perform hereunder or out of the acts or failure to act of EnCana’s employees and agents.

Section 8. Force Majeure

If a Party is rendered unable, wholly or in part, by a force majeure event to carry out its obligations under this Agreement, other than the obligations to make money payments and to deliver assignments of interests in the Wells and the obligation of Berry pursuant to Section 4.4 hereof, the affected Party shall give the other Party prompt written notice describing the force majeure event in reasonable detail. Thereupon, the obligations of the Party giving notice, so far as it is affected by the force majeure event, shall be suspended during, but no longer than, the continuance of the force majeure event. The affected Party shall use all reasonable diligence to remove the force majeure event as quickly as practicable. The requirement that any force majeure event be remedied with all reasonable dispatch shall not require the settlement of strikes, lockouts or other labor difficulty by the Party affected, contrary to its wishes, and settlement or resolution of such matters shall be within the discretion of the affected Party. The term “force majeure event” as used herein, shall mean an act of God, act of terrorism, strike, lockout, or other industrial disturbance, act of the public

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enemy, war, blockade, public riot, lightning, fire, storm, flood, explosion, governmental action, restraint or inaction, inability to obtain access, ingress or egress to conduct operations (including without limitation delays in or inability to obtain four-season road access), and any other cause, whether similar or dissimilar, which is not reasonably within the control of the affected Party.

Section 9. Drilling Rigs

9.1  EnCana to Make Rigs Available. During the first two years of the Berry Drilling Program, EnCana agrees to use its best efforts to assist Berry in negotiating contracts for the use of two drilling rigs then under contract to EnCana for its North Piceance operations (“Existing Rigs”) for use by Berry in conducting the Berry Drilling Program. For purposes of this Section, the Berry Drilling Program shall be considered to commence when the initial Berry Well is spud. In the event that, despite EnCana’s best efforts, Berry is not able to secure assignments of existing contracts, or new contracts, for such Existing Rigs, then EnCana will use its best efforts to supply Berry with one or two, as applicable, alternative rigs which are suitable for drilling the Berry Wells until the first to occur of (a) the end of the second year of the Berry Drilling Program or (b) Berry’s receipt of an assignment of the contracts for the Existing Rigs or entry into new contracts for such Existing Rigs.

9.2  Additional Rigs. In addition, upon the reasonable request of Berry, EnCana shall use its reasonable best efforts to secure and make available to Berry one or more additional drilling rigs for use in conducting the Berry Drilling Program if necessary or desirable in connection with the Berry Drilling Program.

9.3  Indemnity. Berry shall protect, defend, indemnify and hold EnCana and its employees and agents free and harmless from and against any and all Losses attributable to Berry’s use of any Existing Rigs or other rigs which are contracted to EnCana.

Section 10. Gathering, Processing, Compression and Transportation Services

10.1 Gathering and Other Services. Upon first production from any of the Berry Wells, EnCana shall provide natural gas gathering and transportation services, and processing and compression services necessary to meet current pipeline specifications, to Berry for all gas produced to Berry’s interest from the Berry Wells from central delivery points located on Long Ridge and on Old Mountain to the Rockies Express pipeline at the Meeker Hub for as long as the Berry shall own a working interest in the Berry Block pursuant to the gathering, processing, compression and transportation agreement attached hereto as Exhibit E (the “Gathering Agreement”). Berry shall be responsible for all costs associated with gathering, transportation and custody transfer measurement of gas produced from the Berry Wells from the well head to the central delivery points.

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    10.2  Gathering of Other Berry Gas. Within five (5) business days after execution of this Agreement, EnCana agrees to offer a gathering agreement with similar terms and conditions to the Gathering Agreement providing similar services for all Gas (i) not dedicated under the Gathering Agreement that is (ii) owned or controlled by Berry and that is (iii) produced from wells operated by Berry in the area generally known as “Parachute Creek”; provided, however, Berry and EnCana shall not be obligated to enter into such gathering agreement until the Parties mutually agree upon definitive terms.

Section 11. Access Roads

11.1 Upgrade by Berry. At it sole cost, risk and expense, Berry shall upgrade and improve the existing access roads to the Long Ridge and Old Mountain areas within the North Parachute Ranch Property such that such roads are useable on a three-season basis. Prior to commencement of construction activities, Berry shall submit its plans and specification to EnCana for approval.

11.2 Additional Upgrades. If the Parties agree to further upgrade such access roads to year-round use, the cost of such upgrades shall be borne 50% by each Party.

Section 12. Compliance with Terms of Lease

Berry shall comply with the terms of the Lease, including but not limited to the stipulations for the protection of oil shale. If any proposed well is not approved because its location interferes with planned oil shale operations or other surface use required by the lessor of the Lease, EnCana shall assign to Berry a comparable working interest in a mutually agreeable comparable block of acreage or pay to Berry the fair market value of the oil and gas reserves attributable to the acreage on which drilling cannot be conducted. At least six months prior to the commencement of oil shale development or other surface use on the Berry Block, EnCana will provide notice to Berry of such development or use.

Section 13. Water Supply and Disposal

13.1 Supply of Water. Subject to satisfaction of its water requirements in connection with its operations, EnCana agrees to use its best efforts to supply all water required by Berry directly or indirectly for drilling, completion and production operations associated with the Berry Drilling Program. EnCana shall only be required to supply water from its North Parachute Ranch water distribution system. Water supplied by EnCana shall be of the quality required for EnCana’s completion operations, and Berry shall be responsible for all treatment necessary to use the water for any other type of operation. As consideration for such water supply, Berry shall reimburse EnCana for (a) its documented, direct out-of-pocket costs incurred in connection with the operation of the water supply system insofar as such system supplies water for the Berry Drilling Program, plus (b) a capital recovery charge

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attributable to the existing water supply system infrastructure, up to an aggregate maximum of $0.50 per barrel of water, plus the cost of chemical treatment to render the water usable for completion operations, supplied to Berry. During times when EnCana is supplying water to Berry, Berry personnel shall be in daily contact with EnCana personnel to ensure that water is delivered with optimal capital and equipment efficiency.

13.2 Disposal of Water. Subject to capacity limits of its system, EnCana agrees to use its best efforts to accept produced water from the Berry Wells. As consideration for accepting and treating the water, Berry shall reimburse EnCana for the cost of any chemical treatment or filtration used to return the water to completion fluid quality for recycling as supply water. If EnCana disposes of produced water supplied by Berry, Berry will reimburse EnCana for all disposal costs, including a capital recovery charge attributable to the disposal facilities.

13.3 Capital Improvements to Water System.  In the event any capital improvements to the existing water supply/disposal system are necessary to supply water for the Berry Drilling Program or to dispose of water from the Berry Wells, the Parties will share equally in the cost of such improvements.

Section 14. Area of Mutual Interest

14.1 AMI. Effective as of the spud date of the first Well, the Parties create and establish an Area of Mutual Interest (“AMI”) which shall cover the lands described on Exhibit F hereto. The AMI shall be in force and effect for a period ending on the third annual anniversary of such spud date.

14.2 AMI Interest.  Within 30 days of obtaining a new lease or mineral or royalty interest with respect to or affecting the lands within the AMI (each, an “AMI Interest”), the acquiring Party (“Offeror”) shall deliver to the other Party (“Offeree”) a notice of such acquisition, including an itemized statement of the amount of consideration paid for the AMI Interest as well as other acquisition costs (e.g., consultant or broker fees, etc.) and shall offer the Offeree its proportionate share of the AMI Interest. With respect to the acquisition of an AMI Interest through the acquisition of an interest in a corporation, partnership or other entity, the consideration paid for the AMI Interest shall be the amount allocated to the AMI Interest by the parties to the transaction. For purposes hereof, “proportionate share” shall mean 50.0%. The notice shall include a copy of all instruments of acquisition, including by way of example and not limitation, copies of the leases, assignments or subleases comprising or affecting the AMI Interest.

14.3 Election to Participate. The Offeree shall have ten business days after its receipt of the notice to furnish the Offeror with written notice of its election to acquire and pay for its proportionate share of the AMI Interest. Failure to provide such notice within such ten-day period shall be deemed an election not to acquire said AMI Interest, which shall thereafter no longer be subject to this Agreement or the Operating Agreement. If the Offeree elects to acquire its proportionate share of the AMI Interest,

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it shall so notify the Offeror and pay its proportionate share of the acquisition cost of the AMI Interest. Upon receipt of such notice and payment, the Offeror and Offeree shall jointly determine whether (a) the Offeror shall execute and deliver an appropriate assignment or deed of a proportionate share of the AMI Interest to the Offeree, in which event the jointly-owned AMI Interest shall be subject to the terms of this Agreement and the applicable Operating Agreement, or (b) Offeror shall retain the entire AMI Interest and execute and deliver an appropriate assignment or deed of any other oil and gas interest owned by it within the AMI that is (i) equivalent in value to the proportionate share of the AMI Interest to which the Offeree is entitled hereunder, (ii) adjacent or contiguous to an interest then owned by the Offeree within the AMI, and (iii) otherwise reasonably acceptable to the Offeree, it being the intention of the Parties to create and maintain a checkerboard ownership pattern as between the Parties within the AMI such that each Party has sole ownership of an area.

14.4 Lands Outside AMI.  If the AMI Interest covers lands both within and without the AMI, the Offeror may, at its option, offer either the entire AMI Interest, or only the portion of the AMI Interest covering lands within the AMI. If less than the entirety is offered, the Offeror’s costs applicable to the offered AMI Interest shall be that portion of the acquisition costs allocated to the AMI Interest by the parties to the transaction.

14.5 Exclusions from AMI. All lands and interests owned or leased on the date hereof by either EnCana or ExxonMobil Corporation shall be excluded from the provisions of this Section 14. For purposes of this Agreement, AMI Interest shall not include any rights or interests in oil shale within the AMI, and no acquisition by either Party of such rights or interests shall be subject to this Section 14.

Section 15. Term

The term of this Agreement (“Term”) shall begin on the Effective Date and, unless earlier terminated as provided herein, shall continue until the later of (a) the fifth annual anniversary of the spud date of the first Berry Well or (b) until there are no longer any producing wells on the Berry Block. The indemnity obligations of the Parties hereunder are continuing and shall survive any termination of this Agreement, and the confidentiality obligations of the Parties shall survive any such termination in accordance with their terms.

Section 16. Assignability; Binding Nature

Neither Party may assign or transfer, by assignment, sale, farmout or otherwise (collectively, “Transfer”) in whole or in part any of its rights or obligations under this Agreement, or any of its rights or interests in either the Carry Wells or the Berry Block, or any AMI Interests or other rights or interests earned or acquired hereunder (collectively, the “Partnership Property”), except to an assignee or transferee (including any affiliate of the transferring Party) who agrees in writing to assume, be bound by and fully and timely perform the terms of this Agreement, the Operating Agreement, the tax partnership provisions attached as Exhibit G and such other transfer provisions and

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conditions as shall be reasonably requested by the non-assigning or non-transferring Party based on the tax partnership provisions attached as Exhibit G, and then only if any such Transfer does not cause any portion of the Partnership Property to no longer be treated as held by the tax partnership for federal income tax purposes or by its deemed successor tax partnership under Section 708(b)(1)(B) of the Internal Revenue Code. In addition, no such assignment or transfer shall be made by Berry without the prior written consent of EnCana which shall not be unreasonably withheld or delayed.

Section 17. Payment Offset and Default

If Berry fails to make any payment to EnCana when due, in addition to, and not in lieu of, other available remedies, EnCana may offset any amount owed by EnCana to Berry. If Berry fails to pay any Carry Amount when due, (a) Berry’s interest in the Lease shall terminate as to each 160-acre tract within the Berry Block on which no Berry Well has been completed and is producing from the Williams Fork Member of the Mesa Verde Formation. Berry shall reassign to EnCana all of the interest acquired by Berry in each such 160-acre tract. Such reassignment shall be free and clear of all liens, burdens or encumbrances created by, through or under Berry. In addition, EnCana may pursue other available remedies for default. Notwithstanding the foregoing, the termination of Berry’s interest in the Lease shall not become effective unless EnCana has given Berry 15 days’ written notice of the failure to make such payment and Berry fails to remedy the default within such 15 day time period.

Section 18. Notices

All notices required or permitted under this Agreement shall be in writing and delivered in person, by overnight courier, by certified or registered mail return receipt requested, or by facsimile, delivered or addressed to the persons and at the addresses as provided in the preamble to this Agreement. A notice shall be deemed given when received by the Party to whom it is directed. When a response to the other Party is required, each Party’s response shall be in writing to the other Party.

Section 19. Bankruptcy

If, following the granting of relief under the U.S. Bankruptcy Code to either Party as a debtor thereunder, this Agreement should be held to be an executory contract under such Code, then the remaining Party shall be entitled to a determination by the debtor Party or any trustee for the debtor Party within 30 days from the date an order for relief is granted under such Code as to the rejection or assumption of this Agreement. In the event of an assumption, such Party seeking determination shall be entitled to adequate assurances as to the future performance of the debtor Party’s obligation hereunder and the protection of the interests of all Parties. The debtor Party shall satisfy its obligation to provide adequate assurances by either advancing payments or depositing its proportionate share of expenses in escrow.

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Section 20. Relationship of the Parties

This Agreement is not intended to create, and shall not be construed to create, an association for profit, a trust, a joint venture, a mining partnership or other relationship of partnership, or entity of any kind between the Parties. Notwithstanding anything to the contrary contained herein, the Parties understand and agree that the arrangement and undertakings evidenced by this Agreement, taken together, result in a partnership for purposes of federal income taxation and for purposes of certain state income tax laws which incorporate or follow federal income tax principles as to tax partnerships. For these purposes, the Parties agree to be governed by the tax partnership provisions attached as Exhibit G, which are incorporated herein and made a part of this Agreement by this reference. For every purpose other than the above-described income tax purposes, however, the Parties understand and agree that the liabilities of the Parties shall be several, not joint or collective, and that each Party shall be solely responsible for its own obligations. In the event of any conflict or inconsistency between the terms and conditions of Exhibit G and the terms and conditions of this Agreement or any attachment or exhibit hereto (other than Exhibit G), the terms and conditions of Exhibit G shall govern and control.

Section 21. Entire Agreement

This Agreement, the Operating Agreement and the Gathering Agreement, and the exhibits hereto and thereto, contain the entire agreement of the Parties with respect to the subject matter hereof and supersede all previous agreements or communications between the Parties, verbal or written, with respect to the subject matter hereof.

Section 22. Governing Law; Venue for Disputes

This Agreement shall be governed by and construed and interpreted in accordance with the laws of the State of Colorado, without reference to its conflicts of laws provisions. Forum and venue for disputes hereunder shall be exclusively in the state and federal courts in Denver, Colorado.

Section 23. Amendments; Waiver

No amendments or other modifications or changes to this Agreement shall be effective or binding on either Party unless the same shall be in a writing executed by both Parties. No waiver by either Party of any one or more defaults by the other in the performance of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature.

Section 24. Confidentiality and Public Announcements

24.1 General. Except as permitted herein, during the Term and for a period of one year thereafter, both Parties shall maintain the fact and terms of this Agreement in strict confidence, and shall not disclose the same to any third party except (a) to the extent compelled by court order, discovery requests, or applicable law, (b) to its affiliated entities, and its and their respective attorneys, accountants, advisors and

13

employees who shall be advised of the confidential nature of this Agreement, or (c) to the extent required by the rules of any exchange on which securities of a party or its affiliates are listed. Prior to any such disclosures, the disclosing Party shall notify the non-disclosing Party, except as prohibited by law, and the non-disclosing Party shall be afforded reasonable opportunity to review the content of the proposed disclosure and to provide reasonable comment on it. Notwithstanding the foregoing, EnCana acknowledges that Berry has certain disclosure obligations under applicable securities laws, and hereby consents to all such disclosures of this Agreement and its exhibits.

24.2 Confidentiality of Information. Except for Information that (a) is in Berry’s possession prior to disclosure by EnCana, (b) is or becomes known to the public other than as a result of a breach of this Agreement, or (c) becomes available to Berry on a non-confidential basis from a source other than EnCana, provided that such source is not known to Berry to be bound by a confidentiality agreement with, or other fiduciary obligation of confidentiality to, EnCana, all Information disclosed by EnCana to Berry shall be considered confidential. During the Term and for a period of one year thereafter, Berry agrees to keep the Confidential Information confidential and to use it solely for purposes of the Berry Drilling Program and for no other purpose; provided that Berry may disclose confidential Information to such of its, and its affiliates’, officers, directors, employees, agents, advisors, consultants and representatives who have a need to know the confidential Information in connection with the Berry Drilling Program. Nothing herein shall be deemed to prevent disclosure of any of the Confidential Information if, in the opinion of Berry’s legal counsel, such disclosure is required to be made in a judicial, administrative or governmental proceeding pursuant to a subpoena or other applicable order; provided however, Berry shall give EnCana prompt notice (unless notice is prohibited by order, subpoena or law) before disclosing any of the Confidential Information and, in making such disclosure, Berry shall disclose only that portion of the Confidential Information required to be disclosed and will use reasonable efforts to obtain assurance that confidential treatment will be accorded the information.

24.3 Public Announcements. Unless otherwise agreed and except as provided in Section 22.1, neither Party shall make any public announcement or statement with respect to this Agreement or the transactions contemplated hereby.

Section 25. Nonsolicitation

For a period of eighteen months after the date of this Agreement, each Party agrees not to solicit for hire, as an officer, employee, agent, independent contractor or otherwise, any current officer, director, employee of the other Party or independent contractor who works solely for the other Party.

Section 26. Severability

If a court of competent jurisdiction determines that any clause or provision of this Agreement is void, illegal or unenforceable, the other clauses and provisions hereof shall remain in full force and effect, and the clauses or provisions that are determined to

14

be void, illegal or unenforceable shall be limited so that that they remain in effect to the extent permitted by law.

Section 27. Counterpart Execution

This Agreement may be executed by signing an original or a counterpart thereof. If this Agreement is executed in counterparts, all counterparts taken together shall have the same effect as if all the Parties had signed the same instrument.

[signature page follows]

15

In Witness Whereof, this Agreement is executed and effective as of the Effective Date first above written.

EnCana:     Berry:

EnCana Oil & Gas (USA) Inc.   Berry Petroleum Company

By: ______________________   By: ________________________

Its: Vice President      Its: ________________________

16

EXHIBIT A

North Parachute Ranch Property; Berry Block

17

EXHIBIT B

Form of AFE

18

EXHIBIT C

EnCana Best Practices

19

EXHIBIT D

Form of Operating Agreement

[see attached]

20

A.A.P.L. FORM 610 - 1989

MODEL FORM OPERATING AGREEMENT

OPERATING AGREEMENT

DATED

                    June 7 , 2006 ,
                year

OPERATOR EnCana Oil and Gas (USA), Inc.

CONTRACT AREA All wellbores drilled pursuant to the Carry and Earning Agreement between EnCana Oil and Gas (USA), Inc. and Berry Petroleum Company dated June 7, 2006 to include up to the first ninety (90) wells to be designated by EnCana on the North Parachute Ranceh Property, other than on the “Berry Block.”

COUNTY OR PARISH OF Garfield , STATE OF Colorado
June 7 , 2006 ,
                           year

OPERATOR Berry Petroleum Company

CONTRACT AREA The Berry Block as defined in the Carry and Earning Agreement between EnCana Oil and Gas (USA), Inc. and Berry Petroleum Company dated June 7, 2006.

COUNTY OR PARISH OF Garfield, STATE OF Colorado

COPYRIGHT 1989 - ALL RIGHTS RESERVED
AMERICAN ASSOCIATION OF PETROLEUM
LANDMEN, 4100 FOSSIL CREEK BLVD.
FORT WORTH, TEXAS, 76137, APPROVED FORM.
A.A.P.L. NO. 610 - 1989

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

	TABLE OF CONTENTS

	D. ASSIGNMENT; MAINTENANCE OF UNIFORM INTEREST:	17
	E. WAIVER OF RIGHTS TO PARTITION:	17
	F. PREFERENTIAL RIGHT TO PURCHASE:	17
IX.	INTERNAL REVENUE CODE ELECTION	17
X.	CLAIMS AND LAWSUITS	18
XI.	FORCE MAJEURE	18
XII.	NOTICES	18
XIII.	TERM OF AGREEMENT	18
XIV.	COMPLIANCE WITH LAWS AND REGULATIONS	19
	A. LAWS, REGULATIONS AND ORDERS:	19
	B. GOVERNING LAW:	19
	C. REGULATORY AGENCIES:	19
XV.	MISCELLANEOUS	19
	A. EXECUTION:	19
	B. SUCCESSORS AND ASSIGNS:	19
	C. COUNTERPARTS:	19
	D. SEVERABILITY	19
XVI.	OTHER PROVISIONS	19

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

OPERATING AGREEMENT

THIS AGREEMENT, entered into by and between  EnCana Oil & Gas (USA) Inc. and Berry Petroleum Company,

both hereinafter designated and referred to as "Operator” as parties to those certain wells designated in Exhibit “A-1” and Exhibit “A-2,”

and the signatory party or parties other than Operator, sometimes hereinafter referred to individually as "Non-Operator," and collectively as

"Non-Operators."

WITNESSETH:

WHEREAS, the parties to this agreement are owners of Oil and Gas Leases and/or Oil and Gas Interests in the land identified in Exhibit “A-1” and Exhibit “A-2.” and the parties hereto have reached an agreement to explore and develop these Leases and/or Oil and Gas Interests for the production of Oil and Gas to the extent and as hereinafter provided,

NOW, THEREFORE, it is agreed as follows:

ARTICLE I.

DEFINITIONS

As used in this agreement, the following words and terms shall have the meanings here ascribed to them:

A. The term "AFE" shall mean an Authority for Expenditure prepared by a party to this agreement for the purpose of estimating the costs to be incurred in conducting an operation hereunder.

B. The term "Completion" or "Complete" shall mean a single operation intended to complete a well as a producer of Oil and Gas in one or more Zones, including, but not limited to, the setting of production casing, perforating, well stimulation and production testing conducted in such operation.

C. The term "Contract Area" shall mean all of the lands, Oil and Gas Leases and/or Oil and Gas Interests intended to be developed and operated for Oil and Gas purposes under this agreement. Such lands, Oil and Gas Leases and Oil and Gas

Interests are described in Exhibit “A-1” and Exhibit “A-2.”

D. The term "Deepen" shall mean a single operation whereby a well is drilled to an objective Zone below the deepest

Zone in which the well was previously drilled, or below the Deepest Zone proposed in the associated AFE, whichever is the lesser.

E. The terms "Drilling Party" and "Consenting Party" shall mean a party who agrees to join in and pay its share of the cost of any operation conducted under the provisions of this agreement.

F. The term "Drilling Unit" shall mean the area fixed for the drilling of one well by order or rule of any state or federal body having authority. If a Drilling Unit is not fixed by any such rule or order, a Drilling Unit shall be the drilling unit as established by the pattern of drilling in the Contract Area unless fixed by express agreement of the Drilling Parties.

G. The term "Drillsite" shall mean the Oil and Gas Lease or Oil and Gas Interest on which a proposed well is to be located.

H. The term "Initial Well" shall mean the well required to be drilled by the parties hereto as provided in Article VI.A.

I. The term "Non-Consent Well" shall mean a well in which less than all parties have conducted an operation as provided in Article VI.B.2.

J. The terms "Non-Drilling Party" and "Non-Consenting Party" shall mean a party who elects not to participate in a proposed operation.

K. The term "Oil and Gas" shall mean oil, gas, casinghead gas, gas condensate, and/or all other liquid or gaseous hydrocarbons and other marketable substances produced therewith, unless an intent to limit the inclusiveness of this term is specifically stated.

L. The term "Oil and Gas Interests" or "Interests" shall mean unleased fee and mineral interests in Oil and Gas in tracts of land lying within the Contract Area which are owned by parties to this agreement.

M. The terms "Oil and Gas Lease," "Lease" and "Leasehold" shall mean the oil and gas leases or interests therein covering tracts of land lying within the Contract Area which are owned by the parties to this agreement.

N. The term "Plug Back" shall mean a single operation whereby a deeper Zone is abandoned in order to attempt a

Completion in a shallower Zone.

O. The term "Recompletion" or "Recomplete" shall mean an operation whereby a Completion in one Zone is abandoned in order to attempt a Completion in a different Zone within the existing wellbore.

P. The term "Rework" shall mean an operation conducted in the wellbore of a well after it is Completed to secure,

restore, or improve production in a Zone which is currently open to production in the wellbore. Such operations include, but are not limited to, well stimulation operations but exclude any routine repair or maintenance work or drilling, Sidetracking,

Deepening, Completing, Recompleting, or Plugging Back of a well.

Q. The term "Sidetrack" shall mean the directional control and intentional deviation of a well from vertical so as to change the bottom hole location unless done to straighten the hole or drill around junk in the hole to overcome other mechanical difficulties.

R. The term "Zone" shall mean a stratum of earth containing or thought to contain a common accumulation of Oil and

Gas separately producible from any other common accumulation of Oil and Gas.

Unless the context otherwise clearly indicates, words used in the singular include the plural, the word "person" includes natural and artificial persons, the plural includes the singular, and any gender includes the masculine, feminine, and neuter.

ARTICLE II.

EXHIBITS

The following exhibits, as indicated below and attached hereto, are incorporated in and made a part hereof:

X  A.Exhibit "A-1" and Exhibit “A-2” shall include the following information:

(1) Description of lands/wellbores subject to this agreement,

(2) Restrictions, if any, as to depths, formations, or substances,

(3) Parties to agreement with addresses and telephone numbers for notice purposes,

(4) Percentages or fractional interests of parties to this agreement,

(5) Oil and Gas Leases and/or Oil and Gas Interests subject to this agreement,

(6) Burdens on production.

~~B.Exhibit "B," Form of Lease.~~

X C.Exhibit "C," Accounting Procedure.

X D.Exhibit "D," Insurance.

X E.Exhibit "E," Gas Balancing Agreement.

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

X F.Exhibit "F," Non-Discrimination and Certification of Non-Segregated Facilities.

X G.Exhibit "G," Tax Partnership.

~~H.Other:~~  ______________

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
The parties to this agreement understand that some provisions herein may not apply and that this Operating Agreement is subject to that certain Carry and Earning Agreement between EnCana Oil & Gas (USA) Inc. and Berry Petroleum Company, dated

June 7 , 2006. In the event of any conflict or inconsistency between the terms of this Operating Agreement and the Carry and

Earning Agreement, the Carry and Earning Agreement shall prevail. If any provision of any exhibit, except Exhibits "E," "F" and "G," is inconsistent with any provision contained in the body of this agreement, the provisions in the body of this agreement shall prevail.

ARTICLE III.

INTERESTS OF PARTIES

A. Oil and Gas Interests:

If any party owns an Oil and Gas Interest in the Contract Area, that Interest shall be treated for all purposes of this agreement and during the term hereof as if it were covered by the form of Oil and Gas Lease attached hereto as Exhibit "B,"

and the owner thereof shall be deemed to own both royalty interest in such lease and the interest of the lessee thereunder.

B. Interests of Parties in Costs and Production:

Unless changed by other provisions, all costs and liabilities incurred in operations under this agreement shall be borne and paid, and all equipment and materials acquired in operations on the Contract Area shall be owned, by the parties as their interests are set forth in Exhibit “A-1” and Exhibit “A-2.” In the same manner, the parties shall also own all production of Oil and Gas from the

Contract Area subject, however, to the payment of royalties and other burdens on production as described hereafter.

Regardless of which party has contributed any Oil and Gas Lease or Oil and Gas Interest on which royalty or other burdens may be payable and except as otherwise expressly provided in this agreement, each party shall pay or deliver, or cause to be paid or delivered, all burdens on its share of the production from the Contract Area up to, but not in excess of,

16.67% and shall indemnify, defend and hold the other parties free from any liability therefor.

Except as otherwise expressly provided in this agreement, if any party has contributed hereto any Lease or Interest which is burdened with any royalty, overriding royalty, production payment or other burden on production in excess of the amounts stipulated above, such party so burdened shall assume and alone bear all such excess obligations and shall indemnify, defend and hold the other parties hereto harmless from any and all claims attributable to such excess burden. However, so long as the Drilling Unit for the productive Zone(s) is identical with the Contract Area, each party shall pay or deliver, or cause to be paid or delivered, all burdens on production from the Contract Area due under the terms of the Oil and Gas Lease(s)

which such party has contributed to this agreement, and shall indemnify, defend and hold the other parties free from any liability therefor.

No party shall ever be responsible, on a price basis higher than the price received by such party, to any other party's lessor or royalty owner, and if such other party's lessor or royalty owner should demand and receive settlement on a higher price basis, the party contributing the affected Lease shall bear the additional royalty burden attributable to such higher price.

Nothing contained in this Article III.B. shall be deemed an assignment or cross-assignment of interests covered hereby,

and in the event two or more parties contribute to this agreement jointly owned Leases, the parties' undivided interests in said Leaseholds shall be deemed separate leasehold interests for the purposes of this agreement.

C. Subsequently Created Interests:

If any party has contributed hereto a Lease or Interest that is burdened with an assignment of production given as security for the payment of money, or if, after the date of this agreement, any party creates an overriding royalty, production payment, net profits interest, assignment of production or other burden payable out of production attributable to its working interest hereunder, such burden shall be deemed a "Subsequently Created Interest." Further, if any party has contributed hereto a Lease or Interest burdened with an overriding royalty, production payment, net profits interests, or other burden payable out of production created prior to the date of this agreement, and such burden is not shown on Exhibit “A-1” and Exhibit “A-2.” such burden also shall be deemed a Subsequently Created Interest to the extent such burden causes the burdens on such party's

Lease or Interest to exceed the amount stipulated in Article III.B. above.

The party whose interest is burdened with the Subsequently Created Interest (the "Burdened Party") shall assume and alone bear, pay and discharge the Subsequently Created Interest and shall indemnify, defend and hold harmless the other parties from and against any liability therefor. Further, if the Burdened Party fails to pay, when due, its share of expenses chargeable hereunder, all provisions of Article VII.B. shall be enforceable against the Subsequently Created Interest in the same manner as they are enforceable against the working interest of the Burdened Party. If the Burdened Party is required under this agreement to assign or relinquish to any other party, or parties, all or a portion of its working interest and/or the production attributable thereto, said other party, or parties, shall receive said assignment and/or production free and clear of said Subsequently Created Interest, and the Burdened Party shall indemnify, defend and hold harmless said other party, or parties, from any and all claims and demands for payment asserted by owners of the Subsequently Created Interest.

ARTICLE IV.

TITLES

A. Title Examination:

Title examination shall be made on the Drillsite of any proposed well prior to commencement of drilling operations and,

if a majority in interest of the Drilling Parties so request or Operator so elects, title examination shall be made on the entire

Drilling Unit, or maximum anticipated Drilling Unit, of the well. The opinion will include the ownership of the working interest, minerals, royalty, overriding royalty and production payments under the applicable Leases. Each party contributing

Leases and/or Oil and Gas Interests to be included in the Drillsite or Drilling Unit, if appropriate, shall furnish to Operator all abstracts (including federal lease status reports), title opinions, title papers and curative material in its possession free of charge. All such information not in the possession of or made available to Operator by the parties, but necessary for the examination of the title, shall be obtained by Operator. Operator shall cause title to be examined by attorneys on its staff or by outside attorneys. Copies of all title opinions shall be furnished to each Drilling Party. Costs incurred by Operator in procuring abstracts, fees paid outside attorneys for title examination (including preliminary, supplemental, shut-in royalty opinions and division order title opinions) and other direct charges as provided in Exhibit "C" shall be borne by the Drilling

Parties in the proportion that the interest of each Drilling Party bears to the total interest of all Drilling Parties as such interests appear in Exhibit “A-1” and Exhibit “A-2.” Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

Each party shall be responsible for securing curative matter and pooling amendments or agreements required in connection with Leases or Oil and Gas Interests contributed by such party. Operator shall be responsible for the preparation and recording of pooling designations or declarations and communitization agreements as well as the conduct of hearings

3

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
before governmental agencies for the securing of spacing or pooling orders or any other orders necessary or appropriate to the conduct of operations hereunder. This shall not prevent any party from appearing on its own behalf at such hearings.

Costs incurred by Operator, including fees paid to outside attorneys, which are associated with hearings before governmental agencies, and which costs are necessary and proper for the activities contemplated under this agreement, shall be direct charges to the joint account and shall not be covered by the administrative overhead charges as provided in Exhibit "C."

Operator shall make no charge for services rendered by its staff attorneys or other personnel in the performance of the above functions.

No well shall be drilled on the Contract Area until after (1) the title to the Drillsite or Drilling Unit, if appropriate, has been examined as above provided, and (2) the title has been approved by the examining attorney or title has been accepted by all of the Drilling Parties in such well.

B. Loss or Failure of Title:

1. Failure of Title: Should any Oil and Gas Interest or Oil and Gas Lease be lost through failure of title, which results in a reduction of interest from that shown on Exhibit “A-1” and Exhibit “A-2.” the party credited with contributing the affected Lease or Interest

(including, if applicable, a successor in interest to such party) shall have ninety (90) days from final determination of title failure to acquire a new lease or other instrument curing the entirety of the title failure, which acquisition will not be subject to Article VIII.B., and failing to do so, this agreement, nevertheless, shall continue in force as to all remaining Oil and Gas

Leases and Interests; and,

(a) The party credited with contributing the Oil and Gas Lease or Interest affected by the title failure (including, if applicable, a successor in interest to such party) shall bear alone the entire loss and it shall not be entitled to recover from

Operator or the other parties any development or operating costs which it may have previously paid or incurred, but there shall be no additional liability on its part to the other parties hereto by reason of such title failure;

(b) There shall be no retroactive adjustment of expenses incurred or revenues received from the operation of the

Lease or Interest which has failed, but the interests of the parties contained on Exhibit “A-1” and Exhibit “A-2” shall be revised on an acreage basis, as of the time it is determined finally that title failure has occurred, so that the interest of the party whose Lease or

Interest is affected by the title failure will thereafter be reduced in the Contract Area by the amount of the Lease or Interest failed;

(c) If the proportionate interest of the other parties hereto in any producing well previously drilled on the Contract

Area is increased by reason of the title failure, the party who bore the costs incurred in connection with such well attributable to the Lease or Interest which has failed shall receive the proceeds attributable to the increase in such interest (less costs and burdens attributable thereto) until it has been reimbursed for unrecovered costs paid by it in connection with such well attributable to such failed Lease or Interest;

(d) Should any person not a party to this agreement, who is determined to be the owner of any Lease or Interest which has failed, pay in any manner any part of the cost of operation, development, or equipment, such amount shall be paid to the party or parties who bore the costs which are so refunded;

(e) Any liability to account to a person not a party to this agreement for prior production of Oil and Gas which arises by reason of title failure shall be borne severally by each party (including a predecessor to a current party) who received production for which such accounting is required based on the amount of such production received, and each such party shall severally indemnify, defend and hold harmless all other parties hereto for any such liability to account;

(f) No charge shall be made to the joint account for legal expenses, fees or salaries in connection with the defense of the Lease or Interest claimed to have failed, but if the party contributing such Lease or Interest hereto elects to defend its title it shall bear all expenses in connection therewith; and

(g) If any party is given credit on Exhibit “A-1” and Exhibit “A-2” to a Lease or Interest which is limited solely to ownership of an interest in the wellbore of any well or wells and the production therefrom, such party's absence of interest in the remainder of the Contract Area shall be considered a Failure of Title as to such remaining Contract Area unless that absence of interest is reflected on Exhibit “A-1” and Exhibit “A-2.”

2. Loss by Non-Payment or Erroneous Payment of Amount Due: If, through mistake or oversight, any rental, shut-in well payment, minimum royalty or royalty payment, or other payment necessary to maintain all or a portion of an Oil and Gas

Lease or interest is not paid or is erroneously paid, and as a result a Lease or Interest terminates, there shall be no monetary liability against the party who failed to make such payment. Unless the party who failed to make the required payment secures a new Lease or Interest covering the same interest within ninety (90) days from the discovery of the failure to make proper payment, which acquisition will not be subject to Article VIII.B., the interests of the parties reflected on Exhibit “A-1” and Exhibit

“A-2” shall be revised on an acreage basis, effective as of the date of termination of the Lease or Interest involved, and the party who failed to make proper payment will no longer be credited with an interest in the Contract Area on account of ownership of the Lease or Interest which has terminated. If the party who failed to make the required payment shall not have been fully reimbursed, at the time of the loss, from the proceeds of the sale of Oil and Gas attributable to the lost Lease or Interest,

calculated on an acreage basis, for the development and operating costs previously paid on account of such Lease or Interest,

it shall be reimbursed for unrecovered actual costs previously paid by it (but not for its share of the cost of any dry hole previously drilled or wells previously abandoned) from so much of the following as is necessary to effect reimbursement:

(a) Proceeds of Oil and Gas produced prior to termination of the Lease or Interest, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, previously accrued to the credit of the lost Lease or

Interest, on an acreage basis, up to the amount of unrecovered costs;

(b) Proceeds of Oil and Gas, less operating expenses and lease burdens chargeable hereunder to the person who failed to make payment, up to the amount of unrecovered costs attributable to that portion of Oil and Gas thereafter produced and marketed (excluding production from any wells thereafter drilled) which, in the absence of such Lease or Interest termination,

would be attributable to the lost Lease or Interest on an acreage basis and which as a result of such Lease or Interest termination is credited to other parties, the proceeds of said portion of the Oil and Gas to be contributed by the other parties in proportion to their respective interests reflected on Exhibit “A-1” and Exhibit “A-2”; and,

(c) Any monies, up to the amount of unrecovered costs, that may be paid by any party who is, or becomes, the owner of the Lease or Interest lost, for the privilege of participating in the Contract Area or becoming a party to this agreement.

3. Other Losses: All losses of Leases or Interests committed to this agreement, other than those set forth in Articles

IV.B.1. and IV.B.2. above, shall be joint losses and shall be borne by all parties in proportion to their interests shown on

Exhibit “A-1” and Exhibit “A-2.” This shall include but not be limited to the loss of any Lease or Interest through failure to develop or because express or implied covenants have not been performed (other than performance which requires only the payment of money),

and the loss of any Lease by expiration at the end of its primary term if it is not renewed or extended. There shall be no readjustment of interests in the remaining portion of the Contract Area on account of any joint loss.

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
4. Curing Title: In the event of a Failure of Title under Article IV.B.1. or a loss of title under Article IV.B.2. above, any

Lease or Interest acquired by any party hereto (other than the party whose interest has failed or was lost) during the ninety

(90) day period provided by Article IV.B.1. and Article IV.B.2. above covering all or a portion of the interest that has failed or was lost shall be offered at cost to the party whose interest has failed or was lost, and the provisions of Article VIII.B.

shall not apply to such acquisition.
ARTICLE V.

OPERATOR

A. Designation and Responsibilities of Operator:

EnCana Oil & Gas (USA) Inc. and Berry Petroleum Company  shall each be the Operator of the Contract Area as designated on Exhibit “A-1” and Exhibit “A-2”, and shall conduct and direct and have full control of all operations on the Contract Area as permitted and required by, and within the limits this agreement. In its performance of services hereunder for the Non-Operators, Operator shall be an independent contractor not subject to the control or direction of the Non-Operators except as to the type of operation to be undertaken in accordance with the election procedures contained in this agreement. Operator shall not be deemed, or hold itself out as, the agent of the

Non-Operators with authority to bind them to any obligation or liability assumed or incurred by Operator as to any third party. Operator shall conduct its activities under this agreement as a reasonable prudent operator, in a good and workmanlike manner, with due diligence and dispatch, in accordance with good oilfield practice, and in compliance with applicable law and regulation, but in no event shall it have any liability as Operator to the other parties for losses sustained or liabilities incurred except such as may result from gross negligence or willful misconduct.

B. Resignation or Removal of Operator and Selection of Successor:

1. Resignation or Removal of Operator: Operator may resign at any time by giving written notice thereof to Non-Operators.

If Operator terminates its legal existence, no longer owns an interest hereunder in the Contract Area, or is no longer capable of serving as Operator, Operator shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. Operator may be removed only for good cause by the affirmative vote of Non-Operators owning a majority interest based on ownership as shown on Exhibit “A-1” and Exhibit “A-2” remaining after excluding the voting interest of Operator; such vote shall not be deemed effective until a written notice has been delivered to the Operator by a Non-Operator detailing the alleged default and

Operator has failed to cure the default within thirty (30) days from its receipt of the notice or, if the default concerns an operation then being conducted, within forty-eight (48) hours of its receipt of the notice. For purposes hereof, "good cause" shall mean not only gross negligence or willful misconduct but also the material breach of or inability to meet the standards of operation contained in Article V.A. or material failure or inability to perform its obligations under this agreement.

Subject to Article VII.D.1., such resignation or removal shall not become effective until 7:00 o'clock A.M. on the first day of the calendar month following the expiration of ninety (90) days after the giving of notice of resignation by Operator or action by the Non-Operators to remove Operator, unless a successor Operator has been selected and assumes the duties of

Operator at an earlier date. Operator, after effective date of resignation or removal, shall be bound by the terms hereof as a

Non-Operator. A change of a corporate name or structure of Operator or transfer of Operator's interest to any single subsidiary, parent or successor corporation shall not be the basis for removal of Operator.

2. Selection of Successor Operator: Upon the resignation or removal of Operator under any provision of this agreement, a successor Operator shall be selected by the parties. The successor Operator shall be selected from the parties owning an interest in the Contract Area at the time such successor Operator is selected. The successor Operator shall be selected by the affirmative vote of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A-1” and Exhibit “A-2”;

provided, however, if an Operator which has been removed or is deemed to have resigned fails to vote or votes only to succeed itself, the successor Operator shall be selected by the affirmative vote of the party or parties owning a majority interest based on ownership as shown on Exhibit “A-1” and Exhibit “A-2” remaining after excluding the voting interest of the Operator that was removed or resigned. The former Operator shall promptly deliver to the successor Operator all records and data relating to the operations conducted by the former Operator to the extent such records and data are not already in the possession of the successor operator. Any cost of obtaining or copying the former Operator's records and data shall be charged to the joint account.

3. Effect of Bankruptcy: If Operator becomes insolvent, bankrupt or is placed in receivership, it shall be deemed to have resigned without any action by Non-Operators, except the selection of a successor. If a petition for relief under the federal bankruptcy laws is filed by or against Operator, and the removal of Operator is prevented by the federal bankruptcy court, all

Non-Operators and Operator shall comprise an interim operating committee to serve until Operator has elected to reject or assume this agreement pursuant to the Bankruptcy Code, and an election to reject this agreement by Operator as a debtor in possession, or by a trustee in bankruptcy, shall be deemed a resignation as Operator without any action by Non-Operators,

except the selection of a successor. During the period of time the operating committee controls operations, all actions shall require the approval of two (2) or more parties owning a majority interest based on ownership as shown on Exhibit “A-1” and Exhibit “A-2.” In the event there are only two (2) parties to this agreement, during the period of time the operating committee controls operations, a third party acceptable to Operator, Non-Operator and the federal bankruptcy court shall be selected as a member of the operating committee, and all actions shall require the approval of two (2) members of the operating committee without regard for their interest in the Contract Area based on Exhibit "A-1" And Exhibit “A-2.”

C. Employees and Contractors:

The number of employees or contractors used by Operator in conducting operations hereunder, their selection, and the hours of labor and the compensation for services performed shall be determined Operator, and all such employees or contractors shall be the employees or contractors of Operator.

D. Rights and Duties of Operator:

1. Competitive Rates and Use of Affiliates: All wells drilled on the Contract Area shall be drilled on a competitive contract basis at the usual rates prevailing in the area. If it so desires, Operator may employ its own tools and equipment in the drilling of wells, but its charges therefor shall not exceed the prevailing rates in the area and the rate of such charges shall be agreed upon by the parties in writing before drilling operations are commenced, and such work shall be performed by

Operator under the same terms and conditions as are customary and usual in the area in contracts of independent contractors who are doing work of a similar nature. All work performed or materials supplied by affiliates or related parties of Operator shall be performed or supplied at competitive rates, pursuant to written agreement, and in accordance with customs and standards prevailing in the industry.

2. Discharge of Joint Account Obligations: Except as herein otherwise specifically provided, Operator shall promptly pay and discharge expenses incurred in the development and operation of the Contract Area pursuant to this agreement and shall

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
charge each of the parties hereto with their respective proportionate shares upon the expense basis provided in Exhibit "C."

Operator shall keep an accurate record of the joint account hereunder, showing expenses incurred and charges and credits made and received.

3. Protection from Liens: Operator shall pay, or cause to be paid, as and when they become due and payable, all accounts of contractors and suppliers and wages and salaries for services rendered or performed, and for materials supplied on, to or in respect of the Contract Area or any operations for the joint account thereof, and shall keep the Contract Area free from liens and encumbrances resulting therefrom except for those resulting from a bona fide dispute as to services rendered or materials supplied.

4. Custody of Funds: Operator shall hold for the account of the Non-Operators any funds of the Non-Operators advanced or paid to the Operator, either for the conduct of operations hereunder or as a result of the sale of production from the

Contract Area, and such funds shall remain the funds of the Non-Operators on whose account they are advanced or paid until used for their intended purpose or otherwise delivered to the Non-Operators or applied toward the payment of debts as provided in Article VII.B. Nothing in this paragraph shall be construed to establish a fiduciary relationship between Operator and Non-Operators for any purpose other than to account for Non-Operator funds as herein specifically provided. Nothing in this paragraph shall require the maintenance by Operator of separate accounts for the funds of Non-Operators unless the parties otherwise specifically agree.

5. Access to Contract Area and Records: Operator shall, except as otherwise provided herein, permit each Non-Operator or its duly authorized representative, at the Non-Operator's sole risk and cost, full and free access at all reasonable times to all operations of every kind and character being conducted for the joint account on the Contract Area and to the records of operations conducted thereon or production therefrom, including Operator's books and records relating thereto. Such access rights shall not be exercised in a manner interfering with Operator's conduct of an operation hereunder and shall not obligate

Operator to furnish any geologic or geophysical data of an interpretive nature unless the cost of preparation of such interpretive data was charged to the joint account. Operator will furnish to each Non-Operator upon request copies of any and all reports and information obtained by Operator in connection with production and related items, including, without limitation, meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, but excluding purchase contracts and pricing information to the extent not applicable to the production of the Non-Operator seeking the information. Any audit of Operator's records relating to amounts expended and the appropriateness of such expenditures shall be conducted in accordance with the audit protocol specified in Exhibit "C."

6. Filing and Furnishing Governmental Reports: Operator will file, and upon written request promptly furnish copies to each requesting Non-Operator not in default of its payment obligations, all operational notices, reports or applications required to be filed by local, State, Federal or Indian agencies or authorities having jurisdiction over operations hereunder.

Each Non-Operator shall provide to Operator on a timely basis all information necessary to Operator to make such filings.

7. Drilling and Testing Operations: The following provisions shall apply to each well drilled / completed, reworked,

recompleted, sidetracked or plugged back hereunder, including but not limited to the Initial Well:

(a) Operator will promptly advise Non-Operators of the date on which the well is spudded, or the date on which drilling operations are commenced.

(b) Operator will send to Non-Operators such reports, test results and notices regarding the progress of operations on the well as the Non-Operators shall reasonably request, including, but not limited to, daily drilling reports, completion reports, and well logs.

(c) Operator shall adequately test all Zones encountered which may reasonably be expected to be capable of producing

Oil and Gas in paying quantities as a result of examination of the electric log or any other logs or cores or tests conducted hereunder.

8. Cost Estimates: Upon request of any Consenting Party, Operator shall furnish estimates of current and cumulative costs incurred for the joint account at reasonable intervals during the conduct of any operation pursuant to this agreement.

Operator shall not be held liable for errors in such estimates so long as the estimates are made in good faith.

9. Insurance: At all times while operations are conducted hereunder, Operator shall comply with the workers compensation law of the state where the operations are being conducted; provided, however, that Operator may be a self-

insurer for liability under said compensation laws in which event the only charge that shall be made to the joint account shall be as provided in Exhibit "C." Operator shall also carry or provide insurance for the benefit of the joint account of the parties as outlined in Exhibit "D" attached hereto and made a part hereof. Operator shall require all contractors engaged in work on or for the Contract Area to comply with the workers compensation law of the state where the operations are being conducted and to maintain such other insurance as Operator may require.

In the event automobile liability insurance is specified in said Exhibit "D," or subsequently receives the approval of the parties, no direct charge shall be made by Operator for premiums paid for such insurance for Operator's automotive equipment.

ARTICLE VI.

DRILLING AND DEVELOPMENT

A. Initial Well:

On or before the  day of             ,             , Operator shall commence the drilling of the Initial

Well at the following location:

Not Applicable

and shall thereafter continue the drilling of the well with due diligence to

The drilling of the Initial Well and the participation therein by all parties is obligatory, subject to Article VI.C.1. as to participation in Completion operations and Article VI.F. as to termination of operations and Article XI as to occurrence of force majeure.

B. Subsequent Operations:

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
1. Proposed Operations: If any party hereto should desire to drill any well on the Contract Area other than the Initial Well, or if any party should desire to Rework, Sidetrack, Deepen, Recomplete or Plug Back a dry hole or a well no longer capable of producing in paying quantities in which such party has not otherwise relinquished its interest in the proposed objective Zone under this agreement, the party desiring to drill, Rework, Sidetrack, Deepen, Recomplete or Plug Back such a well shall give written notice of the proposed operation to the parties who have not otherwise relinquished their interest in such objective Zone under this agreement and to all other parties in the case of a proposal for Sidetracking or Deepening, specifying the work to be performed, the location, proposed depth, objective Zone and the estimated cost of the operation. The parties to whom such a notice is delivered shall have thirty (30) days after receipt of the notice within which to notify the party proposing to do the work whether they elect to participate in the cost of the proposed operation. If a drilling rig is on location, notice of a proposal to

Rework, Sidetrack, Recomplete, Plug Back or Deepen may be given by telephone and the response period shall be limited to forty-

eight (48) hours~~, exclusive of Saturday, Sunday and legal holidays~~. Failure of a party to whom such notice is delivered to reply within the period above fixed shall constitute an election by that party not to participate in the cost of the proposed operation.

Any proposal by a party to conduct an operation conflicting with the operation initially proposed shall be delivered to all parties within the time and in the manner provided in Article VI.B.6.

If all parties to whom such notice is delivered elect to participate in such a proposed operation, the parties shall be contractually committed to participate therein provided such operations are commenced within the time period hereafter set forth, and Operator shall, no later than ninety (90) days after expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be), actually commence the proposed operation and thereafter complete it with due diligence at the risk and expense of the parties participating therein; provided, however, said commencement date may be extended upon written notice of same by Operator to the other parties, for a period of up to thirty (30) additional days if, in the sole opinion of Operator, such additional time is reasonably necessary to obtain permits from governmental authorities, surface rights (including rights-of-

way) or appropriate drilling equipment, or to complete title examination or curative matter required for title approval or acceptance. If the actual operation has not been commenced within the time provided (including any extension thereof as specifically permitted herein or in the force majeure provisions of Article XI) and if any party hereto still desires to conduct said operation, written notice proposing same must be resubmitted to the other parties in accordance herewith as if no prior proposal had been made. Those parties that did not participate in the drilling of a well for which a proposal to Deepen or

Sidetrack is made hereunder shall, if such parties desire to participate in the proposed Deepening or Sidetracking operation,

reimburse the Drilling Parties in accordance with Article VI.B.4. in the event of a Deepening operation and in accordance with Article VI.B.5. in the event of a Sidetracking operation.

2. Operations by Less Than All Parties:

(a) Determination of Participation. If any party to whom such notice is delivered as provided in Article VI.B.1. or

VI.C.1. (Option No. 2) elects not to participate in the proposed operation, then, in order to be entitled to the benefits of this

Article, the party or parties giving the notice and such other parties as shall elect to participate in the operation shall, no later than ninety (90) days after the expiration of the notice period of thirty (30) days (or as promptly as practicable after the expiration of the forty-eight (48) hour period when a drilling rig is on location, as the case may be) actually commence the proposed operation and complete it with due diligence. Operator shall perform all work for the account of the Consenting

Parties; provided, however, if no drilling rig or other equipment is on location, and if Operator is a Non-Consenting Party,

the Consenting Parties shall either: (i) request Operator to perform the work required by such proposed operation for the account of the Consenting Parties, / or (ii) designate one of the Consenting Parties as Operator to perform such work provided however,

Operator shall not be required to do so. The rights and duties granted to and imposed upon the Operator under this agreement are granted to and imposed upon the party designated as Operator for an operation in which the original Operator is a Non-Consenting Party. Consenting

Parties, when conducting operations on the Contract Area pursuant to this Article VI.B.2., shall comply with all terms and conditions of this agreement.

If less than all parties approve any proposed operation, the proposing party, immediately after the expiration of the applicable notice period, shall advise all Parties of the total interest of the parties approving such operation and its recommendation as to whether the Consenting Parties should proceed with the operation as proposed. Each Consenting Party,

within forty-eight (48) hours ~~(exclusive of Saturday, Sunday, and legal holidays)~~ after delivery of such notice, shall advise the proposing party of its desire to (i) limit participation to such party's interest as shown on Exhibit “A-1” and Exhibit “A-2” or (ii) carry only its proportionate part (determined by dividing such party's interest in the Contract Area by the interests of all Consenting Parties in the Contract Area) of Non-Consenting Parties' interests, or (iii) carry its proportionate part (determined as provided in (ii)) of

Non-Consenting Parties' interests together with all or a portion of its proportionate part of any Non-Consenting Parties'

interests that any Consenting Party did not elect to take. Any interest of Non-Consenting Parties that is not carried by a

Consenting Party shall be deemed to be carried by the party proposing the operation if such party does not withdraw its proposal. Failure to advise the proposing party within the time required shall be deemed an election under (i). In the event a drilling rig is on location, notice may be given by telephone, and the time permitted for such a response shall not exceed a total of forty-eight (48) hours ~~(exclusive of Saturday, Sunday and legal holidays)~~. The proposing party, at its election, may withdraw such proposal if there is less than 100% participation and shall notify all parties of such decision within ten (10)

days, or within twenty-four (24) hours if a drilling rig is on location, following expiration of the applicable response period.

If 100% subscription to the proposed operation is obtained, the proposing party shall promptly notify the Consenting Parties of their proportionate interests in the operation and the party serving as Operator shall commence such operation within the period provided in Article VI.B.1., subject to the same extension right as provided therein.

(b) Relinquishment of Interest for Non-Participation. The entire cost and risk of conducting such operations shall be borne by the Consenting Parties in the proportions they have elected to bear same under the terms of the preceding paragraph. Consenting Parties shall keep the leasehold estates involved in such operations free and clear of all liens and encumbrances of every kind created by or arising from the operations of the Consenting Parties. If such an operation results in a dry hole, then subject to Articles VI.B.6. and VI.E.3., the Consenting Parties shall plug and abandon the well and restore the surface location at their sole cost, risk and expense; provided, however, that those Non-Consenting Parties that participated in the drilling, Deepening or Sidetracking of the well shall remain liable for, and shall pay, their proportionate shares of the cost of plugging and abandoning the well and restoring the surface location insofar only as those costs were not increased by the subsequent operations of the Consenting Parties. If any well drilled, Reworked, Sidetracked, Deepened,

Recompleted or Plugged Back under the provisions of this Article results in a well capable of producing Oil and/or Gas in paying quantities, the Consenting Parties shall Complete and equip the well to produce at their sole cost and risk, and the

7

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
well shall then be turned over to Operator (if the Operator did not conduct the operation) and shall be operated by it at the expense and for the account of the Consenting Parties. Upon commencement of operations for the drilling, Reworking,

Sidetracking, Recompleting, Deepening or Plugging Back of any such well by Consenting Parties in accordance with the provisions of this Article, each Non-Consenting Party shall be deemed to have relinquished to Consenting Parties, and the

Consenting Parties shall own and be entitled to receive, in proportion to their respective interests, all of such Non-

Consenting Party's interest in the well and share of production therefrom or, in the case of a Reworking, Sidetracking,

Deepening, Recompleting or Plugging Back, or a Completion pursuant to Article VI.C.1. Option No. 2, all of such Non-

Consenting Party's interest in the production obtained from the operation in which the Non-Consenting Party did not elect to participate. Such relinquishment shall be effective until the proceeds of the sale of such share, calculated at the well, or market value thereof if such share is not sold (after deducting applicable ad valorem, production, severance, and excise taxes,

royalty, overriding royalty and other interests not excepted by Article III.C. payable out of or measured by the production from such well accruing with respect to such interest until it reverts), shall equal the total of the following:

(i)  100  % of each such Non-Consenting Party's share of the cost of any newly acquired surface equipment beyond the wellhead connections (including but not limited to stock tanks, separators, treaters, pumping equipment and piping), plus 100% of each such Non-Consenting Party's share of the cost of operation of the well commencing with first production and continuing until each such Non-Consenting Party's relinquished interest shall revert to it under other provisions of this Article, it being agreed that each Non-Consenting Party's share of such costs and equipment will be that interest which would have been chargeable to such Non-Consenting Party had it participated in the well from the beginning of the operations; and

(ii)  300  % of (a) that portion of the costs and expenses of drilling, Reworking, Sidetracking, Deepening,

Plugging Back, testing, Completing, and Recompleting, after deducting any cash contributions received under Article VIII.C.,

and of (b) that portion of the cost of newly acquired equipment in the well (to and including the wellhead connections),

which would have been chargeable to such Non-Consenting Party if it had participated therein.

Notwithstanding anything to the contrary in this Article VI.B., if the well does not reach the deepest objective Zone described in the notice proposing the well for reasons other than the encountering of granite or practically impenetrable substance or other condition in the hole rendering further operations impracticable, Operator shall give notice thereof to each

Non-Consenting Party who submitted or voted for an alternative proposal under Article VI.B.6. to drill the well to a shallower Zone than the deepest objective Zone proposed in the notice under which the well was drilled, and each such Non-

Consenting Party shall have the option to participate in the initial proposed Completion of the well by paying its share of the cost of drilling the well to its actual depth, calculated in the manner provided in Article VI.B.4. (a). If any such Non-

Consenting Party does not elect to participate in the first Completion proposed for such well, the relinquishment provisions of this Article VI.B.2. (b) shall apply to such party's interest.

(c) Reworking, Recompleting or Plugging Back. An election not to participate in the drilling, Sidetracking or

Deepening of a well shall be deemed an election not to participate in any Reworking or Plugging Back operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Similarly, an election not to participate in the Completing or Recompleting of a well shall be deemed an election not to participate in any Reworking operation proposed in such a well, or portion thereof, to which the initial non-consent election applied that is conducted at any time prior to full recovery by the Consenting Parties of the Non-Consenting Party's recoupment amount. Any such

Reworking, Recompleting or Plugging Back operation conducted during the recoupment period shall be deemed part of the cost of operation of said well and there shall be added to the sums to be recouped by the Consenting Parties ___300____% of that portion of the costs of the Reworking, Recompleting or Plugging Back operation which would have been chargeable to such Non-Consenting Party had it participated therein. If such a Reworking, Recompleting or Plugging Back operation is proposed during such recoupment period, the provisions of this Article VI.B. shall be applicable as between said Consenting

Parties in said well.

(d) Recoupment Matters. During the period of time Consenting Parties are entitled to receive Non-Consenting Party's share of production, or the proceeds therefrom, Consenting Parties shall be responsible for the payment of all ad valorem,

production, severance, excise, gathering and other taxes, and all royalty, overriding royalty and other burdens applicable to

Non-Consenting Party's share of production not excepted by Article III.C.

In the case of any Reworking, Sidetracking, Plugging Back, Recompleting or Deepening operation, the Consenting

Parties shall be permitted to use, free of cost, all casing, tubing and other equipment in the well, but the ownership of all such equipment shall remain unchanged; and upon abandonment of a well after such Reworking, Sidetracking, Plugging Back,

Recompleting or Deepening, the Consenting Parties shall account for all such equipment to the owners thereof, with each party receiving its proportionate part in kind or in value, less cost of salvage.

Within ninety (90) days after the completion of any operation under this Article, the party conducting the operations for the Consenting Parties shall furnish each Non-Consenting Party with an inventory of the equipment in and connected to the well, and an itemized statement of the cost of drilling, Sidetracking, Deepening, Plugging Back, testing, Completing,

Recompleting, and equipping the well for production; or, at its option, the operating party, in lieu of an itemized statement of such costs of operation, may submit a detailed statement of monthly billings. Each month thereafter, during the time the

Consenting Parties are being reimbursed as provided above, the party conducting the operations for the Consenting Parties shall furnish the Non-Consenting Parties with an itemized statement of all costs and liabilities incurred in the operation of the well, together with a statement of the quantity of Oil and Gas produced from it and the amount of proceeds realized from the sale of the well's working interest production during the preceding month. In determining the quantity of Oil and Gas produced during any month, Consenting Parties shall use industry accepted methods such as but not limited to metering or periodic well tests. Any amount realized from the sale or other disposition of equipment newly acquired in connection with any such operation which would have been owned by a Non-Consenting Party had it participated therein shall be credited against the total unreturned costs of the work done and of the equipment purchased in determining when the interest of such

Non-Consenting Party shall revert to it as above provided; and if there is a credit balance, it shall be paid to such Non-

Consenting Party.

If and when the Consenting Parties recover from a Non-Consenting Party's relinquished interest the amounts provided for above, the relinquished interests of such Non-Consenting Party shall automatically revert to it as of 7:00 a.m. on the day following the day on which such recoupment occurs, and, from and after such reversion, such Non-Consenting Party shall own the same interest in such well, the material and equipment in or pertaining thereto, and the production therefrom as such Non-Consenting Party would have been entitled to had it participated in the drilling, Sidetracking, Reworking,

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
Deepening, Recompleting or Plugging Back of said well. Thereafter, such Non-Consenting Party shall be charged with and shall pay its proportionate part of the further costs of the operation of said well in accordance with the terms of this agreement and Exhibit "C" attached hereto.

3. Stand-By Costs: When a well which has been drilled or Deepened has reached its authorized depth and all tests have been completed and the results thereof furnished to the parties, or when operations on the well have been otherwise terminated pursuant to Article VI.F., stand-by costs incurred pending response to a party's notice proposing a Reworking,

Sidetracking, Deepening, Recompleting, Plugging Back or Completing operation in such a well (including the period required under Article VI.B.6. to resolve competing proposals) shall be charged and borne as part of the drilling or Deepening operation just completed. Stand-by costs subsequent to all parties responding, or expiration of the response time permitted,

whichever first occurs, and prior to agreement as to the participating interests of all Consenting Parties pursuant to the terms of the second grammatical paragraph of Article VI.B.2. (a), shall be charged to and borne as part of the proposed operation,

but if the proposal is subsequently withdrawn because of insufficient participation, such stand-by costs shall be allocated between the Consenting Parties in the proportion each Consenting Party's interest as shown on Exhibit “A-1” and Exhibit “A-2” bears to the total interest as shown on Exhibit “A-1” and Exhibit “A-2” of all Consenting Parties.

In the event that notice for a Sidetracking operation is given while the drilling rig to be utilized is on location, any party may request and receive up to five (5) additional days after expiration of the forty-eight hour response period specified in

Article VI.B.1. within which to respond by paying for all stand-by costs and other costs incurred during such extended response period; Operator may require such party to pay the estimated stand-by time in advance as a condition to extending the response period. If more than one party elects to take such additional time to respond to the notice, standby costs shall be allocated between the parties taking additional time to respond on a day-to-day basis in the proportion each electing party's interest as shown on Exhibit “A-1” and Exhibit “A-2” bears to the total interest as shown on Exhibit “A-1” and Exhibit “A-2” of all the electing parties.

4. Deepening: If less than all parties elect to participate in a drilling, Sidetracking, or Deepening operation proposed pursuant to Article VI.B.1., the interest relinquished by the Non-Consenting Parties to the Consenting Parties under Article

VI.B.2. shall relate only and be limited to the lesser of (i) the total depth actually drilled or (ii) the objective depth or Zone of which the parties were given notice under Article VI.B.1. ("Initial Objective"). Such well shall not be Deepened beyond the

Initial Objective without first complying with this Article to afford the Non-Consenting Parties the opportunity to participate in the Deepening operation.

In the event any Consenting Party desires to drill or Deepen a Non-Consent Well to a depth below the Initial Objective,

such party shall give notice thereof, complying with the requirements of Article VI.B.1., to all parties (including Non-

Consenting Parties). Thereupon, Articles VI.B.1. and 2. shall apply and all parties receiving such notice shall have the right to participate or not participate in the Deepening of such well pursuant to said Articles VI.B.1. and 2. If a Deepening operation is approved pursuant to such provisions, and if any Non-Consenting Party elects to participate in the Deepening operation,

such Non-Consenting party shall pay or make reimbursement (as the case may be) of the following costs and expenses.

(a) If the proposal to Deepen is made prior to the Completion of such well as a well capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) that share of costs and expenses incurred in connection with the drilling of said well from the surface to the Initial Objective which Non-

Consenting Party would have paid had such Non-Consenting Party agreed to participate therein, plus the Non-Consenting

Party's share of the cost of Deepening and of participating in any further operations on the well in accordance with the other provisions of this Agreement; provided, however, all costs for testing and Completion or attempted Completion of the well incurred by Consenting Parties prior to the point of actual operations to Deepen beyond the Initial Objective shall be for the sole account of Consenting Parties.

(b) If the proposal is made for a Non-Consent Well that has been previously Completed as a well capable of producing in paying quantities, but is no longer capable of producing in paying quantities, such Non-Consenting Party shall pay (or reimburse Consenting Parties for, as the case may be) its proportionate share of all costs of drilling, Completing, and equipping said well from the surface to the Initial Objective, calculated in the manner provided in paragraph (a) above, less those costs recouped by the Consenting Parties from the sale of production from the well. The Non-Consenting Party shall also pay its proportionate share of all costs of re-entering said well. The Non-Consenting Parties' proportionate part (based on the percentage of such well Non-Consenting Party would have owned had it previously participated in such Non-Consent

Well) of the costs of salvable materials and equipment remaining in the hole and salvable surface equipment used in connection with such well shall be determined in accordance with Exhibit "C." If the Consenting Parties have recouped the cost of drilling, Completing, and equipping the well at the time such Deepening operation is conducted, then a Non-

Consenting Party may participate in the Deepening of the well with no payment for costs incurred prior to re-entering the well for Deepening

The foregoing shall not imply a right of any Consenting Party to propose any Deepening for a Non-Consent Well prior to the drilling of such well to its Initial Objective without the consent of the other Consenting Parties as provided in Article

VI.F.

5. Sidetracking: Any party having the right to participate in a proposed Sidetracking operation that does not own an interest in the affected wellbore at the time of the notice shall, upon electing to participate, tender to the wellbore owners its proportionate share (equal to its interest in the Sidetracking operation) of the value of that portion of the existing wellbore to be utilized as follows:

(a) If the proposal is for Sidetracking an existing dry hole, reimbursement shall be on the basis of the actual costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is initiated.

(b) If the proposal is for Sidetracking a well which has previously produced, reimbursement shall be on the basis of such party's proportionate share of drilling and equipping costs incurred in the initial drilling of the well down to the depth at which the Sidetracking operation is conducted, calculated in the manner described in Article VI.B.4(b) above. Such party's proportionate share of the cost of the well's salvable materials and equipment down to the depth at which the Sidetracking operation is initiated shall be determined in accordance with the provisions of Exhibit "C."

6. Order of Preference of Operations. Except as otherwise specifically provided in this agreement, if any party desires to propose the conduct of an operation that conflicts with a proposal that has been made by a party under this Article VI, such party shall have fifteen (15) days from delivery of the initial proposal, in the case of a proposal to drill a well or to perform an operation on a well where no drilling rig is on location, or twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, from delivery of the initial proposal, if a drilling rig is on location for the well on which such operation is to be conducted, to deliver to all parties entitled to participate in the proposed operation such party's alternative proposal, such

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
alternate proposal to contain the same information required to be included in the initial proposal. Each party receiving such proposals shall elect by delivery of notice to Operator within five (5) days after expiration of the proposal period, or within twenty-four (24) hours (exclusive of Saturday, Sunday and legal holidays) if a drilling rig is on location for the well that is the subject of the proposals, to participate in one of the competing proposals. Any party not electing within the time required shall be deemed not to have voted. The proposal receiving the vote of parties owning the largest aggregate percentage interest of the parties voting shall have priority over all other competing proposals; in the case of a tie vote, the initial proposal shall prevail. Operator shall deliver notice of such result to all parties entitled to participate in the operation within five (5) days after expiration of the election period (or within twenty-four (24) hours, exclusive of Saturday, Sunday and legal holidays, if a drilling rig is on location). Each party shall then have two (2) days (or twenty-four (24) hours if a rig is on location) from receipt of such notice to elect by delivery of notice to Operator to participate in such operation or to relinquish interest in the affected well pursuant to the provisions of Article VI.B.2.; failure by a party to deliver notice within such period shall be deemed an election not to participate in the prevailing proposal.

7. Conformity to Spacing Pattern. Notwithstanding the provisions of this Article VI.B.2., it is agreed that no wells shall be proposed to be drilled to or Completed in or produced from a Zone from which a well located elsewhere on the Contract

Area is producing, unless such well conforms to the then-existing well spacing pattern for such Zone.

8. Paying Wells. No party shall conduct any Reworking, Deepening, Plugging Back, Completion, Recompletion, or

Sidetracking operation under this agreement with respect to any well then capable of producing in paying quantities except with the consent of all parties that have not relinquished interests in the well at the time of such operation.

C. Completion of Wells; Reworking and Plugging Back:

1. Completion: Without the consent of all parties, no well shall be drilled, Deepened or Sidetracked, except any well drilled, Deepened or Sidetracked pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the drilling,

Deepening or Sidetracking shall include:

☑	Option No. 1: All necessary expenditures for the drilling, Deepening or Sidetracking, testing, Completing and equipping of the well, including necessary tankage and/or surface facilities.

☐	~~Option No. 2: All necessary expenditures for the drilling, Deepening or Sidetracking and testing of the well. When~~

~~such well has reached its authorized depth, and all logs, cores and other tests have been completed, and the results~~

~~thereof furnished to the parties, Operator shall give immediate notice to the Non-Operators having the right to~~

~~participate in a Completion attempt whether or not Operator recommends attempting to Complete the well,~~

~~together with Operator's AFE for Completion costs if not previously provided. The parties receiving such notice~~

~~shall have forty-eight (48) hours (exclusive of Saturday, Sunday and legal holidays) in which to elect by delivery of~~

~~notice to Operator to participate in a recommended Completion attempt or to make a Completion proposal with an~~

~~accompanying AFE. Operator shall deliver any such Completion proposal, or any Completion proposal conflicting~~

~~with Operator's proposal, to the other parties entitled to participate in such Completion in accordance with the~~

~~procedures specified in Article VI.B.6. Election to participate in a Completion attempt shall include consent to all~~

~~necessary expenditures for the Completing and equipping of such well, including necessary tankage and/or surface~~

~~facilities but excluding any stimulation operation not contained on the Completion AFE. Failure of any party~~

~~receiving such notice to reply within the period above fixed shall constitute an election by that party~~ not ~~to~~

~~participate in the cost of the Completion attempt; provided, that Article VI.B.6. shall control in the case of~~

~~conflicting Completion proposals. If one or more, but less than all of the parties, elect to attempt a Completion, the~~

~~provision of Article VI.B.2. hereof (the phrase "Reworking, Sidetracking, Deepening, Recompleting or Plugging~~

~~Back" as contained in Article VI.B.2. shall be deemed to include "Completing") shall apply to the operations~~

~~thereafter conducted by less than all parties; provided, however, that Article VI.B.2. shall apply separately to each~~

~~separate Completion or Recompletion attempt undertaken hereunder, and an election to become a Non-Consenting~~

~~Party as to one Completion or Recompletion attempt shall not prevent a party from becoming a Consenting Party~~

~~in subsequent Completion or Recompletion attempts regardless whether the Consenting Parties as to earlier~~

~~Completions or Recompletion have recouped their costs pursuant to Article VI.B.2.; provided further, that any~~

~~recoupment of costs by a Consenting Party shall be made solely from the production attributable to the Zone in~~

~~which the Completion attempt is made. Election by a previous Non-Consenting party to participate in a subsequent~~

~~Completion or Recompletion attempt shall require such party to pay its proportionate share of the cost of salvable~~

~~materials and equipment installed in the well pursuant to the previous Completion or Recompletion attempt,~~

~~insofar and only insofar as such materials and equipment benefit the Zone in which such party participates in a~~

~~Completion attempt.~~

2. Rework, Recomplete or Plug Back: No well shall be Reworked, Recompleted or Plugged Back except a well Reworked,

Recompleted, or Plugged Back pursuant to the provisions of Article VI.B.2. of this agreement. Consent to the Reworking,

Recompleting or Plugging Back of a well shall include all necessary expenditures in conducting such operations and

Completing and equipping of said well, including necessary tankage and/or surface facilities.

D. Other Operations:

Operator shall not undertake any single project reasonably estimated to require an expenditure in excess of

One Hundred Thousand  Dollars ($ 100,000.00 ) except in connection with the drilling, Sidetracking, Reworking, Deepening, Completing, Recompleting or Plugging Back of a well that has been previously authorized by or pursuant to this agreement; provided, however, that, in case of explosion, fire, flood or other sudden emergency, whether of the same or different nature, Operator may take such steps and incur such expenses as in its opinion are required to deal with the emergency to safeguard life and property but Operator, as promptly as possible, shall report the emergency to the other parties. If Operator prepares an AFE for its own use, Operator shall furnish any Non-Operator so requesting an information copy thereof for any single project costing in excess of  One Hundred Thousand Dollars

($ 100,000.00). Any party who has not relinquished its interest in a well shall have the right to propose that

Operator perform repair work or undertake the installation of artificial lift equipment or ancillary production facilities such as salt water disposal wells or to conduct additional work with respect to a well drilled hereunder or other similar project (but not including the installation of gathering lines or other transportation or marketing facilities, the installation of which shall be governed by separate agreement between the parties) reasonably estimated to require an expenditure in excess of the amount first set forth above in this Article VI.D. (except in connection with an operation required to be proposed under

Articles VI.B.1. or VI.C.1. Option No. 2, which shall be governed exclusively be those Articles). Operator shall deliver such proposal to all parties entitled to participate therein. If within thirty (30) days thereof Operator secures the written consent of any party or parties owning at least  51 % of the interests of the parties entitled to participate in such operation,

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
each party having the right to participate in such project shall be bound by the terms of such proposal and shall be obligated to pay its proportionate share of the costs of the proposed project as if it had consented to such project pursuant to the terms of the proposal.

E. Abandonment of Wells:

1. Abandonment of Dry Holes: Except for any well drilled or Deepened pursuant to Article VI.B.2., any well which has been drilled or Deepened under the terms of this agreement and is proposed to be completed as a dry hole shall not be plugged and abandoned without the consent of all parties. Should Operator, after diligent effort, be unable to contact any party, or should any party fail to reply within forty-eight (48) hours ~~(exclusive of Saturday, Sunday and legal holidays)~~ after delivery of notice of the proposal to plug and abandon such well, such party shall be deemed to have consented to the proposed abandonment. All such wells shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of the parties who participated in the cost of drilling or Deepening such well. Any party who objects to plugging and abandoning such well by notice delivered to Operator within forty-eight (48) hours ~~(exclusive of Saturday,~~

~~Sunday and legal holidays)~~ after delivery of notice of the proposed plugging shall take over the well as of the end of such forty-eight (48) hour notice period and conduct further operations in search of Oil and/or Gas subject to the provisions of

Article VI.B.; failure of such party to provide proof reasonably satisfactory to Operator of its financial capability to conduct such operations or to take over the well within such period or thereafter to conduct operations on such well or plug and abandon such well shall entitle Operator to retain or take possession of the well and plug and abandon the well. The party taking over the well shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations conducted on such well except for the costs of plugging and abandoning the well and restoring the surface, for which the abandoning parties shall remain proportionately liable.

2. Abandonment of Wells That Have Produced: Except for any well in which a Non-Consent operation has been conducted hereunder for which the Consenting Parties have not been fully reimbursed as herein provided, any well which has been completed as a producer shall not be plugged and abandoned without the consent of all parties. If all parties consent to such abandonment, the well shall be plugged and abandoned in accordance with applicable regulations and at the cost, risk and expense of all the parties hereto. Failure of a party to reply within sixty (60) days of delivery of notice of proposed abandonment shall be deemed an election to consent to the proposal. If, within sixty (60) days after delivery of notice of the proposed abandonment of any well, all parties do not agree to the abandonment of such well, those wishing to continue its operation from the Zone then open to production shall be obligated to take over the well as of the expiration of the applicable notice period and shall indemnify Operator (if Operator is an abandoning party) and the other abandoning parties against liability for any further operations on the well conducted by such parties. Failure of such party or parties to provide proof reasonably satisfactory to Operator of their financial capability to conduct such operations or to take over the well within the required period or thereafter to conduct operations on such well shall entitle operator to retain or take possession of such well and plug and abandon the well.

Parties taking over a well as provided herein shall tender to each of the other parties its proportionate share of the value of the well's salvable material and equipment, determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface; provided, however, that in the event the estimated plugging and abandoning and surface restoration costs and the estimated cost of salvaging are higher than the value of the well's salvable material and equipment, each of the abandoning parties shall tender to the parties continuing operations their proportionate shares of the estimated excess cost. Each abandoning party shall assign to the non-abandoning parties, without warranty, express or implied, as to title or as to quantity, or fitness for use of the equipment and material, all of its interest in the wellbore of the well and related equipment, together with its interest in the Leasehold insofar and only insofar as such Leasehold covers the right to obtain production from that wellbore in the Zone then open to production. If the interest of the abandoning party is or includes and Oil and Gas Interest, such party shall execute and deliver to the non-

abandoning party or parties an oil and gas lease, limited to the wellbore and the Zone then open to production, for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the Zone covered thereby, such lease to be on the form attached as Exhibit "B." The assignments or leases so limited shall encompass the Drilling Unit upon which the well is located.**

The payments by, and the assignments or leases to, the assignees shall be in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract

Area of all assignees. There shall be no readjustment of interests in the remaining portions of the Contract Area.

Thereafter, abandoning parties shall have no further responsibility, liability, or interest in the operation of or production from the well in the Zone then open other than the royalties retained in any lease made under the terms of this Article. Upon request, Operator shall continue to operate the assigned well for the account of the non-abandoning parties at the rates and charges contemplated by this agreement, plus any additional cost and charges which may arise as the result of the separate ownership of the assigned well. Upon proposed abandonment of the producing Zone assigned or leased, the assignor or lessor shall then have the option to repurchase its prior interest in the well (using the same valuation formula) and participate in further operations therein subject to the provisions hereof.

3. Abandonment of Non-Consent Operations: The provisions of Article VI.E.1. or VI.E.2. above shall be applicable as between Consenting Parties in the event of the proposed abandonment of any well excepted from said Articles; provided,

however, no well shall be permanently plugged and abandoned unless and until all parties having the right to conduct further operations therein have been notified of the proposed abandonment and afforded the opportunity to elect to take over the well in accordance with the provisions of this Article VI.E.; and provided further, that Non-Consenting Parties who own an interest in a portion of the well shall pay their proportionate shares of abandonment and surface restoration cost for such well as provided in Article VI.B.2.(b).

F. Termination of Operations:

Upon the commencement of an operation for the drilling, Reworking, Sidetracking, Plugging Back, Deepening, testing,

Completion or plugging of a well, including but not limited to the Initial Well, such operation shall not be terminated without consent of parties bearing _51____% of the costs of such operation; provided, however, that in the event granite or other practically impenetrable substance or condition in the hole is encountered which renders further operations impractical,

Operator may discontinue operations and give notice of such condition in the manner provided in Article VI.B.1, and the provisions of Article VI.B. or VI.E. shall thereafter apply to such operation, as appropriate.

G. Taking Production in Kind:

☑ Option No. 1: Gas Balancing Agreement Attached

Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from the

Contract Area, exclusive of production which may be used in development and producing operations and in preparing and

11

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditure incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall be borne by such party. Any party taking its share of production in kind shall be required to pay for only its proportionate share of such part of

Operator's surface facilities which it uses.

Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment
~~**Provided, however, if the abandonment of such well will result in the loss of a lease (s) or portion thereof, assumption of such well shall be considered a Required Operation and governed by the provisions of Article XVI.D.~~

12

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
directly from the purchaser thereof for its share of all production.

If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate share of the Oil produced from the Contract Area, Operator shall have the right, subject to the revocation at will by the party owning it, but not the obligation, to purchase such Oil or sell it to others at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator may be terminated by

Operator upon at least ten (10) days written notice to the owner of said production and shall be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator to exercise at any time its right to take in kind, or separately dispose of, its share of all Oil not previously delivered to a purchaser.

Any purchase or sale by Operator of any other party's share of Oil shall be only for such reasonable periods of time as are consistent with the minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1) year.

Any such sale by Operator shall be in a manner commercially reasonable under the circumstances but Operator shall have no duty to share any existing market or to obtain a price equal to that received under any existing market. The sale or delivery by Operator of a non-taking party's share of Oil under the terms of any existing contract of Operator shall not give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase shall be made by Operator without first giving the non-taking party at least ten (10) days written notice of such intended purchase and the price to be paid or the pricing basis to be used.

All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements.

Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which records shall be made available to Non-Operators upon reasonable request.

In the event one or more parties' separate disposition of its share of the Gas causes split-stream deliveries to separate pipelines and/or deliveries which on a day-to-day basis for any reason are not exactly equal to a party's respective proportion-

ate share of total Gas sales to be allocated to it, the balancing or accounting between the parties shall be in accordance with any Gas balancing agreement between the parties hereto, whether such an agreement is attached as Exhibit "E" or is a separate agreement. Operator shall give notice to all parties of the first sales of Gas from any well under this agreement.

☐ ~~Option No. 2: No Gas Balancing Agreement:~~

~~Each party shall take in kind or separately dispose of its proportionate share of all Oil and Gas produced from~~

~~the Contract Area, exclusive of production which may be used in development and producing operations and in~~

~~preparing and treating Oil and Gas for marketing purposes and production unavoidably lost. Any extra expenditures~~

~~incurred in the taking in kind or separate disposition by any party of its proportionate share of the production shall~~

~~be borne by such party. Any party taking its share of production in kind shall be required to pay for only its~~

~~proportionate share of such part of Operator's surface facilities which it uses.~~

~~Each party shall execute such division orders and contracts as may be necessary for the sale of its interest in~~

~~production from the Contract Area, and, except as provided in Article VII.B., shall be entitled to receive payment~~

~~directly from the purchaser thereof for its share of all production.~~

~~If any party fails to make the arrangements necessary to take in kind or separately dispose of its proportionate~~

~~share of the Oil and/or Gas produced from the Contract Area, Operator shall have the right, subject to the~~

~~revocation at will by the party owning it, but not the obligation, to purchase such Oil and/or Gas or sell it to others~~

~~at any time and from time to time, for the account of the non-taking party. Any such purchase or sale by Operator~~

~~may be terminated by Operator upon at least ten (10) days written notice to the owner of said production and shall~~

~~be subject always to the right of the owner of the production upon at least ten (10) days written notice to Operator~~

~~to exercise its right to take in kind, or separately dispose of, its share of all Oil and/or Gas not previously delivered~~

~~to a purchaser; provided, however, that the effective date of any such revocation may be deferred at Operator's~~

~~election for a period not to exceed ninety (90) days if Operator has committed such production to a purchase~~

~~contract having a term extending beyond such ten (10) -day period. Any purchase or sale by Operator of any other~~

~~party's share of Oil and/or Gas shall be only for such reasonable periods of time as are consistent with the~~

~~minimum needs of the industry under the particular circumstances, but in no event for a period in excess of one (1)~~

~~year.~~

~~Any such sale by Operator shall be in a manner commercially reasonable under the circumstances, but Operator~~

~~shall have no duty to share any existing market or transportation arrangement or to obtain a price or transportation~~

~~fee equal to that received under any existing market or transportation arrangement. The sale or delivery by~~

~~Operator of a non-taking party's share of production under the terms of any existing contract of Operator shall not~~

~~give the non-taking party any interest in or make the non-taking party a party to said contract. No purchase of Oil~~

~~and Gas and no sale of Gas shall be made by Operator without first giving the non-taking party ten days written~~

~~notice of such intended purchase or sale and the price to be paid or the pricing basis to be used. Operator shall give~~

~~notice to all parties of the first sale of Gas from any well under this Agreement.~~

~~All parties shall give timely written notice to Operator of their Gas marketing arrangements for the following~~

~~month, excluding price, and shall notify Operator immediately in the event of a change in such arrangements.~~

~~Operator shall maintain records of all marketing arrangements, and of volumes actually sold or transported, which~~

~~records shall be made available to Non-Operators upon reasonable request.~~

ARTICLE VII.

EXPENDITURES AND LIABILITY OF PARTIES

A. Liability of Parties:

The liability of the parties shall be several, not joint or collective. Each party shall be responsible only for its obligations,

and shall be liable only for its proportionate share of the costs of developing the operating the Contract Area. Accordingly, the liens granted among the parties in Article VII.B. are given to secure only the debts of each severally, and no party shall have any liability to third parties hereunder to satisfy the default of any other party in the payment of any expense or obligation hereunder. It is not the intention of the parties to create, nor shall this agreement be construed as creating, a mining or other partnership, joint venture, agency relationship or association, or to render the parties liable as partners, co-venturers, or principals. In their relations with each other under this agreement, the parties shall not be considered fiduciaries or to have established a confidential relationship but rather shall be free to act on an arm's-length basis in accordance with their own respective self-interest, subject, however, to the obligation of the parties to act in good faith in their dealings with each other with respect to activities hereunder.

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A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
B. Liens and Security Interests:

Each party grants to the other parties hereto a lien upon any interest it now owns or hereafter acquires in Oil and Gas

Leases and Oil and Gas Interests in the Contract Area, and a security interest and/or purchase money security interest in any interest it now owns or hereafter acquires in the personal property and fixtures on or used or obtained for use in connection therewith, to secure performance of all of its obligations under this agreement including but not limited to payment of expense,

interest and fees, the proper disbursement of all monies paid hereunder, the assignment or relinquishment of interest in Oil and Gas Leases as required hereunder, and the proper performance of operations hereunder. Such lien and security interest granted by each party hereto shall include such party's leasehold interests, working interests, operating rights, and royalty and overriding royalty interests in the Contract Area now owned or hereafter acquired and in lands pooled or unitized therewith or otherwise becoming subject to this agreement, the Oil and Gas when extracted therefrom and equipment situated thereon or used or obtained for use in connection therewith (including, without limitation, all wells, tools, and tubular goods), and accounts

(including, without limitation, accounts arising from gas imbalances or from the sale of Oil and/or Gas at the wellhead),

contract rights, inventory and general intangibles relating thereto or arising therefrom, and all proceeds and products of the foregoing.

To perfect the lien and security agreement provided herein, each party hereto shall execute and acknowledge the recording supplement and/or any financing statement prepared and submitted by any party hereto in conjunction herewith or at any time following execution hereof, and Operator is authorized to file this agreement or the recording supplement executed herewith as a lien or mortgage in the applicable real estate records and as a financing statement with the proper officer under the Uniform

Commercial Code in the state in which the Contract Area is situated and such other states as Operator shall deem appropriate to perfect the security interest granted hereunder. Any party may file this agreement, the recording supplement executed herewith, or such other documents as it deems necessary as a lien or mortgage in the applicable real estate records and/or a financing statement with the proper officer under the Uniform Commercial Code.

Each party represents and warrants to the other parties hereto that the lien and security interest granted by such party to the other parties shall be a first and prior lien, and each party hereby agrees to maintain the priority of said lien and security interest against all persons acquiring an interest in Oil and Gas Leases and Interests covered by this agreement by, through or under such party. All parties acquiring an interest in Oil and Gas Leases and Oil and Gas Interests covered by this agreement,

whether by assignment, merger, mortgage, operation of law, or otherwise, shall be deemed to have taken subject to the lien and security interest granted by this Article VII.B. as to all obligations attributable to such interest hereunder whether or not such obligations arise before or after such interest is acquired.

To the extent that parties have a security interest under the Uniform Commercial Code of the state in which the

Contract Area is situated, they shall be entitled to exercise the rights and remedies of a secured party under the Code.

The bringing of a suit and the obtaining of judgment by a party for the secured indebtedness shall not be deemed an election of remedies or otherwise affect the lien rights or security interest as security for the payment thereof. In addition, upon default by any party in the payment of its share of expenses, interests or fees, or upon the improper use of funds by the Operator, the other parties shall have the right, without prejudice to other rights or remedies, to collect from the purchaser the proceeds from the sale of such defaulting party's share of Oil and Gas until the amount owed by such party, plus interest as provided in "Exhibit C," has been received, and shall have the right to offset the amount owed against the proceeds from the sale of such defaulting party's share of Oil and Gas. All purchasers of production may rely on a notification of default from the non-defaulting party or parties stating the amount due as a result of the default, and all parties waive any recourse available against purchasers for releasing production proceeds as provided in this paragraph.

If any party fails to pay its share of cost within one hundred twenty (120) days after rendition of a statement therefor by

Operator, the non-defaulting parties, including Operator, shall upon request by Operator, pay the unpaid amount in the proportion that the interest of each such party bears to the interest of all such parties. The amount paid by each party so paying its share of the unpaid amount shall be secured by the liens and security rights described in Article VII.B., and each paying party may independently pursue any remedy available hereunder or otherwise.

If any party does not perform all of its obligations hereunder, and the failure to perform subjects such party to foreclosure or execution proceedings pursuant to the provisions of this agreement, to the extent allowed by governing law, the defaulting party waives any available right of redemption from and after the date of judgment, any required valuation or appraisement of the mortgaged or secured property prior to sale, any available right to stay execution or to require a marshaling of assets and any required bond in the event a receiver is appointed. In addition, to the extent permitted by applicable law, each party hereby grants to the other parties a power of sale as to any property that is subject to the lien and security rights granted hereunder, such power to be exercised in the manner provided by applicable law or otherwise in a commercially reasonable manner and upon reasonable notice.

Each party agrees that the other parties shall be entitled to utilize the provisions of Oil and Gas lien law or other lien law of any state in which the Contract Area is situated to enforce the obligations of each party hereunder. Without limiting the generality of the foregoing, to the extent permitted by applicable law, Non-Operators agree that Operator may invoke or utilize the mechanics' or materialmen's lien law of the state in which the Contract Area is situated in order to secure the payment to Operator of any sum due hereunder for services performed or materials supplied by Operator.

C. Advances:

Operator, at its election, shall have the right from time to time to demand and receive from one or more of the other parties payment in advance of their respective shares of the estimated amount of the expense to be incurred in operations hereunder during the next succeeding month, which right may be exercised only by submission to each such party of an itemized statement of such estimated expense, together with an invoice for its share thereof. Each such statement and invoice for the payment in advance of estimated expense shall be submitted on or before the 20th day of the next preceding month.

Each party shall pay to Operator its proportionate share of such estimate within fifteen (15) days after such estimate and invoice is received. If any party fails to pay its share of said estimate within said time, the amount due shall bear interest as provided in Exhibit "C" until paid. Proper adjustment shall be made monthly between advances and actual expense to the end that each party shall bear and pay its proportionate share of actual expenses incurred, and no more.

D. Defaults and Remedies:

If any party fails to discharge any financial obligation under this agreement, including without limitation the failure to make any advance under the preceding Article VII.C. or any other provision of this agreement, within the period required for such payment hereunder, then in addition to the remedies provided in Article VII.B. or elsewhere in this agreement, the remedies specified below shall be applicable. For purposes of this Article VII.D., all notices and elections shall be delivered

14

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
only by Operator, except that Operator shall deliver any such notice and election requested by a non-defaulting Non-Operator,

and when Operator is the party in default, the applicable notices and elections can be delivered by any Non-Operator.

Election of any one or more of the following remedies shall not preclude the subsequent use of any other remedy specified below or otherwise available to a non-defaulting party.

1. Suspension of Rights: Any party may deliver to the party in default a Notice of Default, which shall specify the default,

specify the action to be taken to cure the default, and specify that failure to take such action will result in the exercise of one or more of the remedies provided in this Article. If the default is not cured within thirty (30) days of the delivery of such

Notice of Default, all of the rights of the defaulting party granted by this agreement may upon notice be suspended until the default is cured, without prejudice to the right of the non-defaulting party or parties to continue to enforce the obligations of the defaulting party previously accrued or thereafter accruing under this agreement. If Operator is the party in default, the

Non-Operators shall have in addition the right, by vote of Non-Operators owning a majority in interest in the Contract Area after excluding the voting interest of Operator, to appoint a new Operator effective immediately. The rights of a defaulting party that may be suspended hereunder at the election of the non-defaulting parties shall include, without limitation, the right to receive information as to any operation conducted hereunder during the period of such default, the right to elect to participate in an operation proposed under Article VI.B. of this agreement, the right to participate in an operation being conducted under this agreement even if the party has previously elected to participate in such operation, and the right to receive proceeds of production from any well subject to this agreement.

2. Suit for Damages: Non-defaulting parties or Operator for the benefit of non-defaulting parties may sue (at joint account expense) to collect the amounts in default, plus interest accruing on the amounts recovered from the date of default until the date of collection at the rate specified in Exhibit "C" attached hereto. Nothing herein shall prevent any party from suing any defaulting party to collect consequential damages accruing to such party as a result of the default.

3. Deemed Non-Consent: The non-defaulting party may deliver a written Notice of Non-Consent Election to the defaulting party at any time after the expiration of the thirty-day cure period following delivery of the Notice of Default, in which event if the billing is for the drilling a new well or the Plugging Back, Sidetracking, Reworking or Deepening of a

well which is to be or has been plugged as a dry hole, or for the Completion or Recompletion of any well, the defaulting party will be conclusively deemed to have elected not to participate in the operation and to be a Non-Consenting Party with respect thereto under Article VI.B. or VI.C., as the case may be, to the extent of the costs unpaid by such party,

notwithstanding any election to participate theretofore made. If election is made to proceed under this provision, then the non-defaulting parties may not elect to sue for the unpaid amount pursuant to Article VII.D.2.

Until the delivery of such Notice of Non-Consent Election to the defaulting party, such party shall have the right to cure its default by paying its unpaid share of costs plus interest at the rate set forth in Exhibit "C," provided, however, such payment shall not prejudice the rights of the non-defaulting parties to pursue remedies for damages incurred by the non-

defaulting parties as a result of the default. Any interest relinquished pursuant to this Article VII.D.3. shall be offered to the non-defaulting parties in proportion to their interests, and the non-defaulting parties electing to participate in the ownership of such interest shall be required to contribute their shares of the defaulted amount upon their election to participate therein.

4. Advance Payment: If a default is not cured within thirty (30) days of the delivery of a Notice of Default, Operator, or

Non-Operators if Operator is the defaulting party, may thereafter require advance payment from the defaulting party of such defaulting party's anticipated share of any item of expense for which Operator, or Non-Operators, as the case may be, would be entitled to reimbursement under any provision of this agreement, whether or not such expense was the subject of the previous default. Such right includes, but is not limited to, the right to require advance payment for the estimated costs of drilling a well or Completion of a well as to which an election to participate in drilling or Completion has been made. If the defaulting party fails to pay the required advance payment, the non-defaulting parties may pursue any of the remedies provided in the Article VII.D. or any other default remedy provided elsewhere in this agreement. Any excess of funds advanced remaining when the operation is completed and all costs have been paid shall be promptly returned to the advancing party.

5. Costs and Attorneys' Fees: In the event any party is required to bring legal proceedings to enforce any financial obligation of a party hereunder, the prevailing party in such action shall be entitled to recover all court costs, costs of collection, and a reasonable attorney's fee, which the lien provided for herein shall also secure.

E. Rentals, Shut-in Well Payments and Minimum Royalties:

Rentals, shut-in well payments and minimum royalties which may be required under the terms of any lease shall be paid by the party or parties who subjected such lease to this agreement at its or their expense. In the event two or more parties own and have contributed interests in the same lease to this agreement, such parties may designate one of such parties to make said payments for and on behalf of all such parties. Any party may request, and shall be entitled to receive, proper evidence of all such payments. In the event of failure to make proper payment of any rental, shut-in well payment or minimum royalty through mistake or oversight where such payment is required to continue the lease in force, any loss which results from such non-payment shall be borne in accordance with the provisions of Article IV.B.2.

Operator shall notify Non-Operators of the anticipated completion of a shut-in well, or the shutting in or return to production of a producing well, at least five (5) days (excluding Saturday, Sunday, and legal holidays) prior to taking such action, or at the earliest opportunity permitted by circumstances, but assumes no liability for failure to do so. In the event of failure by Operator to so notify Non-Operators, the loss of any lease contributed hereto by Non-Operators for failure to make timely payments of any shut-in well payment shall be borne jointly by the parties hereto under the provisions of Article

IV.B.3.

F. Taxes:

Beginning with the first calendar year after the effective date hereof, Operator shall render for ad valorem taxation all property subject to this agreement which by law should be rendered for such taxes, and it shall pay all such taxes assessed thereon before they become delinquent. Prior to the rendition date, each Non-Operator shall furnish Operator information as to burdens (to include, but not be limited to, royalties, overriding royalties and production payments) on Leases and Oil and

Gas Interests contributed by such Non-Operator. If the assessed valuation of any Lease is reduced by reason of its being subject to outstanding excess royalties, overriding royalties or production payments, the reduction in ad valorem taxes resulting therefrom shall inure to the benefit of the owner or owners of such Lease, and Operator shall adjust the charge to such owner or owners so as to reflect the benefit of such reduction. If the ad valorem taxes are based in whole or in part upon separate valuations of each party's working interest, then notwithstanding anything to the contrary herein, charges to the joint account shall be made and paid by the parties hereto in accordance with the tax value generated by each party's working interest. Operator shall bill the other parties for their proportionate shares of all tax payments in the manner provided in Exhibit "C."

15

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
If Operator considers any tax assessment improper, Operator may, at its discretion, protest within the time and manner prescribed by law, and prosecute the protest to a final determination, unless all parties agree to abandon the protest prior to final determination. During the pendency of administrative or judicial proceedings, Operator may elect to pay, under protest, all such taxes and any interest and penalty. When any such protested assessment shall have been finally determined, Operator shall pay the tax for the joint account, together with any interest and penalty accrued, and the total cost shall then be assessed against the parties, and be paid by them, as provided in Exhibit "C."

Each party shall pay or cause to be paid all production, severance, excise, gathering and other taxes imposed upon or with respect to the production or handling of such party's share of Oil and Gas produced under the terms of this agreement.

ARTICLE VIII.

ACQUISITION, MAINTENANCE OR TRANSFER OF INTEREST

A. Surrender of Leases:

The Leases covered by this agreement, insofar as they embrace acreage in the Contract Area, shall not be surrendered in whole or in part unless all parties consent thereto.

However, should any party desire to surrender its interest in any Lease or in any portion thereof, such party shall give written notice of the proposed surrender to all parties, and the parties to whom such notice is delivered shall have thirty (30) days after delivery of the notice within which to notify the party proposing the surrender whether they elect to consent thereto. Failure of a party to whom such notice is delivered to reply within said 30-day period shall constitute a consent to the surrender of the Leases described in the notice. If all parties do not agree or consent thereto, the party desiring to surrender shall assign, without express or implied warranty of title, all of its interest in such Lease, or portion thereof, and any well, material and equipment which may be located thereon and any rights in production thereafter secured, to the parties not consenting to such surrender. If the interest of the assigning party is or includes an Oil and Gas Interest, the assigning party shall execute and deliver to the party or parties not consenting to such surrender an oil and gas lease covering such Oil and Gas Interest for a term of one (1) year and so long thereafter as Oil and/or Gas is produced from the land covered thereby, such lease to be on the form attached hereto as Exhibit "B."

Upon such assignment or lease, the assigning party shall be relieved from all obligations thereafter accruing, but not theretofore accrued, with respect to the interest assigned or leased and the operation of any well attributable thereto, and the assigning party shall have no further interest in the assigned or leased premises and its equipment and production other than the royalties retained in any lease made under the terms of this Article. The party assignee or lessee shall pay to the party assignor or lessor the reasonable salvage value of the latter's interest in any well's salvable materials and equipment attributable to the assigned or leased acreage. The value of all salvable materials and equipment shall be determined in accordance with the provisions of Exhibit "C," less the estimated cost of salvaging and the estimated cost of plugging and abandoning and restoring the surface. If such value is less than such costs, then the party assignor or lessor shall pay to the party assignee or lessee the amount of such deficit. If the assignment or lease is in favor of more than one party, the interest shall be shared by such parties in the proportions that the interest of each bears to the total interest of all such parties. If the interest of the parties to whom the assignment is to be made varies according to depth, then the interest assigned shall similarly reflect such variances.

Any assignment, lease or surrender made under this provision shall not reduce or change the assignor's, lessor's or surrendering party's interest as it was immediately before the assignment, lease or surrender in the balance of the Contract Area; and the acreage assigned, leased or surrendered, and subsequent operations thereon, shall not thereafter be subject to the terms and provisions of this agreement but shall be deemed subject to an Operating Agreement in the form of this agreement.

B. Renewal or Extension of Leases:

If any party secures a renewal or replacement of an Oil and Gas Lease or Interest subject to this agreement, then all other parties shall be notified promptly upon such acquisition or, in the case of a replacement Lease taken before expiration of an existing Lease,

promptly upon expiration of the existing Lease. The parties notified shall have the right for a period of thirty (30) days following delivery of such notice in which to elect to participate in the ownership of the renewal or replacement Lease, insofar as such Lease affects lands within the Contract Area, by paying to the party who acquired it their proportionate shares of the acquisition cost allocated to that part of such Lease within the Contract Area, which shall be in proportion to the interest held at that time by the parties in the Contract Area. Each party who participates in the purchase of a renewal or replacement Lease shall be given an assignment of its proportionate interest therein by the acquiring party.

If some, but less than all, of the parties elect to participate in the purchase of a renewal or replacement Lease, it shall be owned by the parties who elect to participate therein, in a ratio based upon the relationship of their respective percentage of participation in the Contract Area to the aggregate of the percentages of participation in the Contract Area of all parties participating in the purchase of such renewal or replacement Lease. The acquisition of a renewal or replacement Lease by any or all of the parties hereto shall not cause a readjustment of the interests of the parties stated in Exhibit "A-1" and Exhibit “A-2” but any renewal or replacement Lease in which less than all parties elect to participate shall not be subject to this agreement but shall be deemed subject to a separate Operating

Agreement in the form of this agreement.

If the interests of the parties in the Contract Area vary according to depth, then their right to participate proportionately in renewal or replacement Leases and their right to receive an assignment of interest shall also reflect such depth variances.

The provisions of this Article shall apply to renewal or replacement Leases whether they are for the entire interest covered by the expiring Lease or cover only a portion of its area or an interest therein. Any renewal or replacement Lease taken before the or nominated for sale
expiration of its predecessor Lease, or taken or contracted for or becoming effective / within six (6) months after the expiration of the existing Lease, shall be subject to this provision so long as this agreement is in effect at the time of such acquisition or at the time or nominated for sale
the renewal or replacement Lease becomes effective; but any Lease taken or contracted for / more than six (6) months after the expiration of an existing Lease shall not be deemed a renewal or replacement Lease and shall not be subject to the provisions of this agreement.

The provisions in this Article shall also be applicable to extensions of Oil and Gas Leases.

C. Acreage or Cash Contributions:

While this agreement is in force, if any party contracts for a contribution of cash towards the drilling of a well or any other operation on the Contract Area, such contribution shall be paid to the party who conducted the drilling or other operation and shall be applied by it against the cost of such drilling or other operation. If the contribution be in the form of acreage, the party to whom the contribution is made shall promptly tender an assignment of the acreage, without warranty of title, to the Drilling Parties in the proportions said Drilling Parties shared the cost of drilling the well. Such acreage shall become a separate Contract Area and, to the extent possible, be governed by provisions identical to this agreement. Each party shall promptly notify all other parties of any acreage or cash contributions it may obtain in support of any well or any other operation on the Contract Area. The above provisions shall also be applicable to optional rights to earn acreage outside the Contract Area which are in support of well drilled inside Contract Area.

16

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
If any party contracts for any consideration relating to disposition of such party's share of substances produced hereunder,

such consideration shall not be deemed a contribution as contemplated in this Article VIII.C.

D. Assignment; Maintenance of Uniform Interest:

~~For the purpose of maintaining uniformity of ownership in the Contract Area in the Oil and Gas Leases, Oil and Gas~~

~~Interests, wells, equipment and production covered by this agreement no party shall sell, encumber, transfer or make other~~

~~disposition of its interest in the Oil and Gas Leases and Oil and Gas Interests embraced within the Contract Area or in wells,~~

~~equipment and production unless such disposition covers either:~~

~~1.  the entire interest of the party in all Oil and Gas Leases, Oil and Gas Interests, wells, equipment and production; or~~

~~2. an equal undivided percent of the party's present interest in all Oil and Gas Leases, Oil and Gas Interests, wells,~~

~~equipment and production in the Contract Area.~~

Every sale, encumbrance, transfer or other disposition made by any party shall be made expressly subject to this agreement and shall be made without prejudice to the right of the other parties, and any transferee of an ownership interest in any Oil and
Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however, that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder until thirty (30) days after they have received a copy of the instrument of transfer or other satisfactory evidence thereof in writing from the transferor or transferee. No assignment or other disposition of interest by a party shall relieve such party of obligations previously incurred by such party hereunder with respect to the interest transferred, including without limitation the obligation of a party to pay all costs attributable to an operation conducted hereunder in which such party has agreed to participate prior to making such assignment, and the lien and security interest granted by Article VII.B. shall continue to burden the interest transferred to secure payment of any such obligations.

Every sale, encumbrance, transfer or other disposition by any party of any Oil and Gas Leases or Interest covered by this agreement shall be made expressly subject to this agreement and to the provisions of Exhibit G hereto, and shall be made without prejudice to the rights of the other parties, and any transferee of any Oil and Gas Lease or Interest shall be deemed a party to this agreement as to the interest conveyed from and after the effective date of the transfer of ownership; provided, however that the other parties shall not be required to recognize any such sale, encumbrance, transfer or other disposition for any purpose hereunder, and no such transfer shall be deemed effective for any purpose, until thirty (30) days after the other parties have received a copy of the instrument of transfer or other satisfactory evidence thereof from the transferor or transferee and an executed copy of an undertaking by the transferee to abide and be bound by the terms of this agreement and Exhibit G hereto.

two
If, at any time the interest of any party is divided among and owned by ~~four~~ or more co-owners, Operator, at its discretion,

may require such co-owners to appoint a single trustee or agent with full authority to receive notices, approve expenditures,

receive billings for and approve and pay such party's share of the joint expenses, and to deal generally with, and with power to bind, the co-owners of such party's interest within the scope of the operations embraced in this agreement; however, all such co-

owners shall have the right to enter into and execute all contracts or agreements for the disposition of their respective shares of the Oil and Gas produced from the Contract Area and they shall have the right to receive, separately, payment of the sale proceeds thereof.

E. Waiver of Rights to Partition:

If permitted by the laws of the state or states in which the property covered hereby is located, each party hereto owning an undivided interest in the Contract Area waives any and all rights it may have to partition and have set aside to it in severalty its undivided interest therein.

F. Preferential Right to Purchase:

☑ (Optional; Check if applicable.)

Should Berry Petroleum Company desire to sell all or any part of its interests under this agreement in the Carry Wells as described on

Exhibit A-1, it shall promptly give written notice to EnCana Oil & Gas (USA) Inc., with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. EnCana Oil & Gas (USA) Inc. shall then have an optional prior right, for a period of ten (10) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which Berry Petroleum Company proposes to sell; and, ~~if this optional right is exercised, the~~

~~purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all~~

~~purchasing parties~~.

Should EnCana Oil & Gas (USA) Inc. desire to sell all or any part of its interests under this agreement in the Berry Block as described on

Exhibit A-2, it shall promptly give written notice to Berry Petroleum Company, with full information concerning its proposed disposition, which shall include the name and address of the prospective transferee (who must be ready, willing and able to purchase), the purchase price, a legal description sufficient to identify the property, and all other terms of the offer. Berry Petroleum Company. shall then have an optional prior right, for a period of ten (10) days after the notice is delivered, to purchase for the stated consideration on the same terms and conditions the interest which EnCana Oil & Gas (USA) Inc. proposes to sell; and, ~~if this optional right is exercised, the~~

~~purchasing parties shall share the purchased interest in the proportions that the interest of each bears to the total interest of all~~

~~purchasing parties~~.

However, there shall be no preferential right to purchase in those cases where any party wishes to mortgage its interests, or to transfer title to its interests to its mortgagee in lieu of or pursuant to foreclosure of a mortgage of its interests,

or to dispose of its interests by merger, reorganization, consolidation, or by sale of all or substantially all of its Oil and Gas assets to any party, or by transfer of its interests to a subsidiary or parent company or to a subsidiary of a parent company, or to any company in which such party owns a majority of the stock.

ARTICLE IX.

INTERNAL REVENUE CODE ELECTION

  This Agreement is not intended to create, and shall not be construed to create, an association for profit, a trust, a joint venture, a mining partnership or other relationship of partnership, or entity of any kind between the Parties. Notwithstanding anything to the contrary contained herein, the Parties understand and agree that the arrangement and undertakings evidenced by this Agreement, taken together, result in a partnership for purposes of federal income taxation

17

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

and for purposes of certain state income tax laws which incorporate or follow federal income tax principles as to tax partnerships. For these purposes, the Parties agree to be governed by the tax partnership provisions attached as Exhibit [ ] which are incorporated herein and made a part of this Agreement by this reference. For every purpose other than the above-described income tax purposes, however, the Parties understand and agree that the liabilities of the Parties shall be several, not joint or collective, and that each Party shall be solely responsible for its own obligations. In the event of any conflict or inconsistency between the terms and conditions of Exhibit [ ]and the terms and conditions of this Agreement or any attachment or exhibit hereto (other than Exhibit []), the terms and conditions of Exhibit [ ]shall govern and control.

ARTICLE X.

CLAIMS AND LAWSUITS

Operator may settle any single uninsured third party damage claim or suit arising from operations hereunder if the expenditure does not exceed  One Hundred Thousand  Dollars ($ 100,000.00) and if the payment is in complete settlement of such claim or suit. If the amount required for settlement exceeds the above amount, the parties hereto shall assume and take over the further handling of the claim or suit, unless such authority is delegated to Operator. All costs and expenses of handling settling,

or otherwise discharging such claim or suit shall be a the joint expense of the parties participating in the operation from which the claim or suit arises. If a claim is made against any party or if any party is sued on account of any matter arising from operations hereunder over which such individual has no control because of the rights given Operator by this agreement, such party shall immediately notify all other parties, and the claim or suit shall be treated as any other claim or suit involving operations hereunder.

ARTICLE XI.

FORCE MAJEURE

If any party is rendered unable, wholly or in part, by force majeure to carry out its obligations under this agreement, other than the obligation to make money payments or that party shall give to all other parties prompt written notice of the force majeure with reasonably full particulars concerning it; thereupon, the obligations of the party giving the notice, so far as they are affected by the force majeure, shall be suspended during, but no longer than, the continuance of the force majeure. The term "force majeure," as here employed, shall mean an act of God, strike, lockout, or other industrial disturbance, act of the public enemy, war, blockade, public riot, lightening, fire, storm, flood or other act of nature, explosion, governmental action, governmental delay, restraint or inaction, inability to obtain access, ingress or egress to conduct operations and any other cause, whether of the kind specifically enumerated above or otherwise, which is not reasonably within the control of the party claiming suspension.

The affected party shall use all reasonable diligence to remove the force majeure situation as quickly as practicable. The requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes,

lockouts, or other labor difficulty by the party involved, contrary to its wishes; how all such difficulties shall be handled shall be entirely within the discretion of the party concerned.

ARTICLE XII.

NOTICES

All notices authorized or required between the parties by any of the provisions of this agreement, unless otherwise specifically provided, shall be in writing and delivered in person or by United States mail, courier service, telegram, telex,

telecopier or any other form of facsimile, postage or charges prepaid, and addressed to such parties at the addresses listed on

Exhibit "A-1" and Exhibit “A-2.” All telephone or oral notices permitted by this agreement shall be confirmed immediately thereafter by written notice. The originating notice given under any provision hereof shall be deemed delivered only when received by the party to whom such notice is directed, and the time for such party to deliver any notice in response thereto shall run from the date the originating notice is received. "Receipt" for purposes of this agreement with respect to written notice delivered hereunder shall be actual delivery of the notice to the address of the party to be notified specified in accordance with this agreement, or to the telecopy, facsimile or telex machine of such party. The second or any responsive notice shall be deemed delivered when deposited in the United States mail or at the office of the courier or telegraph service, or upon transmittal by telex, telecopy or facsimile, or when personally delivered to the party to be notified, provided, that when response is required within 24 or

48 hours, such response shall be given orally or by telephone, telex, telecopy or other facsimile within such period. Each party shall have the right to change its address at any time, and from time to time, by giving written notice thereof to all other parties. If a party is not available to receive notice orally or by telephone when a party attempts to deliver a notice required to be delivered within 24 or 48 hours, the notice may be delivered in writing by any other method specified herein and shall be deemed delivered in the same manner provided above for any responsive notice.

ARTICLE XIII.

TERM OF AGREEMENT

This agreement shall remain in full force and effect as to the Oil and Gas Leases and/or Oil and Gas Interests subject hereto for the period of time selected below; provided, however, no party hereto shall ever be construed as having any right, title or interest in or to any Lease or Oil and Gas Interest contributed by any other party beyond the term of this agreement.

☑ Option No. 1: So long as any of the Oil and Gas Leases subject to this agreement remain or are continued in force as to any part of the Contract Area, whether by production, extension, renewal or otherwise.

☐ ~~Option No. 2: In the event the well described in Article VI.A., or any subsequent well drilled under any provision~~

~~of this agreement, results in the Completion of a well as a well capable of production of Oil and/or Gas in paying~~

~~quantities, this agreement shall continue in force so long as any such well is capable of production, and for an~~

~~additional period of   days thereafter; provided, however, if, prior to the expiration of such~~

~~additional period, one or more of the parties hereto are engaged in drilling, Reworking, Deepening, Sidetracking,~~

~~Plugging Back, testing or attempting to Complete or Re-complete a well or wells hereunder, this agreement shall~~

~~continue in force until such operations have been completed and if production results therefrom, this agreement~~

~~shall continue in force as provided herein. In the event the well described in Article VI.A., or any subsequent well~~

~~drilled hereunder, results in a dry hole, and no other well is capable of producing Oil and/or Gas from the~~

~~Contract Area, this agreement shall terminate unless drilling, Deepening, Sidetracking, Completing, Re-~~

~~completing, Plugging Back or Reworking operations are commenced within   days from the~~

18

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

~~date of abandonment of said well. "Abandonment" for such purposes shall mean either (i) a decision by all parties~~

~~not to conduct any further operations on the well or (ii) the elapse of 180 days from the conduct of any~~

~~operations on the well, whichever first occurs.~~

The termination of this agreement shall not relieve any party hereto from any expense, liability or other obligation or any remedy therefor which has accrued or attached prior to the date of such termination.

Upon termination of this agreement and the satisfaction of all obligations hereunder, in the event a memorandum of this

Operating Agreement has been filed of record, Operator is authorized to file of record in all necessary recording offices a notice of termination, and each party hereto agrees to execute such a notice of termination as to Operator's interest, upon request of Operator, if Operator has satisfied all its financial obligations.

ARTICLE XIV.

COMPLIANCE WITH LAWS AND REGULATIONS

A. Laws, Regulations and Orders:

This agreement shall be subject to the applicable laws of the state in which the Contract Area is located, to the valid rules,

regulations, and orders of any duly constituted regulatory body of said state; and to all other applicable federal, state,

and local laws, ordinances, rules, regulations and orders.

B. Governing Law:

This agreement and all matters pertaining hereto, including but not limited to matters of performance, non-

performance, breach, remedies, procedures, rights, duties, and interpretation or construction, shall be governed and determined by the law of the state in which the Contract Area is located. ~~If the Contract Area is in two or more states,~~

~~the law of the state of    shall govern.~~

C. Regulatory Agencies:

Nothing herein contained shall grant, or be construed to grant, Operator the right or authority to waive or release any rights, privileges, or obligations which Non-Operators may have under federal or state laws or under rules, regulations or orders promulgated under such laws in reference to oil, gas and mineral operations, including the location, operation, or production of wells, on tracts offsetting or adjacent to the Contract Area.

With respect to the operations hereunder, Non-Operators agree to release Operator from any and all losses, damages,

injuries, claims and causes of action arising out of, incident to or resulting directly or indirectly from Operator's interpretation or application of rules, rulings, regulations or orders of the Department of Energy or Federal Energy Regulatory Commission

or predecessor or successor agencies to the extent such interpretation or application was made in good faith and does not constitute gross negligence. Each Non-Operator further agrees to reimburse Operator for such Non-Operator's share of production or any refund, fine, levy or other governmental sanction that Operator may be required to pay as a result of such an incorrect interpretation or application, together with interest and penalties thereon owing by Operator as a result of such incorrect interpretation or application.

ARTICLE XV.

MISCELLANEOUS

A. Execution:

This agreement shall be binding upon each Non-Operator when this agreement or a counterpart thereof has been executed by such Non-Operator and Operator notwithstanding that this agreement is not then or thereafter executed by all of the parties to which it is tendered or which are listed on Exhibit “A-1” and Exhibit “A-2” as owning an interest in the Contract Area or which own, in fact, an interest in the Contract Area. Operator may, however, by written notice to all Non-Operators who have become bound by this agreement as aforesaid, given at any time prior to the actual spud date of the Initial Well but in no event later than five days prior to the date specified in Article VI.A. for commencement of the Initial Well, terminate this agreement if Operator in its sole discretion determines that there is insufficient participation to justify commencement of drilling operations. In the event of such a termination by Operator, all further obligations of the parties hereunder shall cease as of such termination. In the event any Non-Operator has advanced or prepaid any share of drilling or other costs hereunder, all sums so advanced shall be returned to such Non-Operator without interest. In the event Operator proceeds with drilling operations for the Initial Well without the execution hereof by all persons listed on Exhibit “A-1” and Exhibit “A-2” as having a current working interest in such well, Operator shall indemnify Non-Operators with respect to all costs incurred for the

Initial Well which would have been charged to such person under this agreement if such person had executed the same and

Operator shall receive all revenues which would have been received by such person under this agreement if such person had executed the same.

B. Successors and Assigns:

This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs,

devisees, legal representatives, successors and assigns, and the terms hereof shall be deemed to run with the Leases or

Interests included within the Contract Area.

C. Counterparts:

This instrument may be executed in any number of counterparts, each of which shall be considered an original for all purposes.

D. Severability:

For the purposes of assuming or rejecting this agreement as an executory contract pursuant to federal bankruptcy laws,

this agreement shall not be severable, but rather must be assumed or rejected in its entirety, and the failure of any party to this agreement to comply with all of its financial obligations provided herein shall be a material default.

ARTICLE XVI.

OTHER PROVISIONS

None

19

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989

IN WITNESS WHEREOF, this agreement shall be effective as of the 7th day of  June ,

2006 .

                         ~~, who has prepared and circulated this form for execution, represents and warrants~~

~~that the form was printed from and, with the exception listed below, is identical to the AAPL Form 610-1989 Model Form~~

~~Operating Agreement, as published in computerized form by Forms On-A-Disk, Inc. No changes, alternations, or~~

~~modifications, other than those made by strikethrough and/or type-over and that are clearly recognizable as changes in~~

~~Articles                     , have been made to the form.~~

ATTEST OR WITNESS:                 ENCANA OIL & GAS (USA) INC.
                                OPERATOR (EXHIBIT “A-1”)
                                NON-OPERATOR (EXHIBIT “A-2”)

/s/ Douglas Jones                                  /s/ Eric D. Marsh
                                                      By
                                                    Eric D. Marsh
                                Type or print name
                                Title  Vice President
                                 Date June 7, 2006
                                Tax ID or S.S. No.

ATTEST OR WITNESS:                   BERRY PETROLEUM COMPANY
                                OPERATOR (EXHIBIT “A-2”)
                                NON-OPERATOR (EXHIBIT “A-1”)

/s/ Stephen T. Burke                                 /s/ Michael Duginski
                                                      By
                                                    Michael Duginski
                                Type or print name
                                Title  Executive Vice President
                                 Date June 7, 2006
                                Tax ID or S.S. No.    77-0079387

20

A.A.P.L. FORM 610 - MODEL FORM OPERATING AGREEMENT - 1989
ACKNOWLEDGMENTS

Note: The following forms of acknowledgment are the short forms approved by the Uniform Law on Notarial Acts.

The validity and effect of these forms in any state will depend upon the statutes of that state.

Individual acknowledgment:

State of  Colorado)

) ss.

County of  Denver )

This instrument was acknowledged before me on June 7, 2006 by Eric D. Marsh , as Vice President
for EnCana Oil & Gas (USA) Inc.

(Seal, if any)
                                /s/ Eve M. Mullaney
Title (and Rank)
My commission expires: 11/10/2009

Acknowledgment in representative capacity:

State of Colorado )

) ss.

County of Denver )

This instrument was acknowledged before me on June 7, 2006  by Michael Duginski as
Executive Vice President of Berry Petroleum Company.

(Seal, if any)

 /s/ Eve M. Mullaney
Title (and Rank)
My commission expires: 11/10/2009

21

            EXHIBIT "A-1"

Attached to and made a part of that certain Operating Agreement dated Effective June 7, 2006 by and between EnCana Oil & Gas (USA) Inc., and Berry Petroleum Company.

CONTRACT AREA AND LEASES

I.  DESCRIPTION OF LANDS SUBJECT TO THIS AGREEMENT

All wellbores drilled pursuant to that certain Carry and Earning Agreement by and between EnCana Oil & Gas (USA) Inc. and Berry Petroleum Company dated June 7, 2006, to include up to the first ninety wells designated by EnCana on the North Parachute Ranch Property, as depicted on the attached plat, specifically excluding all wells drilled on the “Berry Block.”
All “Carry Wells” drilled shall be subject to the terms and provisions of this Joint Operating Agreement. This Exhibit “A-1” shall be deemed amended after each Carry Well is completed to include the Well under this Operating Agreement.

II.  RESTRICTIONS AS TO DEPTHS, FORMATIONS, PREVIOUSLY EXISTING
WELLS AND SUBSTANCES

Limited to oil and gas (including natural gas , helium, and carbon dioxide), gas distillate and other liquid hydrocarbons, but excluding oil shale and any other rights within the Green River Formation from the surface to a depth that is stratigraphically equivalent to the “Orange Marker” within the Garden Gulch member of the Green River Formation, such depth being the stratigraphic equivalent to a depth of 2,105’ in the Skelly Oil Company #1 Dry Fork Unit well, SW/4NW/4SE/4, Section 25, Township 4 South, Range 97 West of the 6th PM, Garfield County, Colorado).

III.  PARTIES TO THE AGREEMENT AND PERCENTAGE PARTICIPATION
EnCana Oil & Gas (USA) Inc.     95%
370 17th Street, Suite 1700
Denver, Colorado 80202

Berry Petroleum Company      5%
5201 Truxtun Avenue, Suite 300
Bakersfield, California 93309-0640

IV. LEASES AND AGREEMENTS SUBJECT TO THIS AGREEMENT

See I. above

V. NOTICE ADDRESSES FOR THE PARTIES

EnCana Oil & Gas (USA) Inc.
370 17th Street, Suite 1700
Denver, Colorado 80202
Phone: 303-623-2300
Fax: 303-623-2400
Attention: North Piceance Team Lead

Berry Petroleum Company
5201 Truxtun Avenue, Suite 300
Bakersfield, California 93309-0640
Attention: Land Manager

            EXHIBIT "A-2"

Attached to and made a part of that certain Operating Agreement dated Effective June 7, 2006, by and between EnCana Oil & Gas (USA) Inc., and Berry Petroleum Company.

CONTRACT AREA AND LEASES

I.  DESCRIPTION OF LANDS SUBJECT TO THIS AGREEMENT

The Berry Block as defined in that certain Carry and Earning Agreement by and between EnCana Oil & Gas (USA) Inc. and Berry Petroleum Company dated June 7 , 2006.

II.  RESTRICTIONS AS TO DEPTHS, FORMATIONS, PREVIOUSLY EXSITING
WELLS AND SUBSTANCES

Limited to oil and gas (including natural gas , helium, and carbon dioxide), gas distillate and other liquid hydrocarbons, but excluding oil shale and any other rights within the Green River Formation from the surface to a depth that is stratigraphically equivalent to the “Orange Marker” within the Garden Gulch member of the Green River Formation, such depth being the stratigraphic equivalent to a depth of 2,105’ in the Skelly Oil Company #1 Dry Fork Unit well, SW/4NW/4SE/4, Section 25, Township 4 South, Range 97 West of the 6th PM, Garfield County, Colorado).

III.  PARTIES TO THE AGREEMENT AND PERCENTAGE PARTICIPATION
EnCana Oil & Gas (USA) Inc.     5%
370 17th Street, Suite 1700
Denver, Colorado 80202

Berry Petroleum Company      95%
5201 Truxtun Avenue, Suite 300
Bakersfield, California 93309-0640

IV. LEASES AND AGREEMENTS SUBJECT TO THIS AGREEMENT

Oil and Gas Lease contributed by Berry Petroleum Company.:
All of Berry Petroleum Company’s interest in that certain Lease Agreement dated, June _____,
2006 between Pavillion Land Development, LLC, (Lessor) and EnCana Oil & Gas (USA), Lessee,
only as to the Lands described below:

Township 5 South, Range 95 West, 6th P.M., Garfield County, Colorado
Section 16: SE/4SW/4, S/2SE/4, NE/4SE/4, SE/4NE/4 and that portion of the NE/4NE/4 lying south of the southernmost Mahogony marker as it existed on September 14, 1970
Section 15: S/2, S/2N/2
Section 21: N/2
Section 22: N/2NW/4, NE/4
Section 32: S/2
Section 33: S/2
Section 34: S/2, NW/4

Township 6 South, Range 96 West, 6th P.M., Garfield County, Colorado
Section 1: Lots 3, 4, 9, 10, 11, & 12
Section 2: Lots 1, 2, 7, 8, 9, 10, & SE/4
Section 3: Lots 1, 2, 7, 8, 9, 10, & SE/4
Section 10: Lots 1, 2, NE/4, and E/2NW/4
Section 15: W/2, W/2E/2
Section 21: NE/4

Oil and Gas Lease contributed by EnCana Oil & Gas (USA) Inc.
All of EnCana Oil & Gas (USA) Inc.’s interest in that certain Lease Agreement dated, June _____, 2006 between Pavillion Land Development, LLC, (Lessor) and EnCana Oil & Gas (USA), Lessee, as it relates to the lands described in IV. above

V. NOTICE ADDRESSES FOR THE PARTIES

EnCana Oil & Gas (USA) Inc.
370 17th Street, Suite 1700
Denver, Colorado 80202
Phone: 303-623-2300
Fax: 303-623-2400
Attention: North Piceance Team Lead

Berry Petroleum Company
5201 Truxtun Avenue, Suite 300
Bakersfield, California 93309-0640
Attention: Land Manager

Exhibit “C”
ACCOUNTING PROCEDURE
JOINT OPERATIONS

Attached to and made part of  that certain Joint Operating Agreement dated June    , 2006, by and between EnCana Oil and Gas (USA) Inc.

And Berry Petroleum Company

I. GENERAL PROVISIONS

IF THE PARTIES FAIL TO SELECT EITHER ONE OF COMPETING “ALTERNATIVE” PROVISIONS, OR SELECT ALL THE

COMPETING “ALTERNATIVE” PROVISIONS, ALTERNATIVE 1 IN EACH SUCH INSTANCE SHALL BE DEEMED TO HAVE

BEEN ADOPTED BY THE PARTIES AS A RESULT OF ANY SUCH OMISSION OR DUPLICATE NOTATION.

IN THE EVENT THAT ANY “OPTIONAL” PROVISION OF THIS ACCOUNTING PROCEDURE IS NOT ADOPTED BY THE

PARTIES TO THE AGREEMENT BY A TYPED, PRINTED OR HANDWRITTEN INDICATION, SUCH PROVISION SHALL NOT

FORM A PART OF THIS ACCOUNTING PROCEDURE, AND NO INFERENCE SHALL BE MADE CONCERNING THE INTENT

OF THE PARTIES IN SUCH EVENT.

1.  DEFINITIONS

All terms used in this Accounting Procedure shall have the following meaning, unless otherwise expressly defined in the Agreement:

“Affiliate” means for a person, another person that controls, is controlled by, or is under common control with that person. In this definition, (a) control means the ownership by one person, directly or indirectly, of more than fifty percent (50%) of the voting securities of a corporation or, for other persons, the equivalent ownership interest (such as partnership interests), and (b) “person” means an individual, corporation, partnership, trust, estate, unincorporated organization, association, or other legal entity.

“Agreement” means the operating agreement, farmout agreement, or other contract between the Parties to which this Accounting

Procedure is attached.

“Controllable Material” means Material that, at the time of acquisition or disposition by the Joint Account, as applicable, is so classified in the Material Classification Manual most recently recommended by the Council of Petroleum Accountants Societies (COPAS).

“Equalized Freight” means the procedure of charging transportation cost to the Joint Account based upon the distance from the nearest

Railway Receiving Point to the property.

“Excluded Amount” means a specified excluded trucking amount most recently recommended by COPAS.

“Field Office” means a structure, or portion of a structure, whether a temporary or permanent installation, the primary function of which is to directly serve daily operation and maintenance activities of the Joint Property and which serves as a staging area for directly chargeable field personnel.

“First Level Supervision” means those employees whose primary function in Joint Operations is the direct oversight of the Operator’s field employees and/or contract labor directly employed On-site in a field operating capacity. First Level Supervision functions may include, but are not limited to:

•Responsibility for field employees and contract labor engaged in activities that can include field operations, maintenance, construction, well remedial work, equipment movement and drilling

•Responsibility for day-to-day direct oversight of rig operations

•Responsibility for day-to-day direct oversight of construction operations

•Coordination of job priorities and approval of work procedures

•Responsibility for optimal resource utilization (equipment, Materials, personnel)

•Responsibility for meeting production and field operating expense targets

•Representation of the Parties in local matters involving community, vendors, regulatory agents and landowners, as an incidental part of the supervisor’s operating responsibilities

•Responsibility for all emergency responses with field staff

•Responsibility for implementing safety and environmental practices

•Responsibility for field adherence to company policy

•Responsibility for employment decisions and performance appraisals for field personnel

•Oversight of sub-groups for field functions such as electrical, safety, environmental, telecommunications, which may have group or team leaders.

“Joint Account” means the account showing the charges paid and credits received in the conduct of the Joint Operations that are to be shared by the Parties, but does not include proceeds attributable to hydrocarbons and by-products produced under the Agreement.

“Joint Operations” means all operations necessary or proper for the exploration, appraisal, development, production, protection,

maintenance, repair, abandonment, and restoration of the Joint Property.

COPYRIGHT © 2005 by COPAS, Inc.
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“Joint Property” means the real and personal property subject to the Agreement.

“Laws” means any laws, rules, regulations, decrees, and orders of the United States of America or any state thereof and all other governmental bodies, agencies, and other authorities having jurisdiction over or affecting the provisions contained in or the transactions contemplated by the Agreement or the Parties and their operations, whether such laws now exist or are hereafter amended, enacted,

promulgated or issued.

“Material” means personal property, equipment, supplies, or consumables acquired or held for use by the Joint Property.

“Non-Operators” means the Parties to the Agreement other than the Operator.

“Offshore Facilities” means platforms, surface and subsea development and production systems, and other support systems such as oil and gas handling facilities, living quarters, offices, shops, cranes, electrical supply equipment and systems, fuel and water storage and piping,

heliport, marine docking installations, communication facilities, navigation aids, and other similar facilities necessary in the conduct of offshore operations, all of which are located offshore.

“Off-site” means any location that is not considered On-site as defined in this Accounting Procedure.

“On-site” means on the Joint Property when in direct conduct of Joint Operations. The term “On-site” shall also include that portion of

Offshore Facilities, Shore Base Facilities, fabrication yards, and staging areas from which Joint Operations are conducted, or other facilities that directly control equipment on the Joint Property, regardless of whether such facilities are owned by the Joint Account.

“Operator” means the Party designated pursuant to the Agreement to conduct the Joint Operations.

“Parties” means legal entities signatory to the Agreement or their successors and assigns. Parties shall be referred to individually as

“Party.”

“Participating Interest” means the percentage of the costs and risks of conducting an operation under the Agreement that a Party agrees,

or is otherwise obligated, to pay and bear.

“Participating Party” means a Party that approves a proposed operation or otherwise agrees, or becomes liable, to pay and bear a share of the costs and risks of conducting an operation under the Agreement.

“Personal Expenses” means reimbursed costs for travel and temporary living expenses.

“Railway Receiving Point” means the railhead nearest the Joint Property for which freight rates are published, even though an actual railhead may not exist.

“Shore Base Facilities” means onshore support facilities that during Joint Operations provide such services to the Joint Property as a receiving and transshipment point for Materials; debarkation point for drilling and production personnel and services; communication,

scheduling and dispatching center; and other associated functions serving the Joint Property.

“Supply Store” means a recognized source or common stock point for a given Material item.

“Technical Services” means services providing specific engineering, geoscience, or other professional skills, such as those performed by engineers, geologists, geophysicists, and technicians, required to handle specific operating conditions and problems for the benefit of Joint

Operations; provided, however, Technical Services shall not include those functions specifically identified as overhead under the second paragraph of the introduction of Section III (Overhead). Technical Services may be provided by the Operator, Operator’s Affiliate, Non-

Operator, Non-Operator Affiliates, and/or third parties.

2. STATEMENTS AND BILLINGS

The Operator shall bill Non-Operators on or before the last day of the month for their proportionate share of the Joint Account for the preceding month. Such bills shall be accompanied by statements that identify the AFE (authority for expenditure), lease or facility, and all charges and credits summarized by appropriate categories of investment and expense. Controllable Material shall be separately identified and fully described in detail, or at the Operator’s option, Controllable Material may be summarized by major Material classifications.

Intangible drilling costs, audit adjustments, and unusual charges and credits shall be separately and clearly identified.

The Operator may make available to Non-Operators any statements and bills required under Section I.2 and/or Section I.3.A (Advances and Payments by the Parties) via email, electronic data interchange, internet websites or other equivalent electronic media in lieu of paper copies. The Operator shall provide the Non-Operators instructions and any necessary information to access and receive the statements and bills within the timeframes specified herein. A statement or billing shall be deemed as delivered twenty-four (24) hours (exclusive of weekends and holidays) after the Operator notifies the Non-Operator that the statement or billing is available on the website and/or sent via email or electronic data interchange transmission. Each Non-Operator individually shall elect to receive statements and billings electronically, if available from the Operator, or request paper copies. Such election may be changed upon thirty (30) days prior written notice to the Operator.

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3. ADVANCES AND PAYMENTS BY THE PARTIES

A.	Unless otherwise provided for in the Agreement, the Operator may require the Non-Operators to advance their share of the estimated cash outlay for the succeeding month’s operations within fifteen (15) days after receipt of the advance request or by the first day of the month for which the advance is required, whichever is later. The Operator shall adjust each monthly billing to reflect advances received from the Non-Operators for such month. If a refund is due, the Operator shall apply the amount to be refunded to the subsequent month’s billing or advance, unless the Non-Operator sends the Operator a written request for a cash refund. The Operator shall remit the refund to the Non-Operator within fifteen (15) days of receipt of such written request.

B.Except as provided below, each Party shall pay its proportionate share of all bills in full within fifteen (15) days of receipt date. If payment is not made within such time, the unpaid balance shall bear interest compounded monthly at the prime rate published by the

 Wall Street Journal on the first day of each month the payment is delinquent, plus three percent (3%), per annum, or the maximum contract rate permitted by the applicable usury Laws governing the Joint Property, whichever is the lesser, plus attorney’s fees, court costs, and other costs in connection with the collection of unpaid amounts. If the Wall Street Journal ceases to be published or discontinues publishing a prime rate, the unpaid balance shall bear interest compounded monthly at the prime rate published by the

Federal Reserve plus three percent (3%), per annum. Interest shall begin accruing on the first day of the month in which the payment was due. Payment shall not be reduced or delayed as a result of inquiries or anticipated credits unless the Operator has agreed.

Notwithstanding the foregoing, the Non-Operator may reduce payment, provided it furnishes documentation and explanation to the

Operator at the time payment is made, to the extent such reduction is caused by:

  (1) being billed at an incorrect working interest or Participating Interest that is higher than such Non-Operator’s actual working interest or Participating Interest, as applicable; or

(2) being billed for a project or AFE requiring approval of the Parties under the Agreement that the Non-Operator has not approved or is not otherwise obligated to pay under the Agreement; or

(3) being billed for a property in which the Non-Operator no longer owns a working interest, provided the Non-Operator has furnished the Operator a copy of the recorded assignment or letter in-lieu. Notwithstanding the foregoing, the Non-Operator shall remain responsible for paying bills attributable to the interest it sold or transferred for any bills rendered during the thirty

(30) day period following the Operator’s receipt of such written notice; or

(4) charges outside the adjustment period, as provided in Section I.4 (Adjustments).

4. ADJUSTMENTS

A.Payment of any such bills shall not prejudice the right of any Party to protest or question the correctness thereof; however, all bills and statements, including payout statements, rendered during any calendar year shall conclusively be presumed to be true and correct,

 with respect only to expenditures, after twenty-four (24) months following the end of any such calendar year, unless within said period a Party takes specific detailed written exception thereto making a claim for adjustment. The Operator shall provide a response to all written exceptions, whether or not contained in an audit report, within the time periods prescribed in Section I.5 (Expenditure

Audits).

B.	All adjustments initiated by the Operator, except those described in items (1) through (4) of this Section I.4.B, are limited to the twenty-four (24) month period following the end of the calendar year in which the original charge appeared or should have appeared on the Operator’s Joint Account statement or payout statement. Adjustments that may be made beyond the twenty-four (24) month period are limited to adjustments resulting from the following:

(1) a physical inventory of Controllable Material as provided for in Section V (Inventories of Controllable Material), or

(2) an offsetting entry (whether in whole or in part) that is the direct result of a specific joint interest audit exception granted by the

Operator relating to another property, or

(3) a government/regulatory audit, or

(4) a working interest ownership or Participating Interest adjustment.

5. EXPENDITURE AUDITS

A.A Non-Operator, upon written notice to the Operator and all other Non-Operators, shall have the right to audit the Operator’s accounts and records relating to the Joint Account within the twenty-four (24) month period following the end of such calendar year in which such bill was rendered; however, conducting an audit shall not extend the time for the taking of written exception to and the adjustment of accounts as provided for in Section I.4 (Adjustments). Any Party that is subject to payout accounting under the

  Agreement shall have the right to audit the accounts and records of the Party responsible for preparing the payout statements, or of the Party furnishing information to the Party responsible for preparing payout statements. Audits of payout accounts may include the volumes of hydrocarbons produced and saved and proceeds received for such hydrocarbons as they pertain to payout accounting required under the Agreement. Unless otherwise provided in the Agreement, audits of a payout account shall be conducted within the twenty-four (24) month period following the end of the calendar year in which the payout statement was rendered.

  Where there are two or more Non-Operators, the Non-Operators shall make every reasonable effort to conduct a joint audit in a manner that will result in a minimum of inconvenience to the Operator. The Operator shall bear no portion of the Non-Operators’

  audit cost incurred under this paragraph unless agreed to by the Operator. The audits shall not be conducted more than once each year without prior approval of the Operator, except upon the resignation or removal of the Operator, and shall be made at the expense of

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those Non-Operators approving such audit.

The Non-Operator leading the audit (hereinafter “lead audit company”) shall issue the audit report within ninety (90) days after completion of the audit testing and analysis; however, the ninety (90) day time period shall not extend the twenty-four (24) month requirement for taking specific detailed written exception as required in Section I.4.A (Adjustments) above. All claims shall be supported with sufficient documentation.

A timely filed written exception or audit report containing written exceptions (hereinafter “written exceptions”) shall, with respect to the claims made therein, preclude the Operator from asserting a statute of limitations defense against such claims, and the Operator hereby waives its right to assert any statute of limitations defense against such claims for so long as any Non-Operator continues to comply with the deadlines for resolving exceptions provided in this Accounting Procedure. If the Non-Operators fail to comply with the additional deadlines in Section I.5.B or I.5.C, the Operator’s waiver of its rights to assert a statute of limitations defense against the claims brought by the Non-Operators shall lapse, and such claims shall then be subject to the applicable statute of limitations,

provided that such waiver shall not lapse in the event that the Operator has failed to comply with the deadlines in Section I.5.B or

I.5.C.

B.	The Operator shall provide a written response to all exceptions in an audit report within one hundred eighty (180) days after Operator receives such report. Denied exceptions should be accompanied by a substantive response. If the Operator fails to provide substantive response to an exception within this one hundred eighty (180) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report. Interest shall be calculated using the rate set forth in Section

I.3.B (Advances and Payments by the Parties).

C.The lead audit company shall reply to the Operator’s response to an audit report within ninety (90) days of receipt, and the Operator shall reply to the lead audit company’s follow-up response within ninety (90) days of receipt; provided, however, each Non-Operator shall have the right to represent itself if it disagrees with the lead audit company’s position or believes the lead audit company is not adequately fulfilling its duties. Unless otherwise provided for in Section I.5.E, if the Operator fails to provide substantive response to an exception within this ninety (90) day period, the Operator will owe interest on that exception or portion thereof, if ultimately granted, from the date it received the audit report. Interest shall be calculated using the rate set forth in Section I.3.B (Advances and

 Payments by the Parties).

D.	If any Party fails to meet the deadlines in Sections I.5.B or I.5.C or if any audit issues are outstanding fifteen (15) months after

Operator receives the audit report, the Operator or any Non-Operator participating in the audit has the right to call a resolution meeting, as set forth in this Section I.5.D or it may invoke the dispute resolution procedures included in the Agreement, if applicable.

The meeting will require one month’s written notice to the Operator and all Non-Operators participating in the audit. The meeting shall be held at the Operator’s office or mutually agreed location, and shall be attended by representatives of the Parties with authority to resolve such outstanding issues. Any Party who fails to attend the resolution meeting shall be bound by any resolution reached at the meeting. The lead audit company will make good faith efforts to coordinate the response and positions of the

Non-Operator participants throughout the resolution process; however, each Non-Operator shall have the right to represent itself.

Attendees will make good faith efforts to resolve outstanding issues, and each Party will be required to present substantive information supporting its position. A resolution meeting may be held as often as agreed to by the Parties. Issues unresolved at one meeting may be discussed at subsequent meetings until each such issue is resolved.

If the Agreement contains no dispute resolution procedures and the audit issues cannot be resolved by negotiation, the dispute shall be submitted to mediation. In such event, promptly following one Party’s written request for mediation, the Parties to the dispute shall choose a mutually acceptable mediator and share the costs of mediation services equally. The Parties shall each have present at the mediation at least one individual who has the authority to settle the dispute. The Parties shall make reasonable efforts to ensure that the mediation commences within sixty (60) days of the date of the mediation request. Notwithstanding the above, any

Party may file a lawsuit or complaint (1) if the Parties are unable after reasonable efforts, to commence mediation within sixty (60)

days of the date of the mediation request, (2) for statute of limitations reasons, or (3) to seek a preliminary injunction or other provisional judicial relief, if in its sole judgment an injunction or other provisional relief is necessary to avoid irreparable damage or to preserve the status quo. Despite such action, the Parties shall continue to try to resolve the dispute by mediation.

E.	☐ (Optional Provision - Forfeiture Penalties)

If the Non-Operators fail to meet the deadline in Section I.5.C, any unresolved exceptions that were not addressed by the Non-

Operators within one (1) year following receipt of the last substantive response of the Operator shall be deemed to have been withdrawn by the Non-Operators. If the Operator fails to meet the deadlines in Section I.5.B or I.5.C, any unresolved exceptions that were not addressed by the Operator within one (1) year following receipt of the audit report or receipt of the last substantive response of the Non-Operators, whichever is later, shall be deemed to have been granted by the Operator and adjustments shall be made,

without interest, to the Joint Account.

6. APPROVAL BY PARTIES

A.GENERAL MATTERS

Where an approval or other agreement of the Parties or Non-Operators is expressly required under other Sections of this Accounting

Procedure and if the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, the

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Operator shall notify all Non-Operators of the Operator’s proposal and the agreement or approval of a majority in interest of the

Non-Operators shall be controlling on all Non-Operators.

This Section I.6.A applies to specific situations of limited duration where a Party proposes to change the accounting for charges from that prescribed in this Accounting Procedure. This provision does not apply to amendments to this Accounting Procedure, which are covered by Section I.6.B.

B.AMENDMENTS

If the Agreement to which this Accounting Procedure is attached contains no contrary provisions in regard thereto, this Accounting

Procedure can be amended by an affirmative vote of  ALL  ( ) ~~or more~~ Parties, one of which is the Operator,

having a combined working interest of at least  100  percent ( 100%), which approval shall be binding on all Parties,

provided, however, approval of at least one (1) Non-Operator shall be required.

C.	AFFILIATES

For the purpose of administering the voting procedures of Sections I.6.A and I.6.B, if Parties to this Agreement are Affiliates of each other, then such Affiliates shall be combined and treated as a single Party having the combined working interest or Participating

Interest of such Affiliates.

For the purposes of administering the voting procedures in Section I.6.A, if a Non-Operator is an Affiliate of the Operator, votes under Section I.6.A shall require the majority in interest of the Non-Operator(s) after excluding the interest of the Operator’s

Affiliate.

II. DIRECT CHARGES

The Operator shall charge the Joint Account with the following items:

1. RENTALS AND ROYALTIES

Lease rentals and royalties paid by the Operator, on behalf of all Parties, for the Joint Operations.

2. LABOR

A.Salaries and wages, including incentive compensation programs as set forth in COPAS MFI-37 (“Chargeability of Incentive
    Compensation Programs”), for:

(1) Operator’s field employees directly employed On-site in the conduct of Joint Operations,

(2) Operator’s employees directly employed on Shore Base Facilities, Offshore Facilities, or other facilities serving the Joint

Property if such costs are not charged under Section II.6 (Equipment and Facilities Furnished by Operator) or are not a

function covered under Section III (Overhead),

(3) Operator’s employees providing First Level Supervision,

(4)Operator’s employees providing On-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead),

(5) Operator’s employees providing Off-site Technical Services for the Joint Property if such charges are excluded from the overhead rates in Section III (Overhead).

Charges for the Operator’s employees identified in Section II.2.A may be made based on the employee’s actual salaries and wages,

or in lieu thereof, a day rate representing the Operator’s average salaries and wages of the employee’s specific job category.

Charges for personnel chargeable under this Section II.2.A who are foreign nationals shall not exceed comparable compensation paid to an equivalent U.S. employee pursuant to this Section II.2, unless otherwise approved by the Parties pursuant to Section

I.6.A (General Matters).

B.	Operator’s cost of holiday, vacation, sickness, and disability benefits, and other customary allowances paid to employees whose salaries and wages are chargeable to the Joint Account under Section II.2.A, excluding severance payments or other termination allowances. Such costs under this Section II.2.B may be charged on a “when and as-paid basis” or by “percentage assessment” on the amount of salaries and wages chargeable to the Joint Account under Section II.2.A. If percentage assessment is used, the rate shall be based on the Operator’s cost experience.

C.	Expenditures or contributions made pursuant to assessments imposed by governmental authority that are applicable to costs chargeable to the Joint Account under Sections II.2.A and B.

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D.	Personal Expenses of personnel whose salaries and wages are chargeable to the Joint Account under Section II.2.A when the expenses are incurred in connection with directly chargeable activities.

E. Reasonable relocation costs incurred in transferring to the Joint Property personnel whose salaries and wages are chargeable to the

     Joint Account under Section II.2.A. Notwithstanding the foregoing, relocation costs that result from reorganization or merger of a

  Party, or that are for the primary benefit of the Operator, shall not be chargeable to the Joint Account. Extraordinary relocation costs, such as those incurred as a result of transfers from remote locations, such as Alaska or overseas, shall not be charged to the

  Joint Account unless approved by the Parties pursuant to Section I.6.A (General Matters).

F.	Training costs as specified in COPAS MFI-35 (“Charging of Training Costs to the Joint Account”) for personnel whose salaries and wages are chargeable under Section II.2.A. This training charge shall include the wages, salaries, training course cost, and Personal

Expenses incurred during the training session. The training cost shall be charged or allocated to the property or properties directly benefiting from the training. The cost of the training course shall not exceed prevailing commercial rates, where such rates are available.

G.Operator’s current cost of established plans for employee benefits, as described in COPAS MFI-27 (“Employee Benefits Chargeable to Joint Operations and Subject to Percentage Limitation”), applicable to the Operator’s labor costs chargeable to the Joint Account under Sections II.2.A and B based on the Operator’s actual cost not to exceed the employee benefits limitation percentage most recently recommended by COPAS.

H.	Award payments to employees, in accordance with COPAS MFI-49 (“Awards to Employees and Contractors”) for personnel whose salaries and wages are chargeable under Section II.2.A.

3. MATERIAL

Material purchased or furnished by the Operator for use on the Joint Property in the conduct of Joint Operations as provided under Section

IV (Material Purchases, Transfers, and Dispositions). Only such Material shall be purchased for or transferred to the Joint Property as may be required for immediate use or is reasonably practical and consistent with efficient and economical operations. The accumulation of surplus stocks shall be avoided.

4. TRANSPORTATION

A.	Transportation of the Operator’s, Operator’s Affiliate’s, or contractor’s personnel necessary for Joint Operations.

B.	Transportation of Material between the Joint Property and another property, or from the Operator’s warehouse or other storage point to the Joint Property, shall be charged to the receiving property using one of the methods listed below. Transportation of Material from the Joint Property to the Operator’s warehouse or other storage point shall be paid for by the Joint Property using one of the methods listed below:

(1) If the actual trucking charge is less than or equal to the Excluded Amount the Operator may charge actual trucking cost or a theoretical charge from the Railway Receiving Point to the Joint Property. The basis for the theoretical charge is the per hundred weight charge plus fuel surcharges from the Railway Receiving Point to the Joint Property.. The Operator shall consistently apply the selected alternative.

(2) If the actual trucking charge is greater than the Excluded Amount, the Operator shall charge Equalized Freight. Accessorial charges such as loading and unloading costs, split pick-up costs, detention, call out charges, and permit fees shall be charged directly to the Joint Property and shall not be included when calculating the Equalized Freight.

5. SERVICES

The cost of contract services, equipment, and utilities used in the conduct of Joint Operations, except for contract services, equipment, and utilities covered by Section III (Overhead), or Section II.7 (Affiliates), or excluded under Section II.9 (Legal Expense). Awards paid to contractors shall be chargeable pursuant to COPAS MFI-49 (“Awards to Employees and Contractors”).

The costs of third party Technical Services are chargeable to the extent excluded from the overhead rates under Section III (Overhead).

6. EQUIPMENT AND FACILITIES FURNISHED BY OPERATOR

In the absence of a separately negotiated agreement, equipment and facilities furnished by the Operator will be charged as follows:

A.The Operator shall charge the Joint Account for use of Operator-owned equipment and facilities, including but not limited to production facilities, Shore Base Facilities, Offshore Facilities, and Field Offices, at rates commensurate with the costs of ownership and operation. The cost of Field Offices shall be chargeable to the extent the Field Offices provide direct service to personnel who are chargeable pursuant to Section II.2.A (Labor). Such rates may include labor, maintenance, repairs, other operating expense,

  insurance, taxes, depreciation using straight line depreciation method, and interest on gross investment less accumulated depreciation not to exceed twelve percent (12%) per annum; provided, however, depreciation shall not be charged when the

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  equipment and facilities investment have been fully depreciated. The rate may include an element of the estimated cost for abandonment, reclamation, and dismantlement. Such rates shall not exceed the average commercial rates currently prevailing in the immediate area of the Joint Property.

B.	In lieu of charges in Section II.6.A above, the Operator may elect to use average commercial rates prevailing in the immediate area of the Joint Property, less twenty percent (20%). If equipment and facilities are charged under this Section II.6.B, the Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation. For automotive equipment, the Operator may elect to use rates published by the Petroleum Motor Transport

Association (PMTA) or such other organization recognized by COPAS as the official source of rates.

7. AFFILIATES

A.	Charges for an Affiliate’s goods and/or services used in operations requiring an AFE or other authorization from the Non-Operators may be made without the approval of the Parties provided (i) the Affiliate is identified and the Affiliate goods and services are specifically detailed in the approved AFE or other authorization, and (ii) the total costs for such Affiliate’s goods and services billed to such individual project do not exceed $ N/A If the total costs for an Affiliate’s goods and services charged to such individual project are not specifically detailed in the approved AFE or authorization or exceed such amount, charges for such

Affiliate shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

B.	For an Affiliate’s goods and/or services used in operations not requiring an AFE or other authorization from the Non-Operators,

charges for such Affiliate’s goods and services shall require approval of the Parties, pursuant to Section I.6.A (General Matters), if the charges exceed $ N/A in a given calendar year.

C.	The cost of the Affiliate’s goods or services shall not exceed average commercial rates prevailing in the area of the Joint Property,

unless the Operator obtains the Non-Operators’ approval of such rates. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation; provided, however,

documentation of commercial rates shall not be required if the Operator obtains Non-Operator approval of its Affiliate’s rates or charges prior to billing Non-Operators for such Affiliate’s goods and services. Notwithstanding the foregoing, direct charges for

Affiliate-owned communication facilities or systems shall be made pursuant to Section II.12 (Communications).

If the Parties fail to designate an amount in Sections II.7.A or II.7.B, in each instance the amount deemed adopted by the Parties as a result of such omission shall be the amount established as the Operator’s expenditure limitation in the Agreement. If the Agreement does not contain an Operator’s expenditure limitation, the amount deemed adopted by the Parties as a result of such omission shall be zero dollars ($ 0.00).

8. DAMAGES AND LOSSES TO JOINT PROPERTY

All costs or expenses necessary for the repair or replacement of Joint Property resulting from damages or losses incurred, except to the extent such damages or losses result from a Party’s or Parties’ gross negligence or willful misconduct, in which case such Party or Parties shall be solely liable.

The Operator shall furnish the Non-Operator written notice of damages or losses incurred as soon as practicable after a report has been received by the Operator.

9. LEGAL EXPENSE

Recording fees and costs of handling, settling, or otherwise discharging litigation, claims, and liens incurred in or resulting from operations under the Agreement, or  necessary to protect or recover the Joint Property, to the extent permitted under the Agreement. Costs of the Operator’s or Affiliate’s legal staff or outside attorneys, including fees and expenses, are not chargeable unless approved by the

Parties pursuant to Section I.6.A (General Matters) or otherwise provided for in the Agreement.

Notwithstanding the foregoing paragraph, costs for procuring abstracts, fees paid to outside attorneys for title examinations (including preliminary, supplemental, shut-in royalty opinions, division order title opinions), and curative work shall be chargeable to the extent permitted as a direct charge in the Agreement.

10. TAXES AND PERMITS

All taxes and permitting fees of every kind and nature, assessed or levied upon or in connection with the Joint Property, or the production therefrom, and which have been paid by the Operator for the benefit of the Parties, including penalties and interest, except to the extent the penalties and interest result from the Operator’s gross negligence or willful misconduct.

If ad valorem taxes paid by the Operator are based in whole or in part upon separate valuations of each Party’s working interest, then notwithstanding any contrary provisions, the charges to the Parties will be made in accordance with the tax value generated by each Party’s working interest.

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Costs of tax consultants or advisors, the Operator’s employees, or Operator’s Affiliate employees in matters regarding ad valorem or other tax matters, are not permitted as direct charges unless approved by the Parties pursuant to Section I.6.A (General Matters).

Charges to the Joint Account resulting from sales/use tax audits, including extrapolated amounts and penalties and interest, are permitted,

provided the Non-Operator shall be allowed to review the invoices and other underlying source documents which served as the basis for tax charges and to determine that the correct amount of taxes were charged to the Joint Account. If the Non-Operator is not permitted to review such documentation, the sales/use tax amount shall not be directly charged unless the Operator can conclusively document the amount owed by the Joint Account.

11. INSURANCE

Net premiums paid for insurance required to be carried for Joint Operations for the protection of the Parties. If Joint Operations are conducted at locations where the Operator acts as self-insurer in regard to its worker’s compensation and employer’s liability insurance obligation, the Operator shall charge the Joint Account manual rates for the risk assumed in its self-insurance program as regulated by the jurisdiction governing the Joint Property. In the case of offshore operations in federal waters, the manual rates of the adjacent state shall be used for personnel performing work On-site, and such rates shall be adjusted for offshore operations by the U.S. Longshoreman and

Harbor Workers (USL&H) or Jones Act surcharge, as appropriate.

12. COMMUNICATIONS

Costs of acquiring, leasing, installing, operating, repairing, and maintaining communication facilities or systems, including satellite, radio and microwave facilities, between the Joint Property and the Operator’s office(s) directly responsible for field operations in accordance with the provisions of COPAS MFI-44 (“Field Computer and Communication Systems”). If the communications facilities or systems serving the Joint Property are Operator-owned, charges to the Joint Account shall be made as provided in Section II.6 (Equipment and

Facilities Furnished by Operator). If the communication facilities or systems serving the Joint Property are owned by the Operator’s

Affiliate, charges to the Joint Account shall not exceed average commercial rates prevailing in the area of the Joint Property. The Operator shall adequately document and support commercial rates and shall periodically review and update the rate and the supporting documentation.

13. ECOLOGICAL, ENVIRONMENTAL, AND SAFETY

Costs incurred for Technical Services and drafting to comply with ecological, environmental and safety Laws or standards recommended by

Occupational Safety and Health Administration (OSHA) or other regulatory authorities. All other labor and functions incurred for ecological, environmental and safety matters, including management, administration,  and permitting, shall be covered by Sections II.2

(Labor), II.5 (Services), or Section III (Overhead), as applicable.

Costs to provide or have available pollution containment and removal equipment plus actual costs of control and cleanup and resulting responsibilities of oil and other spills as well as discharges from permitted outfalls as required by applicable Laws, or other pollution containment and removal equipment deemed appropriate by the Operator for prudent operations, are directly chargeable.

14. ABANDONMENT AND RECLAMATION

Costs incurred for abandonment and reclamation of the Joint Property, including costs required by lease agreements or by Laws.

15. OTHER EXPENDITURES

Any other expenditure not covered or dealt with in the foregoing provisions of this Section II (Direct Charges), or in Section III

(Overhead) and which is of direct benefit to the Joint Property and is incurred by the Operator in the necessary and proper conduct of the

Joint Operations. Charges made under this Section II.15 shall require approval of the Parties, pursuant to Section I.6.A (General Matters).

III. OVERHEAD

As compensation for costs not specifically identified as chargeable to the Joint Account pursuant to Section II (Direct Charges), the Operator shall charge the Joint Account in accordance with this Section III.

Functions included in the overhead rates regardless of whether performed by the Operator, Operator’s Affiliates or third parties and regardless of location, shall include, but not be limited to, costs and expenses of:

•warehousing, other than for warehouses that are jointly owned under this Agreement

•design and drafting (except when allowed as a direct charge under Sections II.13, III.1.A(ii), and III.2, Option B)

•inventory costs not chargeable under Section V (Inventories of Controllable Material)

•procurement

•administration

•accounting and auditing

•gas dispatching and gas chart integration

•human resources

•management

•supervision not directly charged under Section II.2 (Labor)

•legal services not directly chargeable under Section II.9 (Legal Expense)

•taxation, other than those costs identified as directly chargeable under Section II.10 (Taxes and Permits)

•preparation and monitoring of permits and certifications; preparing regulatory reports; appearances before or meetings with governmental agencies or other authorities having jurisdiction over the Joint Property, other than On-site inspections; reviewing, interpreting, or submitting comments on or lobbying with respect to Laws or proposed Laws.

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Overhead charges shall include the salaries or wages plus applicable payroll burdens, benefits, and Personal Expenses of personnel performing overhead functions, as well as office and other related expenses of overhead functions.

1. OVERHEAD—DRILLING AND PRODUCING OPERATIONS

As compensation for costs incurred but not chargeable under Section II (Direct Charges) and not covered by other provisions of this

Section III, the Operator shall charge on either:

☑ (Alternative 1) Fixed Rate Basis, Section III.1.B.

☐ (Alternative 2) Percentage Basis, Section III.1.C.

A.TECHNICAL SERVICES

(i) Except as otherwise provided in Section II.13 (Ecological Environmental, and Safety) and Section III.2 (Overhead - Major

Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages,

related payroll burdens and benefits, and Personal Expenses for On-site Technical Services, including third party Technical

Services:

☑ (Alternative 1 - Direct) shall be charged direct to the Joint Account.

☐ (Alternative 2 - Overhead) shall be covered by the overhead rates.

(ii) Except as otherwise provided in Section II.13 (Ecological, Environmental, and Safety) and Section III.2 (Overhead - Major

Construction and Catastrophe), or by approval of the Parties pursuant to Section I.6.A (General Matters), the salaries, wages,

related payroll burdens and benefits, and Personal Expenses for Off-site Technical Services, including third party Technical

Services:

☑ (Alternative 1 - All Overhead) shall be covered by the overhead rates.

☐ (Alternative 2 - All Direct) shall be charged direct to the Joint Account.

☐	(Alternative 3 - Drilling Direct) shall be charged direct to the Joint Account, only to the extent such Technical Services are directly attributable to drilling, redrilling, deepening, or sidetracking operations, through completion, temporary abandonment, or abandonment if a dry hole. Off-site Technical Services for all other operations, including workover,

recompletion, abandonment of producing wells, and the construction or expansion of fixed assets not covered by Section

III.2 (Overhead - Major Construction and Catastrophe) shall be covered by the overhead rates.

Notwithstanding anything to the contrary in this Section III, Technical Services provided by Operator’s Affiliates are subject to limitations set forth in Section II.7 (Affiliates). Charges for Technical personnel performing non-technical work shall not be governed by this Section

III.1.A, but instead governed by other provisions of this Accounting Procedure relating to the type of work being performed.

B. OVERHEAD—FIXED RATE BASIS

(1)	The Operator shall charge the Joint Account at the following rates per well per month:

Drilling Well Rate per month $ 6,000 (prorated for less than a full month)

     Producing Well Rate per month $600

(2) Application of Overhead—Drilling Well Rate shall be as follows:

(a) Charges for onshore drilling wells shall begin on the spud date and terminate on the date the drilling and/or completion equipment used on the well is released, whichever occurs later. Charges for offshore and inland waters drilling wells shall begin on the date the drilling or completion equipment arrives on location and terminate on the date the drilling or completion equipment moves off location, or is released, whichever occurs first. No charge shall be made during suspension of drilling and/or completion operations for fifteen (15) or more consecutive calendar days.

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(b) Charges for any well undergoing any type of workover, recompletion, and/or abandonment for a period of five (5) or more consecutive work-days shall be made at the Drilling Well Rate. Such charges shall be applied for the period from date operations, with rig or other units used in operations, commence through date of rig or other unit release, except that no charges shall be made during suspension of operations for fifteen (15) or more consecutive calendar days.

(3)	Application of Overhead—Producing Well Rate shall be as follows:

(a) An active well that is produced, injected into for recovery or disposal, or used to obtain water supply to support operations for any portion of the month shall be considered as a one-well charge for the entire month.

(b) Each active completion in a multi-completed well shall be considered as a one-well charge provided each completion is considered a separate well by the governing regulatory authority.

(c) A one-well charge shall be made for the month in which plugging and abandonment operations are completed on any well,

unless the Drilling Well Rate applies, as provided in Sections III.1.B.(2)(a) or (b). This one-well charge shall be made whether or not the well has produced.

(d)	An active gas well shut in because of overproduction or failure of a purchaser, processor, or transporter to take production shall be considered as a one-well charge provided the gas well is directly connected to a permanent sales outlet.

(e) Any well not meeting the criteria set forth in Sections III.1.B.(3) (a), (b), (c), or (d) shall not qualify for a producing overhead charge.

(4)	The well rates shall be adjusted on the first day of April each year following the effective date of the Agreement; provided,

however, if this Accounting Procedure is attached to or otherwise governing the payout accounting under a farmout agreement, the rates shall be adjusted on the first day of April each year following the effective date of such farmout agreement. The adjustment shall be computed by applying the adjustment factor most recently published by COPAS. The adjusted rates shall be the initial or amended rates agreed to by the Parties increased or decreased by the adjustment factor described herein, for each year from the effective date of such rates, in accordance with COPAS MFI-47 (“Adjustment of Overhead Rates”).

C. OVERHEAD—PERCENTAGE BASIS

(1)	Operator shall charge the Joint Account at the following rates:

(a) Development Rate    percent ( ) % of the cost of development of the Joint Property, exclusive of costs provided under Section II.9 (Legal Expense) and all Material salvage credits.

(b) Operating Rate    percent (  %) of the cost of operating the Joint Property, exclusive of costs provided under Sections II.1 (Rentals and Royalties) and II.9 (Legal Expense); all Material salvage credits; the value of substances purchased for enhanced recovery; all property and ad valorem taxes, and any other taxes and assessments that are levied, assessed, and paid upon the mineral interest in and to the Joint Property.

(2)	Application of Overhead—Percentage Basis shall be as follows:

(a) The Development Rate shall be applied to all costs in connection with:

[i]	drilling, redrilling, sidetracking, or deepening of a well

[ii]	a well undergoing plugback or workover operations for a period of five (5) or more consecutive work-days

[iii]	preliminary expenditures necessary in preparation for drilling

[iv]	expenditures incurred in abandoning when the well is not completed as a producer

[v]	construction or installation of fixed assets, the expansion of fixed assets and any other project clearly discernible as a fixed asset, other than Major Construction or Catastrophe as defined in Section III.2 (Overhead-Major Construction and Catastrophe).

(b) The Operating Rate shall be applied to all other costs in connection with Joint Operations, except those subject to Section III.2

(Overhead-Major Construction and Catastrophe).

2. OVERHEAD—MAJOR CONSTRUCTION AND CATASTROPHE

To compensate the Operator for overhead costs incurred in connection with a Major Construction project or Catastrophe, the Operator shall either negotiate a rate prior to the beginning of the project, or shall charge the Joint Account for overhead based on the following rates for any Major Construction project in excess of the Operator’s expenditure limit under the Agreement, or for any Catastrophe regardless of the amount. If the Agreement to which this Accounting Procedure is attached does not contain an expenditure limit, Major

Construction Overhead shall be assessed for any single Major Construction project costing in excess of $100,000 gross.

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Major Construction shall mean the construction and installation of fixed assets, the expansion of fixed assets, and any other project clearly discernible as a fixed asset required for the development and operation of the Joint Property, or in the dismantlement, abandonment,

removal, and restoration of platforms, production equipment, and other operating facilities.

Catastrophe is defined as a sudden calamitous event bringing damage, loss, or destruction to property or the environment, such as an oil spill, blowout, explosion, fire, storm, hurricane, or other disaster. The overhead rate shall be applied to those costs necessary to restore the

Joint Property to the equivalent condition that existed prior to the event.

A.	If the Operator absorbs the engineering, design and drafting costs related to the project:

(1)  5 % of total costs if such costs are less than $100,000; plus

(2)  3 % of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  2 % of total costs in excess of $1,000,000.

B.	If the Operator charges engineering, design and drafting costs related to the project directly to the Joint Account:

(1)  5 % of total costs if such costs are less than $100,000; plus

(2)  3 % of total costs in excess of $100,000 but less than $1,000,000; plus

(3)  2 % of total costs in excess of $1,000,000.

Total cost shall mean the gross cost of any one project. For the purpose of this paragraph, the component parts of a single Major

Construction project shall not be treated separately, and the cost of drilling and workover wells and purchasing and installing pumping units and downhole artificial lift equipment shall be excluded. For Catastrophes, the rates shall be applied to all costs associated with each single occurrence or event.

On each project, the Operator shall advise the Non-Operator(s) in advance which of the above options shall apply.

For the purposes of calculating Catastrophe Overhead, the cost of drilling relief wells, substitute wells, or conducting other well operations directly resulting from the catastrophic event shall be included. Expenditures to which these rates apply shall not be reduced by salvage or insurance recoveries. Expenditures that qualify for Major Construction or Catastrophe Overhead shall not qualify for overhead under any other overhead provisions.

In the event of any conflict between the provisions of this Section III.2 and the provisions of Sections II.2 (Labor), II.5 (Services), or II.7

(Affiliates), the provisions of this Section III.2 shall govern.

3. AMENDMENT OF OVERHEAD RATES

The overhead rates provided for in this Section III may be amended from time to time if, in practice, the rates are found to be insufficient or excessive, in accordance with the provisions of Section I.6.B (Amendments).

IV. MATERIAL PURCHASES, TRANSFERS, AND DISPOSITIONS

The Operator is responsible for Joint Account Material and shall make proper and timely charges and credits for direct purchases, transfers, and dispositions. The Operator shall provide all Material for use in the conduct of Joint Operations; however, Material may be supplied by the Non-

Operators, at the Operator’s option. Material furnished by any Party shall be furnished without any express or implied warranties as to quality,

fitness for use, or any other matter.

1. DIRECT PURCHASES

Direct purchases shall be charged to the Joint Account at the price paid by the Operator after deduction of all discounts received. The

Operator shall make good faith efforts to take discounts offered by suppliers, but shall not be liable for failure to take discounts except to the extent such failure was the result of the Operator’s gross negligence or willful misconduct. A direct purchase shall be deemed to occur when an agreement is made between an Operator and a third party for the acquisition of Material for a specific well site or location.

Material provided by the Operator under “vendor stocking programs,” where the initial use is for a Joint Property and title of the Material does not pass from the manufacturer, distributor, or agent until usage, is considered a direct purchase. If Material is found to be defective or is returned to the manufacturer, distributor, or agent for any other reason, credit shall be passed to the Joint Account within sixty (60)

days after the Operator has received adjustment from the manufacturer, distributor, or agent.

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2. TRANSFERS

A transfer is determined to occur when the Operator (i) furnishes Material from a storage facility or from another operated property, (ii) has assumed liability for the storage costs and changes in value, and (iii) has previously secured and held title to the transferred Material.

Similarly, the removal of Material from the Joint Property to a storage facility or to another operated property is also considered a transfer;

provided, however, Material that is moved from the Joint Property to a storage location for safe-keeping pending disposition may remain charged to the Joint Account and is not considered a transfer. Material shall be disposed of in accordance with Section IV.3 (Disposition of

Surplus) and the Agreement to which this Accounting Procedure is attached.

A. PRICING

The value of Material transferred to/from the Joint Property should generally reflect the market value on the date of physical transfer.

Regardless of the pricing method used, the Operator shall make available to the Non-Operators sufficient documentation to verify the

Material valuation. When higher than specification grade or size tubulars are used in the conduct of Joint Operations, the Operator shall charge the Joint Account at the equivalent price for well design specification tubulars, unless such higher specification grade or sized tubulars are approved by the Parties pursuant to Section I.6.A (General Matters). Transfers of new Material will be priced using one of the following pricing methods; provided, however, the Operator shall use consistent pricing methods, and not alternate between methods for the purpose of choosing the method most favorable to the Operator for a specific transfer:

(1)Using published prices in effect on date of movement as adjusted by the appropriate COPAS Historical Price Multiplier (HPM)
   or prices provided by the COPAS Computerized Equipment Pricing System (CEPS).

(a)	For oil country tubulars and line pipe, the published price shall be based upon eastern mill carload base prices (Houston,

Texas, for special end) adjusted as of date of movement, plus transportation cost as defined in Section IV.2.B (Freight).

(b)	For other Material, the published price shall be the published list price in effect at date of movement, as listed by a Supply

Store nearest the Joint Property where like Material is normally available, or point of manufacture plus transportation costs as defined in Section IV.2.B (Freight).

(2) Based on a price quotation from a vendor that reflects a current realistic acquisition cost.

(3) Based on the amount paid by the Operator for like Material in the vicinity of the Joint Property within the previous twelve (12)

months from the date of physical transfer.

(4) As agreed to by the Participating Parties for Material being transferred to the Joint Property, and by the Parties owning the

Material for Material being transferred from the Joint Property.

B. FREIGHT

Transportation costs shall be added to the Material transfer price using the method prescribed by the COPAS Computerized

Equipment Pricing System (CEPS). If not using CEPS, transportation costs shall be calculated as follows:

(1)Transportation costs for oil country tubulars and line pipe shall be calculated using the distance from eastern mill to the

   Railway Receiving Point based on the carload weight basis as recommended by the COPAS MFI-38 (“Material Pricing

       Manual”) and other COPAS MFIs in effect at the time of the transfer.

(2) Transportation costs for special mill items shall be calculated from that mill's shipping point to the Railway Receiving Point.

For transportation costs from other than eastern mills, the 30,000-pound interstate truck rate shall be used. Transportation costs for macaroni tubing shall be calculated based on the interstate truck rate per weight of tubing transferred to the Railway

Receiving Point.

(3) Transportation costs for special end tubular goods shall be calculated using the interstate truck rate from Houston, Texas, to the

Railway Receiving Point.

(4) Transportation costs for Material other than that described in Sections IV.2.B.(1) through (3), shall be calculated from the

Supply Store or point of manufacture, whichever is appropriate, to the Railway Receiving Point

Regardless of whether using CEPS or manually calculating transportation costs, transportation costs from the Railway Receiving Point to the Joint Property are in addition to the foregoing, and may be charged to the Joint Account based on actual costs incurred. All transportation costs are subject to Equalized Freight as provided in Section II.4 (Transportation) of this Accounting Procedure.

C. TAXES

Sales and use taxes shall be added to the Material transfer price using either the method contained in the COPAS Computerized

Equipment Pricing System (CEPS) or the applicable tax rate in effect for the Joint Property at the time and place of transfer. In either case, the Joint Account shall be charged or credited at the rate that would have governed had the Material been a direct purchase.

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D. CONDITION

(1) Condition “A” - New and unused Material in sound and serviceable condition shall be charged at one hundred percent (100%)

of the price as determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes). Material transferred from the

Joint Property that was not placed in service shall be credited as charged without gain or loss; provided, however, any unused

Material that was charged to the Joint Account through a direct purchase will be credited to the Joint Account at the original cost paid less restocking fees charged by the vendor. New and unused Material transferred from the Joint Property may be credited at a price other than the price originally charged to the Joint Account provided such price is approved by the Parties owning such Material, pursuant to Section I.6.A (General Matters). All refurbishing costs required or necessary to return the

Material to original condition or to correct handling, transportation, or other damages will be borne by the divesting property.

The Joint Account is responsible for Material preparation, handling, and transportation costs for new and unused Material charged to the Joint Property either through a direct purchase or transfer. Any preparation costs incurred, including any internal or external coating and wrapping, will be credited on new Material provided these services were not repeated for such Material for the receiving property.

(2) Condition “B” - Used Material in sound and serviceable condition and suitable for reuse without reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) by seventy-five percent

(75%).

Except as provided in Section IV.2.D(3), all reconditioning costs required to return the Material to Condition “B” or to correct handling, transportation or other damages will be borne by the divesting property.

If the Material was originally charged to the Joint Account as used Material and placed in service for the Joint Property, the

Material will be credited at the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C (Taxes) multiplied by sixty-five percent (65%).

Unless otherwise agreed to by the Parties that paid for such Material, used Material transferred from the Joint Property that was not placed in service on the property shall be credited as charged without gain or loss.

(3) Condition “C” - Material that is not in sound and serviceable condition and not suitable for its original function until after reconditioning shall be priced by multiplying the price determined in Sections IV.2.A (Pricing), IV.2.B (Freight), and IV.2.C

(Taxes) by fifty percent (50%).

The cost of reconditioning may be charged to the receiving property to the extent Condition “C” value, plus cost of reconditioning, does not exceed Condition “B” value.

(4)Condition “D” - Material that (i) is no longer suitable for its original purpose but useable for some other purpose, (ii) is obsolete, or (iii) does not meet original specifications but still has value and can be used in other applications as a substitute for items with different specifications, is considered Condition “D” Material. Casing, tubing, or drill pipe used as line pipe shall be priced as Grade A and B seamless line pipe of comparable size and weight. Used casing, tubing, or drill pipe utilized as line pipe shall be priced at used line pipe prices. Casing, tubing, or drill pipe used as higher pressure service lines than standard line pipe, e.g., power oil lines, shall be priced under normal pricing procedures for casing, tubing, or drill pipe. Upset tubular goods shall be priced on a non-upset basis. For other items, the price used should result in the Joint Account being charged or credited with the value of the service rendered or use of the Material, or as agreed to by the Parties pursuant to Section 1.6.A (General

      Matters).

(5) Condition “E” - Junk shall be priced at prevailing scrap value prices.

E. OTHER PRICING PROVISIONS

(1) Preparation Costs

Subject to Section II (Direct Charges) and Section III (Overhead) of this Accounting Procedure, costs incurred by the Operator in making Material serviceable including inspection, third party surveillance services, and other similar services will be charged to the Joint Account at prices which reflect the Operator’s actual costs of the services. Documentation must be provided to the

Non-Operators upon request to support the cost of service. New coating and/or wrapping shall be considered a component of the Materials and priced in accordance with Sections IV.1 (Direct Purchases) or IV.2.A (Pricing), as applicable. No charges or credits shall be made for used coating or wrapping. Charges and credits for inspections shall be made in accordance with

COPAS MFI-38 (“Material Pricing Manual”).

(2) Loading and Unloading Costs

Loading and unloading costs related to the movement of the Material to the Joint Property shall be charged in accordance with the methods specified in COPAS MFI-38 (“Material Pricing Manual”).

13

3. DISPOSITION OF SURPLUS

Surplus Material is that Material, whether new or used, that is no longer required for Joint Operations. The Operator may purchase, but shall be under no obligation to purchase, the interest of the Non-Operators in surplus Material.

Dispositions for the purpose of this procedure are considered to be the relinquishment of title of the Material from the Joint Property to either a third party, a Non-Operator, or to the Operator. To avoid the accumulation of surplus Material, the Operator should make good faith efforts to dispose of surplus within twelve (12) months through buy/sale agreements, trade, sale to a third party, division in kind, or other dispositions as agreed to by the Parties.

Disposal of surplus Materials shall be made in accordance with the terms of the Agreement to which this Accounting Procedure is attached. If the Agreement contains no provisions governing disposal of surplus Material, the following terms shall apply:

•The Operator may, through a sale to an unrelated third party or entity, dispose of surplus Material having a gross sale value that is less than or equal to the Operator’s expenditure limit as set forth in the Agreement to which this Accounting Procedure is attached without the prior approval of the Parties owning such Material.

• If the gross sale value exceeds the Agreement expenditure limit, the disposal must be agreed to by the Parties owning such

Material.

• Operator may purchase surplus Condition “A” or “B” Material without approval of the Parties owning such Material, based on the pricing methods set forth in Section IV.2 (Transfers).

• Operator may purchase Condition “C” Material without prior approval of the Parties owning such Material if the value of the

Materials, based on the pricing methods set forth in Section IV.2 (Transfers), is less than or equal to the Operator’s expenditure limitation set forth in the Agreement. The Operator shall provide documentation supporting the classification of the Material as

Condition C.

• Operator may dispose of Condition “D” or “E” Material under procedures normally utilized by Operator without prior approval of the Parties owning such Material.

4. SPECIAL PRICING PROVISIONS

A. PREMIUM PRICING

Whenever Material is available only at inflated prices due to national emergencies, strikes, government imposed foreign trade restrictions, or other unusual causes over which the Operator has no control, for direct purchase the Operator may charge the Joint

Account for the required Material at the Operator’s actual cost incurred in providing such Material, making it suitable for use, and moving it to the Joint Property. Material transferred or disposed of during premium pricing situations shall be valued in accordance with Section IV.2 (Transfers) or Section IV.3 (Disposition of Surplus), as applicable.

B. SHOP-MADE ITEMS

Items fabricated by the Operator’s employees, or by contract laborers under the direction of the Operator, shall be priced using the value of the Material used to construct the item plus the cost of labor to fabricate the item. If the Material is from the Operator’s scrap or junk account, the Material shall be priced at either twenty-five percent (25%) of the current price as determined in Section

IV.2.A (Pricing) or scrap value, whichever is higher. In no event shall the amount charged exceed the value of the item commensurate with its use.

C. MILL REJECTS

Mill rejects purchased as “limited service” casing or tubing shall be priced at eighty percent (80%) of K-55/J-55 price as determined in

Section IV.2 (Transfers). Line pipe converted to casing or tubing with casing or tubing couplings attached shall be priced as K-55/J-

55 casing or tubing at the nearest size and weight.

V. INVENTORIES OF CONTROLLABLE MATERIAL

The Operator shall maintain records of Controllable Material charged to the Joint Account, with sufficient detail to perform physical inventories.

Adjustments to the Joint Account by the Operator resulting from a physical inventory of Controllable Material shall be made within twelve (12)

months following the taking of the inventory or receipt of Non-Operator inventory report. Charges and credits for overages or shortages will be valued for the Joint Account in accordance with Section IV.2 (Transfers) and shall be based on the Condition “B” prices in effect on the date of physical inventory unless the inventorying Parties can provide sufficient evidence another Material condition applies.

14

1. DIRECTED INVENTORIES

Physical inventories shall be performed by the Operator upon written request of a majority in working interests of the Non-Operators

(hereinafter, “directed inventory”); provided, however, the Operator shall not be required to perform directed inventories more frequently than once every five (5) years. Directed inventories shall be commenced within one hundred eighty (180) days after the Operator receives written notice that a majority in interest of the Non-Operators has requested the inventory. All Parties shall be governed by the results of any directed inventory.

Expenses of directed inventories will be borne by the Joint Account; provided, however, costs associated with any post-report follow-up work in settling the inventory will be absorbed by the Party incurring such costs. The Operator is expected to exercise judgment in keeping expenses within reasonable limits. Any anticipated disproportionate or extraordinary costs should be discussed and agreed upon prior to commencement of the inventory. Expenses of directed inventories may include the following:

A.	A per diem rate for each inventory person, representative of actual salaries, wages, and payroll burdens and benefits of the personnel performing the inventory or a rate agreed to by the Parties pursuant to Section I.6.A (General Matters). The per diem rate shall also be applied to a reasonable number of days for pre-inventory work and report preparation.

B. Actual transportation costs and Personal Expenses for the inventory team.

C. Reasonable charges for report preparation and distribution to the Non-Operators.

2. NON-DIRECTED INVENTORIES

A. OPERATOR INVENTORIES

Physical inventories that are not requested by the Non-Operators may be performed by the Operator, at the Operator’s discretion. The expenses of conducting such Operator-initiated inventories shall not be charged to the Joint Account.

B. NON-OPERATOR INVENTORIES

Subject to the terms of the Agreement to which this Accounting Procedure is attached, the Non-Operators may conduct a physical inventory at reasonable times at their sole cost and risk after giving the Operator at least ninety (90) days prior written notice. The

Non-Operator inventory report shall be furnished to the Operator in writing within ninety (90) days of completing the inventory fieldwork.

C. SPECIAL INVENTORIES

The expense of conducting inventories other than those described in Sections V.1 (Directed Inventories), V.2.A (Operator

Inventories), or V.2.B (Non-Operator Inventories), shall be charged to the Party requesting such inventory; provided, however,

inventories required due to a change of Operator shall be charged to the Joint Account in the same manner as described in Section

V.1 (Directed Inventories).

15

EXHIBIT D

Attached to and made a part of the certain Joint Operating Agreement, dated June 7, 2006, by and between, EnCana Oil & Gas (USA) Inc. and Berry Petroleum Company.

INSURANCE

1.	Operator shall at all times while performing under this Agreement carry and charge to the Joint Account the following minimum amounts of insurance for the benefit of the parties hereto:

A.	Workmen's Compensation for Operator's employees in accordance with Federal law and the laws of the State in which operations will be conducted and/or other applicable jurisdiction.

B.	Employer's Liability

a. Bodily Injury by Accident  $1,000,000 each accident
b. Bodily Injury by Disease  $1,000,000 policy limit
c. Bodily Injury by Disease  $1,000,000 each employee

C.	Comprehensive General Public Liability

Combined Single Limit    $2,000,000 aggregate

For Bodily Injury and Property Damage  $1,000,000 per occurrence

D.	Comprehensive Automobile Public Liability

a. Bodily Injury    $2,000,000 per occurrence
or $1,000,000 per occurence in combination with umbrella liability coverage of a minimum of $1,000,000.
b. Property Damage   $2,000,000 per occurrence
or $1,000,000 per occurence in combination with umbrella liability coverage of a minimum of $1,000,000.

2.	No other instance will be required other than that set forth above nor will premiums thereon be charged to the joint account.

3.
The insurance provided for herein for the benefit of the Joint Account may provide for certain deductibles to be borne by the insured parties. In the event a claim is made by the Operator on behalf of the Joint Account, and the insurance proceeds are subject to reduction as a result of a deductible provision, said deductible amount shall be a direct charge to the Joint Account.

4.
Operator will require that each Contractor and Subcontractor carry and maintain insurance and provide evidence of same at their sole expense in amounts deemed necessary to cover risk inherent to the work and services performed, but no less than $1,000,000 in the categories set forth above in 1(A)-(D); and where permitted by law, Contractor's underwriter shall waive subrogation against Non-Operators, and make Non-Operators additional insured’s, except for Employer's Liability.

5.	Operator shall notify Non-Operators as soon as practicable after the occurrence of any accident involving either damage to property or injuries to or death of persons.

6.
Non-Operator shall elect whether it shall be covered under Operator's insurance, carry its own insurance or elect to be self-insured. If Non-Operator elects to carry its own insurance, or is self-insured, it shall provide a Certificate of Insurance or letter confirming self insurance as to well control and liability insurance to the Operator. If no election is made prior to spud date, Non-Operator will be covered under Operator's policy and will be billed a proportionate share of the premium.

-END-

EXHIBIT "E"

        GAS BALANCING AGREEMENT

Attached to and made a part of that certain Joint Operating Agreement dated June 7, 2006 , by and between EnCana Oil & Gas (USA) Inc. and Berry Petroleum Company.

1.	Ownership of Gas Production

(a)
It is the intent of the parties that each party shall have the right to take in kind and separately dispose of its proportionate share of gas (including casinghead gas) produced from each formation in each well located on acreage ("Contract Area") covered by the Operating Agreement to which this Exhibit is attached ("Operating Agreement").

(b)
Operator shall control the gas production and be responsible for administering the provisions of this Agreement and shall make reasonable efforts to deliver or cause to be delivered gas to the parties' gas purchasers as may be required in order to balance the accounts of the parties in accordance with the provisions herein contained. For purposes of this Agreement, Operator shall maintain production accounts of the parties based upon the number of MMBTU's actually contained in the gas produced from completed intervals in a well and delivered at the outlet of lease equipment for each party's account regardless of whether sales of such gas are made on a wet or dry basis. All references in this Agreement to quantity or volume shall refer to the number of MMBTU's contained in the gas stream. Toward this end, Operator shall periodically determine or cause to be determined the BTU content of gas produced from completed intervals in each well on a consistent basis and under standard conditions pursuant to any method customarily used in the industry.

2.	Balancing of Production Accounts

(a)
Either Party desiring to take gas will notify the Operator, or cause the Operator to be notified, of the volumes nominated, pursuant to the terms and conditions of the Gas Gathering Agreement between the Parties dated June 7, 2006 (“Gas Gathering Agreement”).

(b)
Each Party shall make a commercially reasonable, good faith effort to take its full share of current production each month, to the extent that such production is required to maintain leases in effect, to protect the producing capacity of a well or reservoir, to preserve correlative rights, or to maintain production.

(c)
Any time a party, or such party's purchaser, is not taking or marketing its full share or any portion thereof of gas produced from completed intervals in a well ("Non-Marketing Party"), the remaining parties ("Marketing Parties") shall have the right, but not the obligation, to produce, take, sell and deliver for such Marketing Parties' accounts, in addition to the full share of gas to which the Marketing Parties are otherwise entitled, all of the gas attributable to a Non-Marketing Party which is not currently being marketed by such party. That portion of the gas produced which is attributable to a Non-Marketing Party, not taken by such Non-Marketing Party, is referred to in this Agreement as "Overproduction." If there is more than one Marketing Party taking gas attributable to a Non-Marketing Party, each Marketing Party shall be entitled to take a Non-Marketing Party's gas in the ratio that such Marketing Party's interest in production bears to the total interest in production of all Marketing Parties; provided, however, that such gas shall be made available initially to each Underproduced Party in the proportion that its interest in production bears to the total interests of all Underproduced Parties desiring to take such gas. If all such gas is not taken by the Underproduced Parties, the portion not taken shall then be made available to the other parties in the proportion that their respective interests in production bears to the total interest of such other parties. Each Marketing Party shall be credited with such Overproduction toward its working interest share of recoverable reserves as determined pursuant to Paragraph 2(e).

A party that has not taken its proportionate share of gas produced from any formation in a well ("Underproduced Party") shall be credited with gas in storage equal to its share of gas produced but not taken, less its share of gas used in lease operations, vented or lost ("Underproduction"). Such Underproduced Party, upon giving not less than fifteen (15) days written notice to Operator, shall be entitled, on a monthly basis beginning the month following receipt of notice, to produce, take, sell and deliver, in addition to the full share of gas to which such party is otherwise entitled, a quantity of gas ("Make-Up gas") equal to fifty percent (50%) of the total share of gas attributable to all parties having cumulative Overproduction (individually called "Overproduced Party"). The Operator will promptly notify all Overproduced Parties of the election of an Underproduced Party to begin taking Make-Up gas.

(d)

Such Make-Up gas shall be credited against such Underproduced Party's accrued Underproduction in order of accrual (first in, first out accounting method). Notwithstanding the foregoing and subject to subsection (e) below, (i) an Overproduced Party shall never be obligated to reduce its takes to less than fifty percent (50%) of the quantity to which such party is otherwise entitled and (ii) any Overproduced Party shall never be obligated to reduce its takes to less than seventy-five percent (75%) of the quantity to which such party is otherwise entitled during the production months of November, December, January, February and March.

(e)
If there is more than one Underproduced Party desiring Make-Up gas, each Underproduced Party shall be entitled to Make-Up gas in the ratio that such party's interest in production bears to the total interest in production of all Underproduced Parties then desiring Make-Up gas. Any portion of the Make-Up gas to which an Underproduced Party is entitled and which is not taken by such Underproduced Party may be taken by any other Underproduced Party(ies).

(f)
If there is more than one Overproduced Party required to furnish Make-Up gas, each such Overproduced Party shall furnish Make-Up gas in the ratio that such party's interest in production bears to the total interest in production of all Overproduced Parties then required to furnish Make-Up gas. Except as provided in (e) below, each Overproduced Party in any formation in a well shall be entitled, on a monthly basis, to take its full share of gas less its share of the Make-Up gas then being produced from the particular formation in the well in which it is overproduced.

(g)
If any party, in good faith reliance upon a reputable third party engineering reserve report, believes that an Overproduced Party has recovered one hundred percent (100%) or more of such Overproduced Party's share of the recoverable reserves from completed intervals in a well, such Overproduced Party, upon being notified in writing of such fact by Operator, or any Non-Operator in the event Operator is the party to whom such notice is directed, shall cease taking gas from such formation in such well and the remaining parties shall be entitled to take one hundred percent (100%) of such production until the accounts of the parties are balanced. Thereafter, such Overproduced Party shall again have the right to take its share of the remaining production, if any, in accordance with the provisions herein contained. Provided, however, after an Overproduced Party has recovered one hundred percent (100%) or more of its full share of the recoverable reserves as determined hereinabove from completed intervals in a well, such Overproduced Party may continue to produce if such continued production is (i) necessary for lease maintenance purposes, (ii) permitted by a majority in interest of the parties who have not produced one hundred percent (100%) of their recoverable reserves from such formation in such well, such majority approval to be evidenced by a written ballot conducted by Operator, or (iii) a subsequent third party engineering report indicates an upward revision in reserves that would result in such party not having produced one hundred percent (100%) of its recoverable reserves. For purposes of this Agreement, such engineering reserve reports may not be commissioned more than once each calendar year.

3.	Cash Balancing Upon Depletion

(a)
Upon the earlier of the plugging and abandonment of the last producing interval in a well, the termination of the Operating Agreement or any pooling or unit agreement covering a well, or at any time gas production from completed intervals in a well ceases and no attempt is made to restore production (or substitute therefor) within one hundred eighty (180) days thereafter, Operator shall distribute, within thirty days of such event, a statement of net unrecouped Underproduction and Overproduction and the months and years in which such unrecouped production accrued ("Final Accounting").

(b)
Within thirty (30) days of receipt of such Final Accounting, each Overproduced Party shall remit to Operator for disbursement to the Underproduced Party(ies) a sum of money (which sum shall not include interest) equal to the amount actually received by such Overproduced Party for sales during the month(s) of overproduction, calculated in order of accrual but less applicable taxes, royalties and reasonable costs of marketing, compressing, treating, gathering, processing and transporting such gas actually paid by such Overproduced Party. Such remittance shall be based on the number of MMBTU's of overproduction and shall be accompanied by a statement showing volumes and prices for each month with accrued unrecouped Overproduction. To the extent the Overproduced Party did not sell all Overproduction under an Arm's Length Agreement, the cash settlement will be based on the weighted average price received by the Overproduced Party for any gas sold from the Contract Area under Arm's Length Agreements during the months to which such Overproduction is attributed. In the event that no sales under Arm's Length Agreements were made during any such month, the cash settlement for such month will be based on the spot sales prices published for the applicable geographic area during such month in a mutually acceptable pricing bulletin.

(c)
Within thirty (30) days of receipt of any such remittance by Operator from an Overproduced Party, Operator shall disburse such funds to the Underproduced Party(ies) in accordance with the Final Accounting. Operator assumes no liability with respect to any such payment (unless such payment is attributable to Operator's Overproduction), it being the intent of the parties that each Overproduced Party shall be solely responsible for reimbursing each Underproduced Party for such Underproduced Party's respective share of overproduction taken by such Overproduced Party in accordance with the provisions herein contained. If any party fails to pay any sum due under the terms hereof after demand therefor by the Operator, the Operator shall turn responsibility for the collection of such sum to the Underproduced Party(ies) to whom it is owed, upon which Operator shall have no further responsibility for collection.

(d)
In determining the amount of overproduction for which settlement is due, production taken during any month by an Underproduced Party in excess of such Underproduced Party's share shall be treated as Make-Up and shall be applied to reduce prior deficits in the order of accrual of such deficits.

(e)
For Overproduction sold under a gas purchase contract providing for payment based on a percentage of the proceeds obtained by the purchaser upon resale of residue gas and liquid hydrocarbons extracted at a gas processing plant, the values used for calculating cash settlement will include proceeds received by the Overproduced Party for both the liquid hydrocarbons and the residue gas attributable to the Overproduction.

(f)
For Overproduction sold under a keep whole contract that is processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the full quantity of the Overproduction will be valued for purposes of cash settlement at the prices received for the sale of the gas attributable to the Overproduction without regard to proceeds attributable to liquid hydrocarbons which may have been extracted from the Overproduction.

(g)
For Overproduction processed for the account of the Overproduced Party at a gas processing plant for the extraction of liquid hydrocarbons, the values used for calculating cash settlement will include the proceeds received by the Overproduced Party for the sale of the liquid hydrocarbons extracted from the Overproduction, less the actual reasonable costs incurred by the Overproduced Party to process the Overproduction and to transport, fractionate and handle the liquid hydrocarbons extracted therefrom prior to sale.

(h)	If refunds are later required by any governmental authority, each party shall be accountable for its respective share of such refunds as finally balanced hereunder.

4.	Deliverability Tests

At the request of any party, Operator may produce the entire well stream for a deliverability test not to exceed seventy-two (72) hours in duration (or such longer period of time as may be mutually agreed upon by the parties) if required under such requesting party's gas sales or transportation contract.

5.	Nominations

Each party shall, on a monthly basis, give Operator sufficient time and data either to nominate such party's respective share of gas to the transporting pipeline(s) or, if Operator is not nominating such party's gas, to inform Operator of the manner in which to dispatch such party's gas. Except as and to the extent caused by Operator's gross negligence or willful misconduct, Operator shall not be responsible for any fees and/or penalties associated with imbalances charged by any pipeline to any Non-Operator(s).

6.	Statements

On or before the twenty-fifth (25th) day of the month following the month of production, each party taking gas shall furnish or cause to be furnished to Operator a statement of gas taken expressed in terms of MMBTU's. If actual volume information sufficient to prepare such statement is not made available to the taking party in sufficient time to prepare it, such taking party shall nevertheless furnish a statement of its good faith estimate of volumes taken and shall furnish Operator with a revised statement as soon as actual volume information is available. Within twenty (20) days of the receipt of all such statements, Operator shall furnish to each party a statement of the gas balance among the parties, including the total quantity of gas produced from completed intervals in each well, the portion thereof used in operations, vented or lost, and the total quantity delivered for each party's account.

Any error or discrepancy in Operator's monthly statement shall be promptly reported to Operator and Operator shall make a proper adjustment thereof within thirty (30) days after final determination of the correct quantities involved; provided, however, that if no errors or discrepancies are reported to Operator within two (2) years from the date of any statement, such statement shall be conclusively deemed to be correct. Additionally, within ninety (90) days from the end of each calendar year, or from a transfer of interest of a party hereto, non-operators or such transferring party shall furnish to Operator, for the sole purpose of establishing records sufficient to verify cash balancing values, a statement reflecting amounts actually received on a monthly basis for the year preceding the calendar year. Any party who fails to provide such statements shall be notified by Operator of its delinquency. If the delinquent statements are not received by Operator within thirty (30) days from the delinquent party's receipt of such notice, Operator shall not allow the delinquent party to produce gas for its account during any month when such party is delinquent in so furnishing the statements.

7.	Payment of Taxes

Each party taking gas shall pay or cause to be paid any and all production, severance, utility, sales, excise, or other taxes due on such gas.

8.	Operating Expenses

The operating expenses are to be borne as provided in the Operating Agreement, regardless of whether all parties are selling or using gas or whether the sales and use of each are in proportion to their respective interests in such gas.

9.	Overproducing Allowable

Each party shall give Operator sufficient time and data to enable Operator to make appropriate nominations, forecasts and/or filings with the regulatory bodies having jurisdiction to establish allowables. Each party shall at all times regulate its takes and deliveries from the Contract Area so that the well(s) covered hereby shall not be curtailed and/or shut-in for overproducing the allowable production assigned thereto by the regulatory body having jurisdiction.

10.	Payment of Royalties

(a)
Any party taking more than its full share of current production in a given month will pay to the Non-Marketing Party for such month an amount equal to the share of the proceeds attributable to royalty, overriding royalty, production payment or similar burdens (“Royalties) received by the Marketing Party for that portion of the Non-Marketing Party’s full share of current production taken by the Marketing Party; provided, however, that such payment will not exceed the royalty percentage that is common to all Royalty burdens in the Contract Area. Payments made pursuant to this subparagraph will be deemed payments to the under produced Party’s owners for purposes of cash balancing.

(b)
It is the intent of the parties that Royalties be paid in accordance with Paragraph 10(a). However, if such arrangement is superseded by statute, rule, regulation, order, or any decision by a court having jurisdiction thereover, each party (whether a Marketing Party or Non-Marketing Party) to the extent required to comply with such decision, shall make appropriate payment of all Royalties burdening its interest just as if each such party was taking or delivering its full share and only its full share of such gas production, exclusive of gas used in operations, vented or lost, and each party and shall protect, indemnify and hold harmless all other parties from any and all claims relating thereto.

11.	Application of Agreement

The provisions of this Agreement shall be separately applicable and shall constitute a separate agreement with respect to gas produced from each formation in each well located on the Contract Area.

12.	Term

This Agreement shall terminate when gas production under the Operating Agreement permanently ceases and the accounts of the parties are finally settled in accordance with the provisions herein contained.

13.	Operator's Liability

Except as otherwise provided herein, Operator is authorized to administer the provisions of this Agreement, but shall have no liability to the other parties for losses sustained or liability incurred which arise out of or in connection with the performance of Operator's duties hereunder except such as may result from Operator's gross negligence or willful misconduct.

14.	Audits

Notwithstanding any provision in this Agreement, for a period of two (2) years from the end of the calendar year in which any information to be furnished under paragraph 3 or paragraph 6 is supplied, any party shall have the right to audit the records of any other party regarding volumes, including but not limited to information regarding BTU content. Any Under produced Party shall have the right for a period of two (2) years after receipt of payment pursuant to a Final Accounting and after giving written notice to all parties, to audit an Overproduced Party's accounts and records relating to such payment. Any Overproduced Party shall have the right for a period of two (2) years after tender of payment for unrecouped volumes and upon giving written notice to all parties, to audit an Underproduced Party's records as to volumes. The party conducting such audit shall bear its costs of the audit. Additionally, Operator shall have the right for a period of two (2) years after receipt of annual statement from a non-operator under paragraph 6 after giving written notice to the affected non-operator, to audit such non-operator's accounts and records relating to such payment. Costs of such audit shall be borne by the joint account.

15.	Successors and Assigns

The terms, covenants, and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties and to their respective successors and assigns, and may be assigned in whole or in part from time to time; provided, however, that (a) any such assignment shall be made subject to the Operating Agreement to which this Agreement is attached (if any) and as among the parties shall not be valid without the written acceptance of the terms of this Agreement by the Assignee; (b) the Assignee shall acquire such interest subject to any Overproduction and/or Underproduction imbalances existing at such time as well as any cash balancing obligation created thereby.

16.	Liquefiable Hydrocarbons Not Covered Under Agreement

The parties shall share proportionately in and own all liquid hydrocarbons recovered with the gas sales by lease equipment in accordance with their respective interests.

17.	Conflict

If there is a conflict between the terms of this Agreement and the terms of any gas sales contract covering the Contract Area entered into by any party, or in the event of any conflict between the terms of this Agreement and the terms of the Joint Operating Agreement, the terms of this Agreement shall govern. If there is a conflict between the terms of this Agreement and the Gas Gathering Agreement, then the Gas Gathering Agreement shall govern.

18.	Arbitration

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award may be entered in any Court having jurisdiction thereof. The arbitrator shall not award punitive or consequential damages in settlement of any controversy or claim.

EXHIBIT “F”

Attached to and made a part of that certain Joint Operating Agreement dated June 6, 2006, by and between, EnCana Oil & Gas (USA) Inc., and Berry Petroleum Company.

NON-DISCRIMINATION AND CERTIFICATION
OF NON-SEGREGATED FACILITIES

In the performance of work under this Agreement, Operator agrees to comply with all the provisions of Section 202 (1) to (7), inclusive, of Executive Order 11246 (30 F.R 12319), as amended by Executive Order 11758 - Employment of the Handicapped, Equal Employment Opportunity 11701 - Employment of Veterans, and Equal Employment Opportunity 11625 - Minority Business Enterprise.

The foregoing obligations of Operator shall be modified as necessary to comply with current executive orders, regulations and statutes, federal or state, relating to non-discrimination in employment.

-END-

Exhibit G to
Joint Operating Agreement dated June 7, 2006 between Berry Petroleum Company and EnCana Oil & Gas (USA) Inc.
and
Carry and Earning Agreement North Parachute Ranch Property dated June 7, 2006 between Berry Petroleum Company and EnCana Oil & Gas (USA) Inc.

TAX PARTNERSHIP PROVISIONS

OF THE BERRY-ENCANA FARMOUT PARTNERSHIP
(EIN: [TBD])
(For Name of Tax Reporting Partner and Special Elections, See Secs. 8 and 9)

Table of Contents
1	General Provisions	2
1.1.	Designation Of Documents.	2
1.2.	Relationship of the Parties.	2
1.3.	Priority Of Provisions Of This Exhibit.	2
1.4.	Survivorship.	2
2	Tax Reporting Partner	3
3	Income Tax Compliance and Capital Accounts	3
3.1.	Tax Returns.	3
3.2.	Fair Market Value Capital Accounts.	3
3.3.	Information Requests.	3
3.4.	Best Efforts Without Liability.	3
4	Tax and FMV Capital Account Elections	4
4.1.	General Elections.	4
4.2.	Depletion.	4
4.3.	Election Out Under Code §761(a).	4
4.4.	Consent Requirements For Subsequent Tax Or FMV Capital Account Elections.	5
5	Capital Contributions and FMV Capital Accounts	5
5.1.	Capital Contributions.	5
5.2.	FMV Capital Accounts.	5
6	Partnership Allocations	6
6.1.	FMV Capital Account Allocations.	6
6.2.	Tax Return and Tax Basis Capital Account Allocations.	7
7	Termination and Liquidating Distribution	8
7.1.	Termination of the Partnership.	8
7.2.	Balancing of FMV Capital Accounts.	8
7.3.	Deemed Sale Gain/Loss Charge Back.	8
7.4.	No Deficit Restoration Obligation.	8
7.5.	Distribution to balance capital accounts.	9
7.6.	FMV determination.	9
7.7.	Final Distribution.	9
8	Transfers, Indemnification, and Correspondence	9
8.1.	Transfer of Partnership Interests.	9

8.2.	Correspondence.	9
9	Elections and Changes to above Provisions	10
9.1.	Special Tax Elections.	10
9.2.	Special Allocations.	10

1.  General Provisions

1.1.  Designation Of Documents.

This exhibit is referred to in, and is part of, the agreements identified above and, if so provided, a part of any agreement to which the agreements are an exhibit. Such agreements (including all exhibits thereto, other than this exhibit) shall be hereinafter referred to as the "Agreement;" and this exhibit is hereinafter referred to as the "Exhibit" or the "Tax Partnership Provisions" (the "TPPs"). Except as may be otherwise provided in this Exhibit, terms defined and used in the Agreement shall have the same meaning when used herein.

1.2.  Relationship of the Parties.

The parties to the Agreement shall be hereinafter referred to as "Party" or "Parties." The Parties understand and agree that the arrangement and undertakings evidenced by the Agreement result in a partnership for purposes of Federal income taxation and certain State income tax laws which incorporate or follow Federal income tax principles as to tax partnerships. Such partnership for tax purposes is hereinafter referred to as the "Partnership." For every other purpose of the Agreement the Parties understand and agree that their legal relationship to each other under applicable State law with respect to all property subject to the Agreement is one of tenants in common, or undivided interest owners and not a partnership; that the liabilities of the Parties shall be several and not joint or collective; and that each Party shall be responsible solely for its own obligations.

1.3.  Priority Of Provisions Of This Exhibit.

If there is a conflict or inconsistency, whether direct or indirect, actual or apparent, between the terms and conditions of this Exhibit and the terms and conditions of the Agreement, or any other exhibit or any part thereof, the terms and conditions of this Exhibit shall govern and control.

1.4.  Survivorship.

1.4.1.  Any termination of the Agreement shall not affect the continuing application of the TPPs for the termination and liquidation.

1.4.2.  Any termination of the Agreement shall not affect the continuing application of the TPPs for the resolution of all matters regarding Federal and State income reporting.

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1.4.3.  These TPPs shall inure to the benefit of, and be binding upon, the Parties hereto and their successors and assigns.

1.4.4.  The effective date of the Agreement shall be the effective date of these TPPs. The Partnership shall continue in full force and effect from, and after such date, until termination and liquidation.

2.  Tax Reporting Partner

Berry Petroleum Company as the Tax Reporting Partner ("TRP") is responsible for compliance with all tax reporting obligations of the Partnership, see Sec. 3.1, below. In the event of any change in the TRP, the Party serving as TRP at the beginning of a given taxable year shall continue as TRP with respect to all matters concerning such year.

3.  Income Tax Compliance and Capital Accounts

3.1.  Tax Returns.

The TRP shall prepare and file all required Federal and State partnership income tax returns. Not less than thirty (30) days prior to the return due date (including extensions), the TRP shall submit to each Party for review a copy of the return as proposed.

3.2.  Fair Market Value Capital Accounts.

The TRP shall establish and maintain for each Party fair market value ("FMV") capital accounts and tax basis capital accounts. Upon request, the TRP shall submit to each Party along with a copy of any proposed partnership income tax return an accounting of such Party's FMV capital accounts as of the end of the return period.

3.3.  Information Requests.

In addition to any obligation under Sec. 2, each Party agrees to furnish to the TRP not later than sixty (60) days before the return due date (including extensions) such information relating to the operations conducted under the Agreement as may be required for the proper preparation of such returns. Similarly, each Party agrees to furnish timely to the TRP, as requested, any information and data necessary for the preparation and/or filing of other required reports and notifications, and for the computation of the capital accounts. As provided in Code §6050K(c), a Party transferring its interest must notify the TRP to allow compliance with Code §6050K(a) (see also Sec. 8.1).

3.4.  Best Efforts Without Liability.

The TRP and the other Party shall use their best efforts to comply with responsibilities outlined in this Section, and with respect to the service as TRP as outlined Sec. 2, and in doing so shall incur no liability to any other Party.

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4.  Tax and FMV Capital Account Elections

4.1.   General Elections.

For both income tax return and capital account purposes, the Partnership shall elect:

4.1.1.  to deduct when incurred intangible drilling and development costs ("IDC");

4.1.2.  to use the maximum allowable accelerated tax method and the shortest permissible tax life for depreciation;

4.1.3.  the accrual method of accounting;

4.1.4.  to report income on a calendar year basis;

and the Partnership shall also make any elections as specially noted in Sec. 9.1, below.

4.2.   Depletion.

Solely for FMV capital account purposes, depletion shall be calculated by using simulated cost depletion within the meaning of Treas. Reg.§1.704-1(b)(2)(iv)(k)(2), unless the use of simulated percentage depletion is elected in Sec. 9.1, below. The simulated cost depletion allowance shall be determined under the principles of Code §612 and be based on the FMV capital account basis of each Lease. Solely for purposes of this calculation, remaining reserves shall be determined consistently by the TRP.

4.3.  Election Out Under Code §761(a).

4.3.1.  The TRP shall notify all Parties of an intended election to be excluded from the application of Subchapter K of Chapter 1 of the Code not later than sixty (60) days prior to the filing date or the due date (including extensions) for the Federal partnership income tax return, whichever comes earlier. Any Party that does not consent must provide the TRP with written objection within thirty (30) days of such notice. Even after an effective election-out, the TRP's rights and obligations, other than the relief from tax return filing obligations of the partnership, shall continue.

4.3.2.  After an election-out, to avoid an unintended impairment of the election-out: The Parties will avoid, without prior coordination, any operational changes which would terminate the qualification for the election-out status; all Parties will monitor the continuing qualification of the Partnership for the election-out status and will notify the other Parties if, in their opinion, a change in operations will jeopardize the election-out; and, all Parties will use, unless agreed to by them otherwise, the cumulative gas balancing method as described in Treas. Reg. §1.761-2(d)(2).

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4.4.  Consent Requirements For Subsequent Tax Or FMV Capital Account Elections.

Future elections, in addition to or in amendment of those in this agreement, must be approved by the affirmative consent of Berry Petroleum Company and EnCana Oil & Gas (USA) Inc.

5.  Capital Contributions and FMV Capital Accounts

The provisions of this Sec. 5 and any other provisions of the TPPs relating to the maintenance of the capital accounts are intended to comply with Treas. Reg. §1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulations. Specific special allocations to so comply shall be provided in Sec. 9.2.

5.1.   Capital Contributions.

The respective capital contributions of each Party to the Partnership shall be (a) each Party's interest in the oil and gas lease(s), including all associated lease and well equipment, committed to the Partnership, and (b) all amounts of money paid by each Party in connection with the acquisition, exploration, development, and operation of the lease(s), and all other costs characterized as contributions or expenses borne by such Party under the Agreement. The contribution of the leases and any other properties committed to the Partnership shall be made by each Party's agreement to hold legal title to its interest in such leases or other property as nominee of the Partnership.

5.2.  FMV Capital Accounts.

The FMV capital accounts shall be increased and decreased as follows:

5.2.1.  The FMV capital account of a Party shall be increased by:

(i)  the amount of money and the FMV (as of the date of contribution) of any property contributed by such Party to the Partnership (net of liabilities assumed by the Partnership or to which the contributed property is subject);

(ii)  that Party's share of Partnership items of income or gain, allocated in accordance with Sec. 6.1 and Sec. 9.2; and

(iii)  that Party's share of any Code §705(a)(1)(B) item.

5.2.2.  The FMV capital account of a Party shall be decreased by:

(i)  the amount of money and the FMV of property distributed to a Party (net of liabilities assumed by such Party or to which the property is subject);

(ii)  that Party's Sec. 6.1 and Sec. 9.2 allocated share of Partnership loss and deductions, or items thereof; and,

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(iii)  that Party's share of any Code §705(a)(2)(B) item.

5.2.3.  "FMV" when it applies to property contributed by a Party to the Partnership shall be assumed, for purposes of 5.2.1, to equal the adjusted tax basis, as defined in Code §1011, of that property unless the Parties agree otherwise as indicated in Sec. 9.1.

5.2.4.  As provided in Treas. Reg. §1.704-1(b)(2)(iv)(e), upon distribution of Partnership property to a Party the capital accounts will be adjusted to reflect the manner in which the unrealized income, gain, loss and deduction inherent in distributed property (not previously reflected in the capital accounts) would be allocated among the Parties if there were a disposition of such property at its FMV as of the time of distribution. Furthermore, if so agreed to in Sec. 9.1, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f), the FMV capital accounts shall be revalued at certain times to reflect value changes of the Partnership property.

6.  Partnership Allocations

6.1.  FMV Capital Account Allocations.

Unless otherwise provided in Sec. 9.2, each item of income, gain, loss, or deduction shall be allocated to each Party as follows:

6.1.1.  Actual or deemed income from the sale, exchange, distribution or other disposition of production shall be allocated to the Party entitled to such production or the proceeds from the sale of such production. The amount received from the sale of production and the amount of the FMV of production taken in kind by the Parties are deemed to be identical; accordingly, such items may be omitted from the adjustments made to the Parties' FMV capital accounts.

6.1.2.  Exploration cost, IDC, operating and maintenance cost shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such cost.

6.1.3.  Depreciation shall be allocated to each Party in accordance with its contribution, or obligation to contribute, to the cost of the underlying asset.

6.1.4.  Simulated depletion shall be allocated to each Party in accordance with its FMV capital account adjusted basis in each oil and gas property of the Partnership.

6.1.5.  Loss (or simulated loss) upon the sale, exchange, distribution, abandonment or other disposition of depreciable or depletable property shall be allocated to the Parties in the ratio of their respective FMV capital account adjusted bases in the depreciable or depletable property.

6.1.6.  Gain (or simulated gain) upon the sale, exchange, distribution, or other disposition of depreciable or depletable property shall be allocated

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to the Parties so that the FMV capital account balances of the Parties will most closely reflect their respective percentage or fractional interests in such property under the Agreement.

6.1.7.  Costs or expenses of any other kind shall be allocated to each Party in accordance with its respective contribution, or obligation to contribute, to such costs or expense.

6.1.8.  Any other income item shall be allocated to the Parties in accordance with the manner in which such income is realized by each Party.

6.2.  Tax Return and Tax Basis Capital Account Allocations.

6.2.1.  Unless otherwise expressly provided in this Sec. 6.2, the allocations of the Partnership's items of income, gain, loss, or deduction for tax return and tax basis capital account purposes shall follow the principles of the allocations under Sec. 6.1. However, the Partnership's gain or loss on the taxable disposition of a Partnership property in excess of the gain or loss under Sec. 6.1, if any, is allocated to the contributing Party to the extent of such Party's pre-contribution gain or loss.

6.2.2.  The Parties recognize that under Code §613A(c)(7)(D) the depletion allowance is to be computed separately by each Party. For this purpose, each Party's share of the adjusted tax basis in each oil and gas property shall be equal to its contribution to the adjusted tax basis of such property.

6.2.3.  Under Code §613A(c)(7)(D) gain or loss on the disposition of an oil and gas property is to be computed separately by each Party. According to Treas. Reg. §1.704-1(b)(4)(v), the amount realized shall be allocated as follows: (i) an amount that represents recovery of adjusted simulated depletion basis is allocated (without being credited to the capital accounts) to the Parties in the same proportion as the aggregate simulated depletion basis was allocated to such Parties under Sec. 5.2; and (ii) any remaining realization is allocated in accordance with Sec. 6.1.6.

6.2.4.  Depreciation shall be allocated to each Party in accordance with its contribution to the adjusted tax basis of the depreciable asset.

6.2.5.  In accordance with Treas. Reg. §1.1245-1(e), depreciation recapture shall be allocated, to the extent possible, among the Parties to reflect their prior sharing of the depreciation.

6.2.6.  In accordance with the principles of Treas. Reg. §1.1254-5, any recapture of IDC is determined and reported by each Party separately. Similarly, any recapture of depletion shall be computed separately by each Party, in accordance with its depletion allowance computed pursuant to Sec. 6.2.2.

6.2.7.  For Partnership properties with FMV capital account values different from their adjusted tax bases the Parties intend that the allocations described

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 in this Section 6.2 constitute a "reasonable method" of allocating gain or loss under Treas. Reg. §1.704-3(a)(1).

6.2.8.  Take-in-kind.

If checked "Yes" in Sec. 9.1, below, each Party has the right to determine the market for its proportionate share of production. All items of income, deductions, and credits arising from such marketing of production shall be recognized by the Partnership and shall be allocated to the Party whose production is so marketed.

7.  Termination and Liquidating Distribution

7.1.  Termination of the Partnership.

7.1.1.  Upon termination, as provided in Code §708(b)(1)(A), the business shall be wound-up and concluded, and the assets shall be distributed to the Parties as described below by the end of such calendar year (or, if later, within ninety (90) days after the date of such termination). The assets shall be valued and distributed to the Parties in the order provided in Secs. 7.1.2, 7.5, and 7.7

7.1.2.  First, all cash representing unexpended contributions by any Party and any property in which no interest has been earned by any other Party under the Agreement shall be returned to the contributor.

7.2.  Balancing of FMV Capital Accounts.

Second, the FMV capital accounts of the Parties shall be determined as described hereafter. The TRP shall take the actions specified under Secs. 7.2 through 7.5 in order to cause the Parties' FMV capital accounts to reflect as closely as possible their interests under the Agreement. This is hereafter referred to as the "balancing of the FMV capital accounts" and, when completed, the FMV capital accounts of the Parties shall be referred to as "balanced."

7.3.  Deemed Sale Gain/Loss Charge Back.

The FMV of all Partnership properties shall be determined and the gain or loss for each property, which would have resulted if sold at such FMV, shall be allocated in accordance with Secs. 6.1.5 and 6.1.6.

7.4.  No Deficit Restoration Obligation.

Notwithstanding anything to the contrary, upon a liquidation within the meaning of Treas. Reg. §1.704-1(b)(2)(ii)(g), if any Party has a Deficit Capital Account (after giving effect to all contributions, distributions, allocations and other FMV capital account adjustments for all years, including the year during which such liquidation occurs), such Party shall have no obligation to make any contribution so as to restore its FMV capital account to zero, and the negative balance of such Party's FMV capital

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account shall not be considered a debt owed by such Party to the other Party(ies), to the tax partnership, or to any other person for any purpose whatsoever.

7.5.  Distribution to balance capital accounts.

7.5.1.  If all Parties agree, any cash or an undivided interest in certain selected properties shall be distributed to one or more Parties as necessary for the purpose of balancing the FMV capital accounts.

7.5.2.  Unless Sec.7.5.1 applies, an undivided interest in each and every property shall be distributed to one or more Parties in accordance with their FMV capital accounts.

7.6.  FMV determination.

If a property is to be valued for purposes of balancing the capital accounts and making a distribution under this Sec. 7, the Parties must first attempt to agree on the FMV of the property; failing such an agreement, the TRP shall cause a nationally recognized independent engineering firm to prepare an appraisal of the FMV of such property.

7.7.  Final Distribution.

After the FMV capital accounts of the Parties have been adjusted pursuant to Secs.7.2 to 7.5, all remaining property and interests then held by the Partnership shall be distributed to the Parties in accordance with their positive FMV capital account balances.

8.  Transfers, Indemnification, and Correspondence

8.1.  Transfer of Partnership Interests.

Transfers of Partnership interests shall be governed by the Agreement. A Party transferring its interest, or any part thereof, shall notify the TRP in writing within two (2) weeks after such transfer.

8.2.  Correspondence.

All correspondence relating to the preparation and filing of the Partnership's income tax returns and capital accounts shall be sent to:

(Attach separate list, if necessary)
TRP	"Att to:" reference
Berry Petroleum Company 5201 Truxtun Avenue, Suite 300 Bakersfield, CA 93309	Tax Department
Other Party:
EnCana Oil & Gas (USA) 370 17th Street, Suite 1700 Denver, CO 80202	Tax Department

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9.  Elections and Changes to above Provisions

9.1.  Special Tax Elections.

With respect to Sec. 4.1, the Parties agree (if not agreed, insert "No"):

a) that the Partnership shall elect to account for dispositions of depreciable assets under the general asset method to the extent permitted by Code §168(i)(4);	No
b) that the Partnership shall elect under Code §754 to adjust the basis of Partnership property, with the adjustments provided in Code §734 for a distribution of property and in Code §743 for a transfer of a partnership interest. In case of distribution of property the TRP shall adjust all tax basis capital accounts. In the case of a transfer of a partnership interest the acquiring party(ies) shall establish and maintain its (their) tax basis capital account(s);
Yes
c) that the Partnership shall elect under Code §6231 to be subject to the TEFRA rules.	No
d) that the Partnership shall elect under Code §709 to amortize over the shortest permissible period all deferred organizational expenses.	Yes
e) that the Partnership shall elect under Code §195 to amortize over the shortest permissible period all deferred business start-up expenses.	Yes

With respect to Sec. 4.2, Depletion the Parties agree that the Partnership shall use simulated percentage depletion instead of simulated cost depletion.	No
With respect to Sec.5.2.4, under the rules of Treas. Reg. § 1.704-1(b)(2)(iv)(f) the Parties agree that the FMV capital accounts shall be revalued to reflect value changes of the Partnership property upon the occurrence of the events specified in (5)(i) through (iii) of said -1(b)(2)(iv)(f) regulations.
Yes
With respect to Sec. 6.2.8, the income attributable to take-in-kind production will be reflected on the tax return.	No

With respect to Sec. 5.2.3, the FMV for the listed properties are determined on Schedule 5.2.3, which shall describe each property that becomes subject to the Agreement and the agreed fair market value of such property at the time it becomes subject to the Agreement.

9.2.  Special Allocations.

9.2.1.  Notwithstanding the provisions of Sec. 6, if any Party unexpectedly receives any adjustments, allocations or distributions described in Treas. Reg. §1.704 1(b)(2)(ii)(d)(4), (5) or (6), which reduces the Party's adjusted FMV capital account balance to below zero (a "Deficit Capital Account"), gross income shall be specially allocated to such Party in an amount and manner sufficient to eliminate, to the

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extent required by the Treasury Regulations, the adjusted capital account deficit of such Party as quickly as possible. For purposes of this Sec. 9.2.1 and Sec. 9.2.3, a Party's adjusted FMV capital account balance shall be the same as the Party's capital account balance increased by the sum of (i) amount, if any, which the Party is unconditionally obligated to contribute to the tax partnership, and (ii) the amount, if any, which the Party is deemed to be obligated to contribute to the tax partnership under Treasury Regulations under Code §704(b).

9.2.2.  If there is a net decrease in partnership minimum gain for a taxable year of the tax partnership, each Party shall be allocated items of income and gain for that year equal to that Party's share of the net decrease in partnership minimum gain, all in accordance with Treas. Reg. § 1.704-2(f). If, during a taxable year of the tax partnership, there is a net decrease in partner nonrecourse debt minimum gain, any Party with a share of that partner nonrecourse debt minimum gain as of the beginning of the year shall be allocated items of income and gain for the year (and, if necessary, for succeeding years) equal to that partner's share of the net decrease in partner nonrecourse debt minimum gain, all in accordance with Treas. Reg. §1.704-2(i)(4). Pursuant to Treas. Reg. §1.704-2(i)(1), deductions attributable to "partner nonrecourse liability" shall be allocated to the Party that bears the economic risk of loss for such liability (or is treated as bearing such risk).

9.2.3.  If any Party would be allocated an item of deduction or loss which would reduce its adjusted FMV capital account balance to below zero, the Party shall be allocated only the amount of such item which would reduce its adjusted FMV capital account balance to zero, and any remaining amount of such item shall be allocated to the other Parties.

9.2.4.  The allocations set forth in Secs. 9.2.1, 9.2.2 and 9.2.3 (the "Regulatory Allocations") are intended to comply with certain requirements of Treasury Regulations. It is the intent of the Parties that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of income, gain, loss or deduction pursuant to this Sec. 9.2.4. Therefore, notwithstanding any other provisions of Sec. 6, the TRP shall make such offsetting special allocations of income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Party's FMV capital account balance is, to the extent possible, equal to the capital account balance such Party would have had if the Regulatory Allocations were not part of this Exhibit and all items were allocated pursuant to Sec. 6 without regard to the Regulatory Allocations. The TRP shall have the discretion to administer this Sec. 9.2.4 in any reasonable manner which eliminates, to the extent reasonably feasible, any character discrepancy between the amounts allocated under Regulatory Allocations and the corresponding amounts allocated under this Sec. 9.2.4.

3560099_6.DOC

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EXHIBIT E

Form of Gathering Agreement

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GAS GATHERING AGREEMENT

This Gas Gathering Agreement (“Agreement”) is made and entered into this 7th day of June, 2006 (the “Effective Date”) by and between BERRY PETROLEUM COMPANY (“Shipper”), and ENCANA OIL & GAS (USA) INC. (“Gatherer”). Shipper and Gatherer may be referred to individually as “Party,” or collectively as “Parties.”

Section 1. Commitments.

A.  Shipper dedicates and agrees to deliver, and shall cause its Affiliates to dedicate and deliver to Gatherer, at the Receipt Points, for Gathering, all of Shipper’s Gas produced from the leases located on the lands described in the attached Exhibit “A” (the “Dedication Area”).

B. Gatherer agrees to gather and deliver to Shipper, or for the account of Shipper, at the Redelivery Points designated on Exhibit "B," the total Thermal Content of the Gas received from Shipper at the Receipt Points, less FLU allowed under this Agreement. Shipper shall accept, or cause acceptance of, the Gas gathered by Gatherer, less the FLU allowed under this Agreement, at the Redelivery Points.

C. For wells operated by Gatherer in which Shipper holds an Interest, Gatherer shall Gather Shipper’s Gas, water and Shipper Condensate from the outlet meters at the well pad locations (“Well Pad Receipt Points”) and redeliver Shipper’s Gas in accordance with this Agreement.

D.  Gatherer shall use commercially reasonable efforts to provide and construct the CDP Receipt Points in a timely fashion by October 1, 2006 or another date mutually agreed to by the Parties.

E.  Within five (5) business days after execution of this Agreement, Gatherer agrees to offer a gathering agreement with similar terms and conditions providing similar services for all Gas (i) not dedicated under this Agreement that is (ii) owned or controlled by Shipper and that is (iii) produced from wells operated by Shipper in the area generally known as “Parachute Creek”; provided, however, Shipper and Gatherer shall not be obligated to enter into such gathering agreement until the Parties mutually agree upon definitive terms.

F.  Gatherer and Shipper agree to enter into discussions related to the purchase and/or transportation of Shipper’s Gas from the Redelivery Points; provided, however, Shipper and Gatherer shall not be obligated to enter into any agreement until the Parties mutually agree upon definitive terms.

Section 2. General Terms and Conditions. This Agreement incorporates and is subject to all of the General Terms and Conditions attached hereto, together with any other Exhibits attached hereto.

Section 3. Term. This Agreement shall become effective on the Effective Date and, unless terminated as provided under this Agreement, shall remain in full force and effect for as long as Shipper and/or its Affiliates and/or any of their respective successors and assigns own any Interests in the Dedication Area (the “Term”).

 [***] SYMBOLIZES CONFIDENTIAL MATERIAL REDACTED AND FILED SEPARATELY WITH THE COMMISSION PURSUANT TO AN APPLICATION FOR CONFIDENTIAL TREATEMENT.

Section 4. Fees and Consideration.

A.  Gatherer shall charge and Shipper shall pay Gatherer an initial Gathering fee equal to [***] per Receipt Point MMBtu (“Fee”), plus Shipper’s actual pro rata share of electric power cost directly related to Gathering and Redelivering Shipper’s Gas. In the event that a material portion of Gatherer’s compression Facilities is converted to Gas or fueled by Gas, then Gatherer shall provide notice to Shipper of such conversion, along with the option to either (i) reimburse Gatherer for Shipper’s share of the associated fuel usage in the form of an increased Fee or (ii) adjust Shipper’s responsibility for FLU, as provided for in Section 4.D. below; provided, however, that any increased Fee or FLU adjustment under this Section 4.A. shall be upon commercially reasonable terms.

B.  At such time Gatherer is capable of providing a CO2 blending service, Gatherer shall provide such services at no additional cost to Shipper. In the event Gatherer is subject to additional Treating fees or expenses, due to Gatherer’s combined Gas stream exceeding 3.0% CO2, Shipper shall be charged as follows: If Shipper’s Gas exceeds three percent (3.0%) carbon dioxide by volume, Shipper shall pay Gatherer an additional amount calculated as the product of (i) [***] and (ii) the actual volume percentage carbon dioxide of Shipper’s Gas, less three percent (3.0%) per Receipt Point MMBtu. By way of illustration, in the event that Shipper delivers Gas containing three and one quarter percent (3.25%) carbon dioxide by volume, the additional fee describe in this Section 4.A would be calculated as follows: [***].

C. Beginning on the first anniversary of the Effective Date, and every year thereafter on such date, the Fee set forth in Section 4.A. above shall be adjusted by the percentage increase or decrease, if any, in the Consumer Price Index for All Urban Consumers (“CPI-U”). This percentage adjustment shall be calculated based upon the difference between the most recent calendar year and the previous calendar year, as published in the U.S. Department of Labor, Bureau of Labor Statistics. If the CPI-U ceases to be published, the parties shall use commercially reasonable efforts to negotiate a replacement index. In no event will the fees be reduced below those stated in this Agreement.

D. In addition to payment of the Fee, Shipper shall be obligated for actual pro-rata FLU on the system, however, Shippers pro-rata share is not to exceed one percent (1%). FLU will be provided by Shipper to Gatherer at the Receipt Points.

E. Unless otherwise agreed by the Parties, Gatherer shall provide or secure keep whole services for Processing of Shipper’s Gas prior to returning such Gas to Shipper at the Redelivery Points. Gatherer, at its sole election, may return PTR associated with Processing Shipper’s Gas to Shipper in kind or pay Shipper for PTR based on the market price during the applicable month (“Shrink Price”). The “Shrink Price” shall equal the price that Gatherer receives to replace PTR, which is currently the monthly index price for CIG, Rocky Mountains, as reported in Inside FERC, less [***]. Should this existing pricing change, Shipper shall continue to receive the same price that Gatherer pays for Gatherer’s PTR.

F. In order to provide the services contemplated by the Parties under the terms of this Agreement, Gatherer will use commercially reasonable efforts to maintain an average pressure of 150 to 200 psig at the Middle Fork Compressor Station. Accordingly, in the event that additional compression is desired by Gatherer to maximize production from the Dedication Area by providing a lower pressure service, Gatherer shall provide notice to Shipper of its plans to install additional compression, along with (i) the anticipated benefits and economic justification underlying such additional compression and (ii) the corresponding increase in the Fee associated with the lower pressure service. Any increased Fee under this Section 4.F. shall be upon commercially reasonable terms, and Shipper may not unreasonably withhold, condition or delay approval of such increase in the Fee.

Section 5. Notices. All notices, statements, invoices or other communications required or permitted between the Parties shall be in writing and shall be considered as having been given if delivered by mail, courier, hand delivery, or facsimile to the other Party at the designated address or facsimile numbers, as designated below. Normal operating instructions can be delivered by telephone or other agreed means. Notice of events of Force Majeure may be made by telephone and confirmed in writing within a reasonable time after the telephonic notice. Monthly statements, invoices, payments and other communications shall be deemed delivered when actually received. Either Party may change its address or facsimile and telephone numbers upon written notice to the other Party:

Gatherer:

If by mail or facsimile delivery:
EnCana Oil & Gas (USA) Inc.
370 17th Street, Suite 1700
Denver, CO 80202
Facsimile: 720-876-4680
Attention: Gathering Services

With copy to:
General Counsel
EnCana Oil & Gas (USA) Inc.
370 17th Street, Suite 1700
Facsimile: 720-876-3655
Denver, CO 80202

Shipper:

If by mail or facsimile delivery:
Berry Petroleum Company
5201 Truxton Avenue
Suite 300
Bakersfield, CA 93309-0640
Attention: Gas Marketing

Section 6. Execution. This Agreement may be executed in any number of counterparts, each of which shall be considered and original, and all or which shall be considered one instrument.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first set forth above.

GATHERER:

By: _/s/__________________________
Name:
Title:

SHIPPER:

By: _/s/ Michael Duginski__________________
Name: Michael Duginski
Title: Executive Vice President

EXHIBIT “A”

DEDICATION AREA

Township 5 South, Range 94 West   Sections 1-36
Township 5 South, Range 95 West  Sections 1-36
Township 6 South, Range 95 West  Sections 1-36
Township 6 South, Range 96 West  Sections 1-4, 9-16, 21-28, and 33-36

All located in Garfield County, Colorado

EXHIBIT “B”

RECEIPT & REDELIVERY POINTS

Receipt Points:

CDP Receipt Points: Central Delivery Point Locations for Shipper’s Gas from leases within the Dedication Area as jointly agreed to by the Parties at locations on the top of Long Ridge mesa and Old Mountain mesa.

Well Pad Receipt Points: The outlet meter at the well pad locations for wells operated by Gatherer in which Shipper holds an Interest.

Redelivery Points: Rockies Express Pipeline at the Meeker Hub.

GENERAL TERMS AND CONDITIONS
Attached to and made a part of that certain
Gas Gathering Agreement dated June 7, 2006
between
EnCana Oil & Gas (USA) Inc. “Gatherer”
and
Berry Petroleum Company “Shipper”
ARTICLE 1: DEFINITIONS

1.0	Accounting Period. The period commencing at 8:00 a.m., Gatherer Time, on the first day of a calendar month and ending at 8:00 a.m., Gatherer Time, on the first day of the next succeeding month.

1.1
Affiliate. Any Person that directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with another Person. The term “control” (including its derivatives and similar terms) means possessing the power to direct or cause the direction of the management and policies of a Person, whether through ownership, by contract, or otherwise. Any Person shall be deemed to be an Affiliate of any specified Person or entity if such Person or entity owns fifty percent (50%) or more of the voting securities of the specified Person, if the specified Person owns fifty percent (50%) or more of the voting securities of such Person, or if fifty percent (50%) or more of the voting securities of the specified Person and such Person are under common control.

1.2	Btu. The amount of heat required to raise the temperature of 1 pound of water from 59°F to 60°F.

1.3	CDP. A CDP Receipt Point or Middle Fork CDP, whatever the case may under this Agreement.

1.4
CDP Receipt Points. The central delivery points in the field where Shipper tenders two separate streams, (i) one stream consisting of Gas and (ii) the other stream consisting of Shipper Condensate and water. Gas, Shipper Condensate, and water delivered to the CDP Receipt Points originate from wells operated by Shipper.

1.5
Contract Year. Each consecutive twelve-Month period beginning with the Effective Date hereof or, if the Effective Date is not the first day of a Month, then with the first day of the Month following the Effective Date.

1.6	Cubic Foot. The volume of Gas contained in one Cubic Foot of space at a standard pressure base of 14.73 pounds per square inch absolute (psia) and a standard temperature base of 60° F.

1.7 Dedication Area. The lands, wells and/or leaseholds described on Exhibit A.

1.8 Dedication. As defined in Section 2.2 of the General Terms and Conditions.

1.9 EFM. As defined in Section 8.6 of the General Terms and Conditions.

1.10	Facilities. The Gathering System together with the Processing Plant or Treating Plant, as applicable.

1.11 Flare Gas. All Gas measured or estimated and released to the atmosphere.

1.12
Fuel, Lost and Unaccounted for Gas Quantity or "FLU" or "FLU Quantity". That volume of Shipper's Gas, in terms of MMBtus, received by Gatherer which is retained by Gatherer for fuel, or is released or lost through piping, equipment, or operations or is vented. The FLU Quantity is stated as a percentage of the Gas delivered by Shipper at the Receipt Points. Title to FLU Quantity shall vest in Gatherer upon receipt at the Receipt Points at no cost to Gatherer, and free and clear of all adverse claims and liabilities

1.13	Gas. Any Mixture of gaseous hydrocarbons or of hydrocarbons and other gasses, in a gaseous state, consisting primarily of methane.

1.14
Gas or Liquid Specifications. The required specifications for Shipper’s Gas, water and/or Condensate delivered by Shipper to the Receipt Points, as defined in Section 7.1 of the General Terms and Conditions.

1.15	Gather, Gathered, or Gathering. The movement of Gas through Gatherer's facilities, equipment, devices, or pipeline from the Receipt Points to the Redelivery Points.

1.16
Gatherer Condensate. Liquid hydrocarbons that (i) have condensed from the Gas in the Gathering System immediately downstream of the Middle Fork compressor station or (ii) are collected at a Plant prior to Processing or Treating.

1.17
Gathering System. Gas gathering facilities, from the Receipt Points to the Redelivery Points, exclusive of any Processing Plant or Treating Plant that may, from time to time, be included in the Facilities.

1.18
Gross Heating Value. The number of Btu's produced by the combustion, on a saturated basis and at a constant pressure, of the amount of the Gas which would occupy a volume of 1 Cubic Foot at a temperature of 60°F and at a pressure of 14.73 psia, with air of the same temperature and pressure as the Gas, when the products of combustion are cooled to the initial temperature of the Gas and air and when the water formed by combustion is condensed to the liquid state.

1.19 Indemnifying Party and Indemnified Party. As defined in Article 11, below.

1.20	Interconnecting Pipelines. Any pipeline connected immediately downstream of the Redelivery Points.

1.21
Interests. Any right, title, or interest in lands and the right to produce oil and/or Gas therefrom whether arising from fee ownership, working interest ownership, mineral ownership, leasehold ownership, or arising from any pooling, unitization or communitization of any of the foregoing rights.

1.22 Losses.  Any actual loss, cost, expense, liability, damage, demand, suit, sanction, claim, judgment, lien, fine or penalty, including attorney’s fees, asserted by a third party unaffiliated with the Party incurring such, and which are incurred by the applicable Indemnified Party on account of injuries (including death) to any person or damage to or destruction of any property, sustained or alleged to have been sustained in connection with or arising out of the matters for which the Indemnifying Party has indemnified the applicable Indemnified Party.

1.23
Lost and Unaccounted For Gas. Any Gas lost or otherwise not accounted for incident to or occasioned by the gathering, treating, processing, or compressing and redelivery, as applicable of Gas, including Gas released through leaks, instrumentation, relief valves, unmeasured flares, ruptured pipelines, and blow downs of pipelines, vessels, and equipment.

1.24 Mcf. 1,000 Cubic Feet.

1.25 MMBtu. 1,000,000 Btu’s.

1.26 MMcf. 1,000,000 Cubic Feet.

1.27. Person. Any individual, firm, corporation, trust, partnership, limited liability company, association, joint venture, other business enterprise or governmental authority.

1.28	Plant. The Processing Plant and/or Treating Plant, as applicable.

1.29	Plant Products. Liquid hydrocarbons and concomitant materials separated, extracted, or condensed from Gas that is Gathered, Processed, and/or Treated in the Facilities.

1.30
Processing Plant. Any Gas processing facilities where Shipper’s Gas is delivered for processing, including Gas refrigeration and chilling equipment, membrane separation equipment, absorption vessels, product separation and fractionation vessels, product storage vessels, and associated condensing, heating, compressing, pumping, conveying, and other equipment and instrumentation; including any recompression required by Processing Plant operations; and including any refrigeration compression required by Processing Plant operations; and including all structures associated with those facilities; and including all easements, rights-of-way, and other property rights pertaining to the construction and operation of those facilities, wherever those facilities, structures, easements, rights-of-way, and other property rights are located.

1.31	Process, Processed, or Processing. The liquefaction and removal of hydrocarbons from Gas at the Plant.

1.32
PTR or Plant Thermal Reduction. The Thermal Content stated in MMBTUs removed from Gas as a result of Processing which is (i) associated with the extraction of Plant Products or Stabilized Condensate, (ii) consumed as fuel in the operation of the Plant, or (iii) flared in the operation of the Plant.

1.33	Receipt Points. The inlet flange of the custody transfer meter(s), or of the field dehydration facilities(s), whichever first occurs, where Gas is delivered to Gatherer, as designated on Exhibit “B”.

1.34	Receipt Point Thermal Content. The Thermal Content of the Gas delivered to Gatherer by Shipper at the Receipt Point.

1.35	Redelivery Point. The points at which Shipper’s Gas is redelivered by Gatherer to Shipper, or to Shipper’s designee, or to others entitled thereto, as designated on Exhibit “B.”

1.36 Residue Gas. That portion of the Gas delivered to the Processing Plant that remains after Processing.

1.37	Section 16 Officers. Officers of Shipper and/or Gatherer, as applicable, as such term is defined by Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended.

1.38	Shipper Condensate. Liquid hydrocarbons that are received by Gatherer from Shipper at the Well Pad Receipt Points and CDP Receipt Points.

1.39	Shipper’s Gas. All Gas attributable to Shipper’s Interests.

1.40	Stabilized Condensate. The liquefied hydrocarbon product remaining after stabilization of the Condensate at the Plant.

1.41
Taxes. All gross production, severance, conservation, ad valorem and similar or other taxes measured by or based upon production, together with all taxes on the right or privilege of ownership of the Gas, or upon the handling, transmission, compression, processing, treating, conditioning, distribution, sale, delivery or redelivery of the Gas, including all of the foregoing now existing or in the future imposed or promulgated.

1.42
Thermal Content. For Gas, the product of the measured volume in Mcf multiplied by the Gross Heating Value per Mcf, adjusted to the same pressure base and expressed in MMBtu’s; and for a liquid, the product of the measured volume in gallons multiplied by the gross heating value per gallon.

1.43	Treat, Treating or Treatment. The removal, reduction or dilution of hydrogen sulfide, carbon dioxide or other impurities in Gas.

1.44 Treating Plant. Any Gas treating facilities where Shipper’s Gas is delivered for Treating including all structures associated with those facilities.

1.45 Treating Fuel. All Gas measured and utilized as fuel in the Treating Plant.

1.46
Middle Fork CDP. The central delivery point where Shipper tenders a single commingled (three-phase) stream consisting of (i) Gas, (ii) Shipper Condensate and (iii) water at the separator nearby the Middle Fork Compressor Station operated by Gatherer. Gas, Shipper Condensate, and water delivered to the Middle Fork CDP originate from wells operated by Gatherer in which Shipper holds an Interest.

1.47 Well Pad Receipt Points. As defined in Section 1.C. of the Agreement.

ARTICLE 2: SHIPPER COMMITMENTS AND RIGHTS

2.1  Dedication. Shipper hereby warrants that it has the right to dedicate, and does hereby dedicate and agree to deliver, and shall cause its Affiliates to dedicate and deliver, at the Receipt Points, all of Shipper’s Gas now or hereafter produced from all formations, from the wells now or hereafter located within the Dedication Area attributable to Interests now owned or hereafter acquired by Shipper and/or its Affiliates, or from wells located on lands pooled, unitized or communitized within any portion of the Dedication Area (the “Dedication”).

2.2 Subsequently Acquired Interests. In the event that after the date hereof Shipper and/or any of its Affiliates acquire Interests within the Dedication Area, then the Gas produced from such Interests shall automatically be included within the Dedication; provided, however, if any of the Gas produced from such Interests is subject to a prior written dedication or commitment for gathering at the time of any such acquisition, then such Gas shall be excluded from the Dedication until such prior dedication or commitment expires. In the event that any such prior dedication or commitment expires or terminates, then the Gas subject to such prior dedication or commitment shall automatically be included within the Dedication and subject to this Agreement without any further actions by the Parties. In the event that at any time in the future Shipper or any of its Affiliates has the right or ability to terminate any such prior dedication or commitment, then Shipper shall terminate, or cause its Affiliate to terminate, such prior dedication or commitment, and upon such termination, the Gas subject to such prior dedication or commitment shall automatically be included within the Dedication and subject to this Agreement without any further actions by the Parties. Shipper represents and warrants to Gatherer that as of the date hereof (i) there are no prior dedications and/or commitments covering the gathering and/or transportation of any Gas produced from any Interests owned by Shipper and/or its Affiliates within the Dedication Area and (ii) Shipper’s Affiliates do not own any Interests within the Dedication Area.

2.3 Covenant Running with the Land. So long as this Agreement is in effect, this Agreement shall (i) be a covenant running with the Interests now owned or hereafter acquired by Shipper and/or its Affiliates within the Dedication Area and (ii) be binding on and enforceable by Gatherer and its successors and assigns against Shipper and/or its Affiliates and all subsequent owners of all or any part of the Dedication Area and their respective successors and assigns. Shipper shall cause any conveyance of all or any Interests in the Dedication Area to be made expressly subject to this Agreement.

2.4 Conveyance of Rights to Gatherer. Shipper hereby grants, sells, transfers, conveys and assigns to Gatherer (i) the exclusive right to Gather, Treat, and Process Shipper’s Gas, (ii) all right, title, interest and/or ownership in Plant Products, Gatherer Condensate, and Stabilized Condensate recovered from the Gathering, Treating, and/or Processing of Shipper’s Gas, and (iii) the right to consume Shipper’s Gas as PTR in connection with the Processing of Shipper’s Gas under this Agreement. Shipper shall retain and own its share of Shipper Condensate allocated in accordance with this Agreement

2.5 Memorandum of Agreement. Contemporaneously with the execution of this Agreement, the Parties shall execute, acknowledge, deliver and record a "short form" memorandum of this Agreement in the form of Exhibit “C” attached hereto which shall be placed of record in Garfield County, Colorado.

2.6   Upstream Processing Prohibited. Shipper agrees that it shall not remove or permit to be removed any liquefiable hydrocarbons from Shipper’s Gas or remove Condensate from such Gas prior to delivery to the Receipt Points, except for liquefiable hydrocarbons that condense from such Gas during transportation to the Receipt Points that are removed by conventional mechanical type Gas liquid field separators commonly used in the industry to separate liquid hydrocarbons and free water from Shipper’s Gas, to the extent, and only to the extent, reasonably necessary for the safe transportation of such Gas to the Receipt Points.

2.7 Information. Shipper shall provide Gatherer timely information with respect to Shipper’s drilling plans and volume forecasts with respect to its Interests in the Dedication Area, and shall provide reasonable advance notice to Gatherer of scheduled well shut-ins.

2.8  Compression. Shipper shall have the right to install compression facilities and plunger lifts upstream of each Receipt Point. Any compression facilities or plunger lifts installed by Shipper shall be installed, operated, and maintained in a manner that does not materially and adversely affect Gatherer's dehydration, measurement, gathering or other facilities. Nothing in this Agreement shall obligate Gatherer to compress Shipper’s Gas subject to this Agreement.

2.9  Gas for Lease Operations. Shipper reserves the right to withhold from delivery any Gas (i) that Shipper is required to deliver to its lessor under the terms of any leases; or (ii) that Shipper reasonably requires for oil and gas producing operations with respect to Shipper’s wells.

2.10  Control of Shipper’s Wells. Shipper may, at any time, clean out, deepen or abandon any wells within Shipper's Interests, or may use any efficient, modern or improved method for the production of Gas; provided, before any well is taken out of service for any reason, Shipper shall first shut-off the well’s connection with the Receipt Point.

2.11  Units. Shipper may form, dissolve and/or participate in units encompassing portions of Shipper’s Interests, provided that the exercise of those rights shall not diminish Gatherer’s rights under this Agreement nor increase Gatherer’s obligations under this Agreement.

2.12 Access to Facilities. Shipper shall provide Gatherer such access to its facilities as necessary and convenient for Gatherer to perform its obligations under this Agreement. Shipper grants Gatherer the use of all easements and rights-of-way held by Shipper that are necessary and convenient for Gatherer to perform its obligations under this Agreement. Such use shall include, but not be limited, to, those rights under Shipper’s oil and Gas leases to construct, operate, and maintain pipelines and appurtenant facilities for the purpose of Gathering Gas from the leasehold. Shipper shall be responsible for maintaining such access, easements and rights-of-way at its sole cost and expense.

ARTICLE 3: OPERATION OF GATHERER’S FACILITIES

3.1  Operational Control of Gatherer’s Facilities. Gatherer shall be entitled to complete operation control of its Facilities and shall operate its Facilities in a manner which, in Gatherer’s sole opinion, is consistent with its obligations under this Agreement. Gatherer shall have the unqualified right to commingle Shipper’s Gas received by Gatherer at the Receipt Points with other Gas in Gatherer’s Gathering Facilities. However, this Section 3.1 shall not be interpreted to relieve Gatherer of its obligations under this Agreement.

  3.2 Maintenance. Gatherer shall, without liability, be entitled to perform such maintenance, testing, alteration, modification, repair or replacement of the Gathering System or Plant, or any part thereof, as would be done by a prudent operator (“Maintenance”).

3.3  Capacity Allocations. If Gas available from all Receipt Points, including Shipper’s Gatherer’s and others’, upstream of any point in the Facilities exceeds the capacity of the Facilities at such point, Gatherer shall, without liability, allocate the available capacity pro-rata between Shipper, Gatherer and others, based on Shipper’s, Gatherer’s and others confirmed nominations until such time as the capacity of the Facilities is not exceeded.

3.4  Other Allocations. During any period when (i) all or any portion of the Facilities is shut down because of mechanical failure, Maintenance, non-routine operating conditions, or Force Majeure; or (ii) the Gas available for receipt exceeds the capacity of the Facilities; or (iii) Gatherer determines that the operation of all or any portion of the Facilities will cause injury or harm to Persons or property or to the integrity of the Facilities, Shipper’s Gas may be curtailed on a pro-rata basis as described in Section 3.3.

3.5 Gatherer’s Redelivery Obligations. Gatherer shall redeliver the portions of the Gas that it is required to redeliver to Shipper, or for Shipper’s account, at the Redelivery Points at a quality meeting the most restrictive specifications required by the Interconnecting Pipelines receiving Shipper’s Gas at the Redelivery Points. Gatherer shall redeliver Shipper’s Gas at pressure sufficient to enter Interconnecting Pipelines not to exceed 1280 psig.

3.6 Arrangements Prior to Receipt and After Redelivery. It shall be Shipper’s obligation to make any required arrangements with other parties for delivery of Shipper’s Gas into the Gathering System at the Receipt Points and following redelivery by Gatherer at the Redelivery Points.

ARTICLE 4: FACILITIES; CONNECTION TO GATHERING SYSTEM

4.1 Construction of Facilities. Shipper, at its sole expense, shall construct, or arrange to construct, facilities necessary to deliver Gas to Gatherer at the Receipt Points. Gatherer shall construct, operate, own, and maintain the facilities necessary to receive and measure Gas from Shipper at the Receipt Points at Shipper’s cost.

4.2   Shipper’s Condensate/CDP Receipt Points. With respect to Shipper’s Condensate delivered to the CDP Receipt Points, Shipper shall be allocated its share of Shipper Condensate by an amount equal to following: (i) a ratio, the (x) numerator of which is the total volume of Shipper’s Gas in MMBTUs measured at the CDP Receipt Points and the (y) denominator of which is the total volume of all shippers’ Gas in MMBTUs measured or allocated at all Receipt Points upstream of the Middle Fork compressor station or other point, as modified from time to time, (ii) multiplied by total barrels of field condensate sold at the Middle Fork compressor station. Shipper shall receive Gatherer’s netback price for Condensate, for this location, for Shipper’s allocated share of Condensate.

4.3	Shipper’s Gas and Condensate/Well Pad Receipt Points.

(a) Notwithstanding anything to the contrary in this Agreement, with respect to Shipper’s Gas delivered to a Well Pad Receipt Point, Shipper shall be allocated its share of Shipper’s Gas under the following measurement and testing procedure: Within two weeks of the connection to the Gathering System of any well operated by Gatherer in which Shipper holds an Interest, Gatherer shall measure and test each such well utilizing a test separator and test meter to establish Shipper’s allocated share of Shipper’s Gas. Each such measurement and test shall be conducted every ninety (90) days, or sooner at Gatherer’s sole election, and such measurement and test shall conclusively establish the allocation of Shipper’s Gas until such measurement and test is conducted again. Shipper reserves the right to witness such tests.

(b) With respect to Shipper’s Condensate delivered to the Well Pad Receipt Points, Shipper shall be allocated its share of Shipper Condensate by an amount equal to following: (i) a ratio, the (x) numerator of which is the total volume of Shipper’s allocated share of Gas in MMBTUs, as calculated in accordance with Section 4.3(a) above, and the (y) denominator of which is the total volume of all shippers’ Gas in MMBTUs measured or allocated at all Receipt Points upstream of the Middle Fork compressor station or other point, as modified from time to time, (ii) multiplied by total barrels of field condensate sold at the Middle Fork compressor station. Shipper shall receive Gatherer’s netback price for Condensate, for this location, for Shipper’s allocated share of Condensate.

ARTICLE 5: RECEIPT POINTS AND CONDITIONS

5.1  Receipt Points. Shipper shall deliver Gas to the Receipt Points as specified on Exhibit “B”, which shall be located at a mutually acceptable location downstream of Shipper’s production facilities.

5.2  Rate of Flow. Shipper shall deliver Gas at a reasonably uniform rate of flow, or Shipper shall accept and follow a schedule for delivery of Shipper’s Gas to be established by Gatherer as to not materially affect Shippers overall gas deliveries.

5.3  Pressure at Receipt Points. Shipper shall deliver Gas hereunder at a pressure sufficient to enter Gathering System at the Receipt Points, which pressures shall not average more than 50 psig more than the average inlet pressures at the Middle Fork Compressor Station each over the same three (3) month period; otherwise, Shipper shall install additional pipeline capacity within 6 months following the end of such three (3) month period to bring inlet pressures back below the 50 psig differential pressure. At each Receipt Points, Shipper shall provide equipment acceptable to Gatherer that will prevent over-pressuring of the Gathering Facilities (“Pressure Regulation Devices”). Gatherer, in its sole discretion, may require Shipper to install, operate and maintain, at its own expense, such Pressure Regulation Devices as may be necessary to regulate the pressure of Gas prior to receipt by Gatherer. If regulation equipment is installed on Gatherer’s Gathering system, it shall be installed in a manner that does not interfere with measurement or induce measurement errors.

ARTICLE 6: NOMINATION AND BALANCING PROCEDURES

6.1 Nomination Procedures. Pursuant to the terms of this Agreement, the nomination procedures detailed in this Section will be utilized by Shipper with respect to the deliveries and receipt of Gas hereunder. All nominations must be made by Shipper or Shipper’s designee. Should transporters receiving Gas revise their nomination requirements in a manner that conflicts with the nomination procedures herein, the Parties agree to negotiate changes to the nomination procedures herein as are reasonably required. The Parties agree as follows with respect to the nomination and balancing procedures:

(a) Shipper’s nominations shall be accepted and scheduled for delivery by Gatherer to the extent that (i) Gas is sufficient to support the nominations, (ii) Gatherer has available capacity to Gather the nominated Gas subject to Section 3.3 Capacity Allocations, and (iii) the party receiving Gas at the Redelivery Points accepts Shipper’s nominations.

(b) Each nomination shall be made as follows, the timeline may change from time to time (all timelines are stated in Mountain Time):

 Nomination Due:For Flow at:
Cycle 1 (Timely)9:30 AM8:00 AM Next Day
Cycle 2 (Evening) 3:00 PM8:00 AM Next Day
Cycle 3 (Intra-day 1) 8:00 AM4:00 PM Same Day
Cycle 4 (Intra-day 2)4:00 PM8:00 PM Same Day
(Cycle 4 is on a REASONABLE EFFORTS BASIS)

(c) Shipper shall provide to Gatherer’s dispatcher in writing, via fax, e-mail, or web-based nomination process the actual daily nominations of the quantities to be delivered by Gatherer for Shipper’s account at each Redelivery Point in accordance with Gatherer’s requirements. Such nominations shall include the information requested by Gatherer, and Gatherer shall maintain a record of such nominations. Shipper shall provide two days notice for nominations for deliveries on the first day of any given month.

(d) Gatherer may, but is not obligated to accept (i) any nomination which exceeds Shipper’s allocated capacity on the Gathering System subject to Section 3.3 Capacity Allocations, (ii) nomination changes on weekends or holidays, or (iii) any revisions to a prior nomination which result in an increase in quantities of Gas Shipper desires to deliver to a Redelivery Point which are not supported by operational improvements or additional wells. Gatherer’s dispatcher shall thereupon advise Shipper of the quantity it will accept for Gathering (“Scheduled Nomination”).

6.2 Shipper Gas Balancing.

(a) Imbalances. If the number of MMBtus of Gas received by Gatherer at the Receipt Points, after subtracting FLU do not equal Shipper’s Scheduled Nominations, an imbalance exists. If the number of MMBtus of Gas received by Gatherer at the Receipt Points, after subtracting FLU are less than Shipper’s Scheduled Nomination(s), a positive imbalance exists. If the number of MMBtus of Gas received by Gatherer at the Receipt Points, after subtracting FLU are greater than Shipper’s Scheduled Nominations, a negative imbalance exists. The term balance or balancing refers to equalizing the number of MMBtus of Gas received by Gatherer at the Receipt Points with the number of MMBtus constituting Shipper’s Scheduled Nominations plus FLU. Parties shall use reasonable efforts to minimize these imbalances and agree to make the daily and monthly adjustments as outlined herein. At Gatherer’s sole discretion, Gatherer may decline such nomination and/or shut-in production if necessary to balance Shipper.

(b) Daily Balancing. Each day Shipper shall cause the number of MMBtus of Gas being delivered at the Receipt Points to equal as closely as practicable Shipper’s Scheduled Nominations plus FLU. Whenever the number of MMBtus of Gas being delivered at the Receipt Points is insufficient to support Shipper’s Scheduled Nomination(s) plus FLU, Shipper shall promptly decrease its daily Scheduled Nomination. Whenever the number of MMBtus of Gas being delivered at the Receipt Points exceeds Shipper’s Scheduled Nominations plus FLU, Shipper shall promptly increase Scheduled Nominations. If Shipper does not adjust such nomination, Gatherer may, in its sole discretion, decline such nomination and/or shut-in production if necessary to balance Shipper. Notwithstanding the foregoing, Shipper may request the right to create a daily imbalance when necessary to counteract a prior daily imbalance. Whether such request will be granted is within the sole discretion of Gatherer.

(c) Monthly Balancing. Within twenty (20) working Days after the Month of production, Gatherer shall provide Shipper with Shipper’s gathering Imbalance statement by facsimile or electronic mail to be followed by a hard copy by mail. Shipper shall be given an Imbalance tolerance equal to 5% of actual gas receipts, within which the cash out price will be 100% of Average Market Index. The Average Market index shall be the average gas daily index for CIG, Rocky Mountain as published in Gas Daily for the month the imbalance occurred minus an additional $0.10/MMBtu. Should Shipper’s Imbalance exceed zero, Gatherer shall bring Shipper’s Imbalance to zero by charging or crediting Shipper’s account, as applicable. Such charges or credits shall be made according to a percentage of the Average Market index applicable to the Month in which the Imbalance occurred, as stated in the schedule below:

Imbalance as a
% of Gas at Receipt Points	If deficient receipts	If excess receipts
less FLU	Gatherer Charges	Gatherer Credits
5% or less	100%	100%
Over 5% through 10%	110%	90%
Over 10% through 20%	115%	85%
Over 20%	125%	70%

(d) Third Party Cooperation. Both Parties recognize that Gatherer’s ability to schedule Daily Balance Gas is dependent upon the cooperation of third parties.

(e) Interconnecting Pipelines. Whenever an Interconnecting Pipeline requires Gatherer to balance, Gatherer may require Shipper to make adjustments to nominations as imposed by the Interconnecting Pipeline.

(f) Duty to Maintain Balance. Gatherer shall use reasonable efforts to require all shippers using the Gathering System to maintain balance.

6.3 Unscheduled Capacity Allocations.

(a) Gatherer will use reasonable efforts to provide timely notification to Shipper by telephone, with subsequent e-mail notification, of the potential size and duration of any unscheduled capacity disruption. If Shipper does not adjust its nomination within two (2) hours, Gatherer may adjust Shipper’s nomination and/or not confirm the nominations requested by Shipper in the next nomination cycle; provided however, Gatherer shall at all times use its reasonable efforts to avoid cycle four curtailments of Gas. Gatherer will determine Shipper nomination adjustments in accordance with Section 6 of the Standard Terms and Conditions.

(b) Gatherer also may request that Shipper shut in wells to match production with nominations. In the event that Shipper does not adjust its nomination as reasonably directed by Gatherer, and such failure to adjust nominations materially impacts operations on the Gathering System, Gatherer may curtail or shut in Gas for a reasonable period of time. Gatherer shall not be liable for Losses caused by any curtailment imposed by Gatherer unless such curtailment is due to negligence of Gatherer.

ARTICLE 7: GAS QUALITY

7.1  Receipt Point Gas Specifications. Gas delivered by Shipper to the Receipt Points shall meet the following specifications (the “Gas Specifications”):

    (a)  commercially free from dust, gum, gum-forming constituents or solid or liquid matter that might cause injury or interfere with proper operation of the Facilities or the Interconnecting Pipelines;

(b)  free of hydrocarbons and water in their liquid state;

(c)  commercially free of crude oil, mineral seal, distillate and other impurities that would adversely affect Gatherer’s delivery to other third party transporters;

(d)  at a temperature not in excess of one hundred twenty degrees Fahrenheit (120°F);

    (e)  a Gross Heating Value of not less than nine hundred fifty (950) Btu per Cubic Foot; and,

    (f)   Except for hydrocarbon and water dewpoint and Carbon Dioxide restrictions, Gas delivered by Shipper shall meet the most restrictive quality specifications required from time to time by the Processing Plant, Treating Plant and/or the Interconnecting Pipelines.

7.2  Receipt Point Water and/or Condensate Specifications. Water and/or Condensate delivered by Shipper to the Receipt Points shall meet the following specifications (the “Liquid Specifications”):

(a) commercially free from dust, gum, gum-forming constituents or solid or liquid matter that might cause injury or interfere with proper operation of the Facilities or the Interconnecting Pipelines; and,

(b)	at a temperature not in excess of one hundred twenty degrees Fahrenheit (120°F).

7.3 Non-Conforming Gas or Liquids. If at any time Shipper’s Gas, water and/or Condensate at the Receipt Points fails to conform to such quality specifications, Gatherer shall give Shipper written notice of the deficiency and Shipper shall immediately remedy the deficiency. If Shipper fails to immediately remedy the deficiency, Gatherer may:

(a) take receipt of the non-conforming Gas, water and/or Condensate and that receipt shall not be construed as a waiver or change of standards for future volumes; or

(b) at its sole discretion, cease receiving the non-conforming Gas, water and/or Condensate from Shipper, and shall notify Shipper that it has, or will, cease receiving the non-conforming Gas, water and/or Condensate.

(c) if the Gas, water and/or Condensate as delivered contains contaminants not in conformance with the Gas Specifications or Liquid Specifications, then Shipper shall be responsible for, and shall reimburse Gatherer for all actual expenses, damages and costs resulting therefrom.

7.4 Water. Shipper shall retain title to all water removed from Shipper’s Gas by whatever method, whether removed by Shipper or Gatherer. Unless accepted by Gatherer at the Receipt Points and disposed of by Gatherer, Shipper shall be responsible for the proper disposal of all such water and shall release, indemnify and defend Gatherer from and against any and all Losses relating to such disposal unless due to Gatherer’s negligence or willful misconduct.

7.5 Carbon Dioxide. To the extent that Gatherer removes carbon dioxide from Shipper’s Gas and Shipper has not made arrangements to utilize, market or dispose of the carbon dioxide, Gatherer shall dispose of the carbon dioxide by venting. In the event Gatherer is requested by Shipper to deliver the carbon dioxide rather than vent it, a fee acceptable to Gatherer shall be negotiated prior to Gatherer delivering the carbon dioxide. If venting the carbon dioxide is ever disallowed for any reason or is deemed to be uneconomic by Gatherer, Shipper shall make alternate arrangements to utilize, market or dispose of the carbon dioxide at Shipper’s sole cost and expense and shall reimburse Gatherer for any costs incurred by Gatherer in delivering the carbon dioxide. Shipper shall release, indemnify and defend Gatherer from and against any and all damages, claims, actions, expenses, penalties and liabilities, including attorney’s fees, arising from personal injury, death, property damage, environmental damage, pollution, or contamination relating to the utilization, marketing or disposal of Shipper’s carbon dioxide unless due to Gatherer’s negligence or willful misconduct.

ARTICLE 8: MEASUREMENT EQUIPMENT AND PROCEDURES

8.1  Measurement Equipment. All Gas measurements required hereunder shall be made with equipment of standard make to be furnished, installed, operated, and maintained by Gatherer in accordance with the recommendations contained in ANSI/API 2530 as then published. Shipper, or others having Shipper's consent, may, at its option and expense, install and operate measuring equipment upstream of the measuring equipment to check the measuring equipment provided the installation of the check measuring equipment in no way interferes with the operation of Gatherer’s measuring equipment.

8.2  Measurement Factors. All Gas volume measurements shall be based on an assumed atmospheric pressure of 11.7 psia, regardless of actual atmospheric pressure at which the Gas is measured. The factors used in computing Gas volumes from orifice meter measurements shall be the latest factors published by the AGA. These factors shall include:

(a) a basic orifice factor;

(b) a pressure base factor based on a pressure base of 14.73 psia;

(c) a temperature base factor based on a temperature base of 60[o]F;

(d) a flowing temperature factor, based on the flowing temperature as measured by an industry accepted recording device, if, at Gatherer’s option, a recording device has been installed, otherwise the temperature shall be assumed to be 60oF;

(e) a super compressibility factor, obtained from the latest AGA Manual for the Determination of Super Compressibility Factors for Natural Gas (AGA 8); and

(f) a specific gravity factor, based on the specific gravity of the Gas as determined under the provisions set forth below.

8.3 Testing of Equipment. Gatherer shall test the accuracy of its measuring equipment at least semi-annually if the average production delivered to the particular measuring equipment during the previous six (6) Accounting Periods exceeds one-hundred (100) Mcf per day. If the average production is less than or equal to 100 Mcf per day, Gatherer shall test the accuracy of its measuring equipment annually. Additional tests shall be promptly performed upon notification by either Party to the other. If any additional test requested by Shipper indicates that no inaccuracy of more than 2% exists, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then Shipper shall reimburse Gatherer for all its direct costs in connection with that additional test within 15 days following receipt of a detailed invoice and supporting documentation setting forth those costs.

8.4  Adjustment of Inaccuracies. This Section 8.4 specifically excludes wells operated by Gatherer in which Shipper holds an Interest. If, upon test, any measuring equipment is found to be in error by an amount not exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, previous recordings of that equipment shall be considered correct in computing deliveries hereunder. If the measuring equipment shall be found to be in error by an amount exceeding 2%, at a recording rate corresponding to the average rate of flow for the period since the last preceding test, then any preceding recordings of that equipment since the last preceding test shall be corrected to zero error for any period which is known definitely or agreed upon. If the period is not known definitely or agreed upon, the correction shall be for a period extending back one-half of the time elapsed since the last test. In the event a correction is required for previous deliveries, the volumes delivered shall be calculated by the first of the following methods which is feasible: (i) by using the registration of any check meter or meters if installed and accurately registering; or (ii) by correcting the error if the percentage of error is ascertainable by calibration, test, or mathematical calculations; or (iii) by estimating the quantity of delivery by deliveries during periods of similar conditions when the meter was registering accurately.

8.5  Gas Composition. The composition and Gross Heating Value shall be determined on a continuous basis by Gatherer at CDP Receipt Points using a proportionate to flow sampler located at the point where the measurement equipment is located with such sampler paid for by Shipper and operated by Gatherer. Gas delivered at the Receipt Points, downstream of any dehydration equipment, having a water content of 7 pounds per Mcf, or less, shall be considered dry, otherwise the Gas shall be considered fully saturated.

8.6  Approvals. Gatherer may request Shipper to seek any requisite approvals from and notify the appropriate governmental agencies that electronic flow measurement (“EFM”) equipment will be utilized for custody transfer measurement from Shipper at the Receipt Points as designated by Gatherer. If Shipper receives the necessary approvals, Gatherer will install, operate, and maintain EFM and communication equipment required for data acquisition, at any Receipt Point for which the approvals have been obtained and Gatherer will provide Shipper with electronic access to the daily EFM data. Gatherer shall pay for all EFM’s installed on wells operated by Gatherer in which Shipper holds an Interest, and Shipper shall pay for all remaining EFM’s installed at other CDP’s.

8.7  Access. Each Party, at its sole risk and liability, shall have access at all reasonable business hours to all facilities which are related to Gas measurement and sampling. Each Party, at its sole risk and liability, shall have the right to be present for any installing, reading, cleaning, changing, repairing, testing, calibrating and/or adjusting of either Party's measuring equipment.
ARTICLE 9: PAYMENTS

9.1  Invoices. Gatherer shall provide Shipper with a statement explaining how all consideration due (including deductions) under the terms of this Agreement was determined not later than the last day of the Accounting Period following the Accounting Period for which the consideration is due.

9.2  Netting. Any sums due Shipper under this Agreement shall be paid no later than the last day of the Accounting Period following the Accounting Period for which the payment is due. During any Accounting Period, if Shipper owes any amount to Gatherer under this Agreement, or any other contract between the Parties, Gatherer may deduct the amount from any amount otherwise due Shipper hereunder before making payment to Shipper.

9.3  Audit Rights. Either Party, on 30 days prior written notice, shall have the right at its expense, at reasonable times during business hours, to audit the books and records of the other Party to the extent necessary to verify the accuracy of any statement, allocation, measurement, computation, charge, or payment made under or pursuant to this Agreement. The scope of any audit shall be limited to transactions affecting the Gas hereunder within the immediate geographic region of the Facilities, and shall be limited to the 24 month period immediately prior to the month in which the notice requesting an audit was given. However, no audit may include any time period for which a prior audit hereunder was conducted, and no audit may occur more frequently than once each 12 months. All statements, allocations, measurements, computations, charges, or payments made in any period prior to the 24 month period immediately prior to the month in which the audit is requested, or made in any 24 month period for which the audit is requested but for which a written claim for adjustments is not made within 90 days after the audit is requested shall be conclusively deemed true and correct and shall be final for all purposes. To the extent that the foregoing varies from any applicable statute of limitations, the Parties expressly waive all such other applicable statutes of limitations.

9.4 Right to Suspend on Failure to Pay. If any amount due hereunder remains unpaid for sixty (60) days after the due date, Gatherer shall have the right to suspend or discontinue services hereunder until any such past due amount is paid. Shipper agrees to pay all costs incurred by Gatherer in connection with the collection of any amounts due hereunder, including, without limitation, reasonable attorney’s fees and court costs.

9.5 Payment Disputes. In the event of any dispute with respect to any payment hereunder, Shipper shall make timely payment of all undisputed amounts.

9.6 Interest on Late Payments. In the event that Shipper shall fail to make timely payment of any sums, except those contested in good faith or those in a good faith dispute, when due under this Agreement, interest will accrue at an annual rate equal to the prime rate as published in the “Money Rates” section of The Wall Street Journal plus two percent (2%) from the date payment is due until the date payment is made.

ARTICLE 10: FORCE MAJEURE

10.1  Definition of Force Majeure. The term "Force Majeure" as used in this Agreement, shall mean any cause or causes not reasonably within the control of the Party claiming suspension and which, by the exercise of due diligence, such Party is unable to prevent or overcome. Such term shall likewise include, but not be limited to: Acts of God; acts of terrorism, acts, omissions to act and or delays in action of federal, state or local government or any agency thereof; compliance with rules, regulations or orders of any governmental authority or any office, department, agency or instrumentality thereof; strikes, lockouts or other industrial disturbances; acts of the public enemy; wars; blockades; insurrections; riots; epidemics; landslides; lightning; earthquakes; fires; storms; floods; washouts; arrest or restraint of rulers of peoples; civil disturbances; interruptions by governmental or court orders; present and future valid orders of any regulatory body having jurisdiction; explosions; the interruption or suspension of the receipt or delivery of Gas hereunder due to the inability, failure of any Party not a Party to this Agreement to receive or deliver such Gas; breakage or accident to, or routine maintenance and repair of, machinery or lines or pipes, compressors or plants; failure to obtain materials and supplies due to governmental regulations; the inability of either Party to acquire, or the delays on the part of such Party in acquiring, at reasonable cost and after the exercise of reasonable diligence, materials and supplies, permits and consents, and easements and/or rights-of-way.

10.2 Effect of Force Majeure. In the event any Party hereto is rendered, wholly or in part, by Force Majeure, unable to carry out its obligations under this Agreement due to any event of Force Majeure, other than to indemnify or to make payments of any amount due hereunder, it is agreed upon such Party giving notice and full particulars of such Force Majeure, in writing, to the other Party as soon as possible after the occurrence of the causes relied on, then the obligation of the Party giving such notice, so far as they are affected by such Force Majeure, shall be cancelled during the continuance of any inability so caused, but for no longer period, and such cause shall, so far as possible, be remedied with all reasonable dispatch; provided, however, that this provision shall not require the settlement of strikes or lockouts by acceding to the demands of the opposing parties when such course is inadvisable at the discretion of the Party hereto having the difficulty.

ARTICLE 11: LIABILITY AND INDEMNIFICATION

11.1  Shipper Custody. As among the Parties hereto, Shipper and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, until that Gas is delivered to the Receipt Points, and after any portion of the Gas is redelivered to Shipper at the Redelivery Points.

11.2  Gatherer Custody. As among the Parties hereto, Gatherer and any of its designees shall be in custody, control and possession of the Gas hereunder, including any portion thereof which accumulates as liquids, after that Gas is delivered at the Receipt Points and until any portion of the Gas is redelivered to Shipper at the Redelivery Points.

11.3  Indemnification. Each Party (“Indemnifying Party”) hereby covenants and agrees with the other Party, and its affiliates, and each of their directors, officers and employees (“Indemnified Parties”), that except to the extent caused by the Indemnified Parties’ negligence or willful misconduct, the Indemnifying Party shall protect, defend, indemnify and hold harmless the Indemnified Parties from, against and in respect of any and all Losses incurred by the Indemnified Parties to the extent those Losses arise from or are caused by the negligence or willful misconduct of the Indemnifying Party.
ARTICLE 12: TITLE

12.1  Shipper Warranty. Shipper represents and warrants that it owns, or has the right to dedicate, all Shipper’s Gas dedicated under this Agreement and to deliver that Gas to the Receipt Points for the purposes of this Agreement, free and clear of all liens, encumbrances and adverse claims. If the title to Shipper’s Gas delivered by Shipper hereunder is disputed or is involved in any legal action, Gatherer shall have the right to withhold payment (without interest), or cease receiving the Gas, to the extent of the interest disputed or involved in legal action, during the pendency of the action or until title is freed from the dispute, or until Shipper furnishes, or causes to be furnished, indemnification to save Gatherer harmless from all Losses arising out of the dispute or action, with surety acceptable to Gatherer. Shipper hereby indemnifies Gatherer against and holds Gatherer harmless from any and all Losses arising out of or related to any breach of the foregoing representation and warranty.

12.2 Title. Title to all Gas delivered under this Agreement, including all constituents thereof, shall remain with and in Shipper at all times; provided, however, (i) title to Plant Products extracted by Gatherer shall transfer to Gatherer upon extraction and (ii) title to Gatherer Condensate shall pass from Shipper to Gatherer immediately downstream of the Middle Fork compressor station . Gatherer shall be entitled to use Shipper’s Gas for operational purposes at the Plant, provided that Gatherer complies with all other requirements under this Agreement. Title to any Gas provided or caused to be provided by Gatherer to replace the Thermal Content of the PTR associated with Shipper’s Gas shall pass to Shipper at the Redelivery Point.

ARTICLE 13: ROYALTY AND TAXES

13.1  Proceeds of Production. Shipper shall have the sole and exclusive obligation and liability for the payment of all Persons due any proceeds derived from the Gas delivered under this Agreement, including royalties, overriding royalties, and similar interests, in accordance with the provisions of the leases or agreements creating those rights to proceeds. In no event will Gatherer have any obligation to those Persons due any of those proceeds of production attributable to the Gas under this Agreement.

13.2  Taxes. Shipper shall pay and be responsible for all Taxes levied against or with respect to Gas delivered or services provided under this Agreement. Gatherer shall under no circumstances become liable for those Taxes, unless designated to remit those Taxes on behalf of Shipper by any duly constituted jurisdictional agency having authority to impose such obligations on Gatherer, in which event the amount of those Taxes remitted on Shipper's behalf shall (i) be reimbursed by Shipper upon receipt of invoice, with corresponding documentation from Gatherer setting forth such payments, or (ii) deducted from amounts otherwise due Shipper under this Agreement.

13.3 Indemnification. Shipper hereby agrees to defend and indemnify and hold Gatherer harmless from and against any and all Losses, arising from the payments made by Shipper in accordance with Sections 13.1 and 13.2, above, including, without limitation, Losses arising from claims for the nonpayment, mispayment, or wrongful calculation of those payments.

ARTICLE 14: UNPROFITABLE GAS OR OPERATIONS

In the event it has become unprofitable for Gatherer, in its reasonable discretion, to (i) continue to receive Gas at any Receipt Points or (ii) continue to operate its Facilities, in each case for a period of at least two (2) consecutive Accounting Periods and Gatherer reasonably determines that the unprofitable receipt of Gas or operations of its Facilities will likely continue, Gatherer shall have the right to give Shipper a written notice of unprofitability. If the unprofitable circumstances affect the receipt of Gas at particular Receipt Points, the Parties shall then attempt in good faith to negotiate mutually acceptable terms to provide for continued delivery of Gas at the affected Receipt Points. If the Parties cannot agree on those terms within thirty (30) days following the notice of unprofitability, then either Party may terminate this Agreement as to, and only as to, the affected Receipt Points. If the unprofitable circumstances affect the operation of the Facilities, Gatherer may terminate this Agreement upon the expiration of sixty (60) days following the written notice of unprofitable operations.
ARTICLE 15: RIGHTS-OF-WAY

Shipper hereby grants to Gatherer, insofar as Shipper has the right to do so, all requisite easements and rights-of-way over, across, and under the Dedication Area, with full right of ingress and egress, for the purposes of constructing, operating, repairing, replacing and maintaining communication facilities, measurement facilities, pipeline gathering facilities, compression facilities, dehydration facilities, treating facilities, processing facilities and other underground and surface equipment necessary for the performance of Gatherer's obligations set forth in this Agreement; provided, the exercise of those rights by Gatherer will not unreasonably interfere with Shipper’s lease operations or with the rights of owners in fee. All facilities and other equipment acquired, placed, or installed by Gatherer for the purposes of this Agreement pursuant to the provisions of this Article, shall remain the property of Gatherer and may be removed by Gatherer at any time.
ARTICLE 16: DISPUTE RESOLUTION AND ARBITRATION

16.1 Negotiation. Prior to submitting any dispute for resolution by a court, a Party shall provide written notice to the other of the occurrence of such dispute. If the Parties have failed to resolve the dispute within fifteen (15) Business Days after such notice was given, the Parties shall seek to resolve the dispute by negotiation between Section 16 Officers of each Party. Such Officers shall endeavor to meet and attempt to amicably resolve the dispute. If the Parties are unable to resolve the dispute for any reason within thirty (30) Business Days after the original notice of dispute was given, then either Party shall be entitled to pursue any remedies available at law or in equity.

16.2 Jurisdiction and Venue. The Parties hereby irrevocably consent to the exclusive jurisdiction of the federal courts situated in the State of Colorado; provided, however, in the event that such federal courts do not have jurisdiction over the dispute in question, then the Parties hereby irrevocably consent to the exclusive jurisdiction of the state courts situated in the State of Colorado with respect to such dispute. The Parties hereby irrevocably and unconditionally waive, to the fullest extent they may legally and effectively do so, any objection which they may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in the Colorado federal or state courts.

16.3 Waiver of Jury Trial. The Parties hereby waive all rights to a trial by jury for disputes arising from or under this Agreement.

ARTICLE 17: MISCELLANEOUS

17.1  Rights. The failure of any Party hereto to exercise any right granted hereunder shall not impair nor be deemed a waiver of that Party's privilege of exercising that right at any subsequent time or times.

17.2 Applicable Laws. This Agreement is subject to all valid present and future laws, regulations, rules and orders of governmental authorities now or hereafter having jurisdiction over the Parties, this Agreement, or the services performed or the Facilities utilized under this Agreement. It is the intent of the Parties that Gatherer provide Gathering to Shipper on a negotiated contract basis only and the Parties hereby agree that, in the event that (i) the Facilities, or any part thereof, become subject to regulation by the Federal Energy Regulatory Commission, or any successor agency thereto (“FERC”), or any other governmental body or agency of the rates, terms and conditions for Gathering service, (ii) Gatherer becomes obligated by FERC or any other governmental body or agency to provide Gathering on an open access, nondiscriminatory basis as a result of Gatherer's execution, performance or continued performance of this Agreement, or (iii) FERC or any other governmental body or agency seeks to modify any rates under, or term or conditions of, this Agreement, then:

(a) in the event that FERC or governmental body or agency having jurisdiction modifies the rates or terms and conditions set forth in this Agreement, the Parties hereby agree to attempt to enter into such amendments to this Agreement and or enter into a separate arrangement in order to give effect, to the greatest extent possible, to the rates and other terms and conditions set forth herein; and

(b) in the event that the Parties are not successful in accomplishing the objectives set forth in (a) above such that the Parties are in substantially the same economic position as they were prior to any such regulation, then either Party may terminate this Agreement upon the delivery of written notice of termination to the other Party.

17.3.  Governing Law. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Colorado without regard to choice of law principles.

17.4 Interconnecting Pipelines; Third-Party Gatherers. Gatherer may from time to time become subject to new requirements imposed by the Interconnecting Pipelines or a third party gatherer. Gatherer shall provide timely written notice to Shipper of any such new requirements. Thereafter, Shipper shall comply with such new requirements or Gatherer may suspend or terminate this Agreement upon Shipper’s refusal or failure to comply with such new requirements after thirty days (30) days written notice that Shipper is in default of its obligations to comply with such new requirements.

17.5  Successors and Assigns. This Agreement shall extend to and inure to the benefit of and be binding upon the Parties, and their respective successors and assigns, including any assigns of Shipper’s Interests covered by this Agreement. Each Party shall have the right to assign its respective rights and obligations in whole or in part under this Agreement; provided, however, (i) this Agreement shall not be assigned by a Party without the prior written consent of the other Party, such consent not to be unreasonably withheld, conditioned or delayed; (ii) Shipper may only assign an interest in this Agreement to a party which acquires Shipper’s Interests within the Dedication Area; and, (iii) any transfer by Shipper of any of its Interests within the Dedication Area shall be expressly made subject to the terms and conditions of this Agreement.

17.6 Severability. Should any part of this Agreement be found to be unenforceable or be required to be modified by a court or governmental authority, then only that part of this Agreement shall be affected. The remainder of this Agreement shall remain in force and unmodified.

17.7 Waiver. A waiver by either party of any one or more defaults by the other party shall not operate as a waiver of any future defaults, whether of a like or different character.

17.8  Confidentiality. The Parties agree to keep the terms of this Agreement confidential and not disclose the same to any other persons, firms or entities without the prior written consent of the other Party; provided, the foregoing shall not apply to (i) disclosures compelled by law, securities exchange or court order or (ii) disclosures to a Party’s financial advisors, consultants, attorneys, banks, institutional investors and prospective purchasers of property provided those persons, firms or entities likewise agree to keep this Agreement confidential.

17.9 Published Indices. In the event any published price index referred to in this Agreement ceases to be published, the Parties shall mutually agree to an alternative published price index representative of the published price index referred to in this Agreement.

17.10 Amendments. Any amendment, change, modification or alteration of this Agreement shall be in writing, signed by the Parties.

17.11 Entire Agreement. This Agreement, including all exhibits and appendices, contains the entire agreement between the Parties with respect to the subject matter hereof, and there are no oral or other promises, agreements, warranties, obligations, assurances, or conditions precedent, affecting it.

17.12 Waiver of Consequential Damages. NO BREACH OF THIS AGREEMENT OR CLAIM FOR LOSSES UNDER ANY INDEMNITY OBLIGATION CONTAINED IN THIS AGREEMENT SHALL CAUSE ANY PARTY TO BE LIABLE FOR, NOR SHALL LOSSES INCLUDE, ANY DAMAGES OTHER THAN ACTUAL AND DIRECT DAMAGES, AND EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO CLAIM ANY OTHER DAMAGES, INCLUDING, WITHOUT LIMITATION, CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES, OR LOST PROFITS; PROVIDED, HOWEVER, THE FOREGOING SHALL NOT BE CONSTRUED AS LIMITING THE OBLIGATION

OF EITHER PARTY UNDER THIS AGREEMENT TO INDEMNIFY THE OTHER PARTY AGAINST CLAIMS ASSERTED BY UN-AFFILIATED THIRD PARTIES, INCLUDING, BUT NOT LIMITED TO, UN-AFFILIATED THIRD PARTY CLAIMS FOR CONSEQUENTIAL, SPECIAL, INDIRECT, PUNITIVE OR EXEMPLARY DAMAGES.

EXHIBIT C

MEMORANDUM OF GAS GATHERING AGREEMENT

THIS MEMORANDUM OF GAS GATHERING AGREEMENT (this “Memorandum”) is made and entered into this 7th day of June, 2006 (the “Effective Date”), by and between BERRY PETROLEUM COMPANY (“Shipper”) with an address of 5201 Truxton Avenue, Suite 300, Bakersfield, CA 93309-0640, and ENCANA OIL & GAS (USA) INC., with an address of 370 17th Street, Suite 1700, Denver, Colorado 80202 (“Gatherer”).

WHEREAS, Shipper and Gatherer and entered into that certain Gas Gathering Agreement dated June 7, 2006 (the “Agreement”), pursuant to which Gatherer will provide Gathering and, unless otherwise agreed by the Parties, shall provide or secure services for Treating and Processing of Shipper’s Gas;

WHEREAS, any capitalized term used, but not defined, in this Memorandum shall have the meaning ascribed to such term in the Agreement; and

WHEREAS, the Parties desire to file this Memorandum of record in the real property records of Garfield County, Colorado, to give notice of the existence of the Agreement and certain provisions contained therein;

NOW THEREFORE, FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Notice. Notice is hereby given of the existence of the Agreement and all of its terms, covenants and conditions to the same extent as if the Agreement was fully set forth herein. Certain provisions of the Agreement are summarized in Sections 2 through 5 below.

2. Dedication. Subject to the terms and conditions of the Agreement, Shipper has dedicated and agreed to deliver, and shall cause its Affiliates to dedicate and deliver, to Gatherer, for Gathering, (i) all of Shipper’s Gas produced from the leases located on the lands described on Schedule I attached hereto (referred to as the “Dedication Area”) during the Term.

3. Gathering Services. Subject to the terms and conditions of the Agreement, Gatherer will Gather Shipper’s Gas and, unless otherwise agreed by the Parties, shall provide or secure services for Treating and Processing of Shipper’s Gas.

4. Covenant Running with the Land. So long as the Agreement is in effect, the Agreement shall (i) be a covenant running with the Interests now owned or hereafter acquired by Shipper and/or its Affiliates within the Dedication Area and (ii) be binding on and enforceable by Gatherer and its successors and assigns against Shipper and/or its Affiliates and all subsequent owners of all or any part of the Dedication Area and their respective successors and assigns. Shipper shall cause any conveyance of all or any Interests in the Dedication Area to be made expressly subject to the Agreement.

5. Conveyance of Rights to Gatherer. Shipper has granted, sold, conveyed and assigned to Gatherer (i) the exclusive right to Gather, Treat, and Process Shipper’s Gas, (ii) all right, title, interest and/or ownership in Plant Products, Gatherer Condensate, and Stabilized Condensate recovered from the Gathering, Treating, and/or Processing of Shipper’s Gas, and (iii) the right to consume Shipper’s Gas as PTR in connection with the Processing of Shipper’s Gas under this Agreement. Shipper has retained and will own its share of Shipper Condensate allocated in accordance with the Agreement.

6. No Amendment to Agreement. This Memorandum is executed and recorded solely for the purpose of giving notice and shall not amend nor modify the Agreement in any way.

IN WITNESS WHEREOF, this Memorandum has been signed by or on behalf of each of the Parties as of the day first above written.

ENCANA OIL & GAS (USA) INC.

By: /s/ Eric D. Marsh
Name: Eric D. Marsh
Title: Vice President

BERRY PETROLEUM COMPANY

By: /s/ Michael Duginski
Name: Michael Duginski
Title: Executive Vice President

2

Acknowledgements

STATE OF COLORADO   §
                        §
COUNTY OF  DENVER   §

The foregoing instrument was acknowledged before me on the 7th day of June, 2006, by Eric D. Marsh, Vice President of EnCana Oil & Gas (USA) Inc., a Delaware corporation, on behalf of said corporation.

/s/ Eve M. Mullaney
Notary Public in and for Denver, CO
Eve M. Mullaney
Printed or Typed Name of Notary

STATE OF COLORADO   §
                        §
COUNTY OF  DENVER   §

The foregoing instrument was acknowledged before me on the 7th day of June, 2006, by Michael Duginski, Executive Vice President of Berry Petroleum Company, a Delaware corporation, on behalf of said corporation.

/s/ Eve M. Mullaney
Notary Public in and for Denver, CO
Eve M. Mullaney
Printed or Typed Name of Notary

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SCHEDULE I

DEDICATION AREA

Township 5 South, Range 94 West   Sections 1-36
Township 5 South, Range 95 West  Sections 1-36
Township 6 South, Range 95 West  Sections 1-36
Township 6 South, Range 96 West  Sections 1-4, 9-16, 21-28, and 33-36

All located in Garfield County, Colorado

EXHIBIT F

AMI Lands

Township 5 South, Ranges 94 and 95 West: All
Township 6 South, Range 95 West:  All
Township 6 South, Range 96 West:  Sections 1-4, 9-16, 21-28, and 33-36

All lands and interests owned or leased on the date of the Agreement by either EnCana or ExxonMobil Corporation shall be excluded from the AMI Lands. AMI Interest shall not include any rights or interests in oil shale within the AMI, and no acquisition by either Party of such rights or interests shall be subject to Section 14 of the Agreement.

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EXHIBIT G

Tax Partnership Provisions
 [incorporated in exhibit above]

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